UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.__)

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Definitive Proxy Statement
Definitive Additional Materials
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NORDSTROM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1617 Sixth Avenue, Seattle, Washington 98101-1707

April 1, 2013

Dear Shareholder,

We are a company that believes in operating in a way that is deserving of our customers’ patronage and your ongoing support as a shareholder. To that end, we continue to look for ways to improve the level of transparency and quality of information that we provide to you as an investor.

This year we have further enhanced our Proxy Statement to better share the wealth of information contained in this document. As a result, you will find a different layout and structure that is hopefully easier to follow. We introduced better graphics in an effort to more clearly show how we stack up against key benchmarks. Additionally, we have tried to offer a more effective summary of important topics before our shareholders, as well as better communicate the standards we follow in governing the business and following our fundamental compensation philosophy of pay-for-performance.

Together with this proxy, we encourage you to view our online company review at nordstrom.com/2012companyreview and read our 2012 Annual Report. There you will find a more complete picture of our performance and how we are working to increase shareholder value by improving the customer experience.

We also would like to invite you to attend our upcoming Annual Meeting of Shareholders, where we will update you on our business and respond to any questions that you might have. Here are the details:

Tuesday, May 14, 2013 at 11:00 a.m. Pacific Daylight Time

John W. Nordstrom Room, Downtown Seattle Nordstrom

1617 Sixth Avenue, 5 th Floor

Seattle, Washington 98101

Webcast available at investor.nordstrom.com

Finally, we want to encourage you to vote — regardless of the size of your share holdings. Every vote is important and your participation helps us do a better job of listening and acting on what matters to you as a shareholder. You can cast your vote online, by telephone, or by using a printed proxy card as outlined in this document.

On behalf of all of us at Nordstrom, we want to thank you for your continued support and ownership of Nordstrom.

Sincerely,

Enrique Hernandez, Jr.	Blake W. Nordstrom
Chairman of the Board	President

Peter E. Nordstrom	Erik B. Nordstrom
Executive Vice President and President – Merchandising	Executive Vice President and President – Stores

NORDSTROM, INC. – 2013 Proxy Statement   III

Table of Contents

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	7
PROXY SUMMARY	8
FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	11
CORPORATE GOVERNANCE	15
Our Corporate Governance Framework	15
Board Responsibilities, Leadership Structure and Role in Risk Oversight	15
Director Independence	16
Chairman of the Board and Presiding Director	16
Director Elections	17
Management Succession Planning	17
Communications with Directors	17
Board Committees and Charters	18
Board Meetings and Attendance	19
Attendance at the Annual Meeting of Shareholders	19
Director Compensation	20
Compensation Committee Interlocks and Insider Participation	21
Codes of Business Conduct and Ethics and Other Policies	21
Corporate Social Responsibility	21
Website Access to Corporate Governance Documents	21
PROPOSAL 1	ELECTION OF DIRECTORS	22
AUDIT COMMITTEE REPORT	27
PROPOSAL 2	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28
EXECUTIVE OFFICERS	29

COMPENSATION OF EXECUTIVE OFFICERS	32
Compensation Discussion and Analysis	32
Compensation Committee Report	41
Summary Compensation Table	42
Grants of Plan-Based Awards in Fiscal Year 2012	45
Outstanding Equity Awards at Fiscal Year-End 2012	46
Option Exercises and Stock Vested in Fiscal Year 2012	49
Pension Benefits	49
Fiscal Year 2012 Pension Benefits Table	50
Non-Qualified Deferred Compensation	50
Fiscal Year 2012 Non-Qualified Deferred Compensation Table	51
Potential Payments Upon Termination or Change In Control	51
PROPOSAL 3	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	56
PROPOSAL 4	APPROVAL OF THE AMENDMENT TO THE NORDSTROM, INC. 2010 EQUITY INCENTIVE PLAN	57
EQUITY COMPENSATION PLANS	62
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	62
Beneficial Ownership Table	62
Section 16(a) Beneficial Ownership Reporting Compliance	64
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	65
OTHER MATTERS	66
2014 ANNUAL MEETING OF SHAREHOLDERS INFORMATION	67
APPENDIX A	NORDSTROM, INC. 2010 EQUITY INCENTIVE PLAN	A-1
APPENDIX B	RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES	B-1

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1617 Sixth Avenue, Seattle, Washington 98101-1707

Notice of Annual Meeting of Shareholders

Tuesday, May 14, 2013

11:00 a.m. Pacific Daylight Time

John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, WA 98101

The 2013 Annual Meeting of Shareholders (“Annual Meeting”) of Nordstrom, Inc. (the “Company”) will be held for the following purposes:

1.

To elect 11 Directors identified in the accompanying Proxy Statement to serve until the 2014 Annual Meeting of Shareholders, and until their successors are duly elected and qualified;

2.

To ratify the appointment of Deloitte & Touche LLP as Independent Auditors of the Company to serve for the 2013 fiscal year;

3.

To conduct an advisory vote to approve the compensation of our Named Executive Officers;

4.

To approve an Amendment to the Nordstrom, Inc. 2010 Equity Incentive Plan; and

5.

To transact such other business as may properly come before the meeting and at any convening or reconvening of the meeting following a postponement or adjournment of the meeting.

Holders of shares of Nordstrom Common Stock (“Common Stock”) of record at the close of business on March 15, 2013 (the “record date”) are entitled to notice of, and to vote on, the matters that will be presented at the Annual Meeting and any reconvened meeting after an adjournment thereof. There were 195,746,639 shares of Common Stock issued and outstanding as of March 15, 2013.

Shareholders are invited to attend the Annual Meeting in person. Those who are hearing impaired or require other assistance should contact the Company at 206-303-3033, so that we may facilitate your participation at the Annual Meeting.

On or about April 2, 2013, we will mail to our shareholders either: (i) a Notice of Internet Availability of Proxy Materials, which will indicate how to access the proxy materials on the Internet, or (ii) if requested, a copy of our Proxy Statement, a proxy card and an Annual Report. We are pleased to once again furnish proxy materials to our shareholders on the Internet. We believe this approach provides our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of getting these materials to you in connection with our Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. Whether or not you intend to be present at the Annual Meeting, you are encouraged to vote.

Seattle, Washington

April 1, 2013

By order of the Board of Directors,

Robert B. Sari
Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2013

The accompanying Proxy Statement and the 2012 Annual Report on Form 10-K are available at investor.nordstrom.com

NORDSTROM, INC. – 2013 Proxy Statement   7

PROXY SUMMARY

This summary highlights information described in more detail elsewhere in this Proxy Statement. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are provided to help you find further information.

2013 Annual Meeting of Shareholders

Date and Time:	May 14, 2013
11:00 a.m. Pacific Daylight Time
Place:	John W. Nordstrom Room
Downtown Seattle Nordstrom
1617 Sixth Avenue, 5th Floor
Seattle, WA 98101-1707
Meeting Webcast:	investor.nordstrom.com, select Webcast and follow the instructions given. Webcast will be archived and available for one year following the Annual Meeting.

Eligibility to Vote

You can vote if you were a shareholder of record at the close of business on March 15, 2013.

How to Cast Your Vote (page 12)

You can vote by any of the following methods:

• Internet (www.proxyvote.com) until 11:59 p.m. Eastern Daylight Time on May 13, 2013;
• Telephone, if you requested printed materials, by using the toll-free number listed on your proxy card until 11:59 p.m. Eastern Daylight Time on May 13, 2013;
• Mail, by completing, signing and returning your proxy or voting instruction card before May 13, 2013; or

•

In person, if you are a shareholder of record, you may vote your shares at the Annual Meeting. If your shares are held in the name of a broker, nominee or other intermediary, you must obtain a proxy, executed in your favor, to bring to the meeting.

Voting Matters (page 11)

	Board Vote Recommendation	Page Reference (for more detail)
1. Election of Directors	FOR each Director Nominee	22
2. Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	28
3. Advisory Vote to Approve Executive Compensation	FOR	56
4. Approval of an Amendment to the Nordstrom, Inc. 2010 Equity Incentive Plan	FOR	57

Board Nominees (page 23)

Name	Age	Director Since	Occupation	Committee Memberships	Other Public Company Boards
Phyllis J. Campbell*	61	2004	Chairman of the Pacific Northwest Region of JPMorgan Chase	Audit (Chair), Finance	Alaska Airlines
Michelle M. Ebanks*	51	2011	President of Essence Communications	Audit, Finance	None
Enrique Hernandez, Jr.*	57	1997	President and Chief Executive Officer of Inter-Con Security Systems, Inc.	Compensation, Governance & Nominating	McDonald’s Corporation, Wells Fargo & Company, Chevron Corporation
Robert G. Miller*	68	2005	Chief Executive Officer of Albertson’s, LLC	Audit, Finance (Chair)	None
Blake W. Nordstrom	52	2005	President of Nordstrom, Inc.	N/A	None
Erik B. Nordstrom	49	2006	Executive Vice President and President – Stores of Nordstrom, Inc.	N/A	None
Peter E. Nordstrom	51	2006	Executive Vice President and President – Merchandising of Nordstrom, Inc.	N/A	None
Philip G. Satre*	63	2006	Private Investor	Governance & Nominating (Chair), Compensation	International Game Technology, NV Energy, Inc.
B. Kevin Turner*	47	2010	Chief Operating Officer of Microsoft Corporation	Compensation, Finance	None
Robert D. Walter*	67	2008	Private Investor	Compensation (Chair), Governance & Nominating	American Express Company, YUM! Brands, Inc.
Alison A. Winter*	66	2001	Chief Executive Officer of Braintree Holdings, LLC	Audit, Governance & Nominating	None
* Independent Director.

NORDSTROM, INC. – 2013 Proxy Statement   8

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Governance of the Company (page 15)

•

Eight of eleven Directors are independent and meet regularly in executive session.

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The roles of president and chairman are separate.

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Only independent Directors are Committee members.

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Director elections have a majority voting standard, and all Directors are elected annually.

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The Board has stock ownership guidelines for Directors and Executive Officers.

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Board, Committee and Director performance evaluations are performed annually.

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The Board is responsible for risk oversight.

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President and management succession planning is one of the Board’s highest priorities.

Business Highlights

Our number one goal of improving customer service never changes. However, we recognize the way that service is delivered is evolving as speed convenience, innovation and personalization become cornerstones of the customer experience.

2012 was a defining year for us in terms of our results and the strides we made in serving the customer. To keep relevant amid a changing retail landscape, we continued to invest in our people, product, technology and new opportunities. Looking ahead, we believe we are uniquely positioned as a 112-year old growth company that continues to increase shareholder value as we put the customer first.

Here are some of the highlights of fiscal year 2012.

During the course of the year, we also made significant progress in these areas:

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Surpassed $1 billion in net sales in Nordstrom Direct, our rapidly growing e-commerce channel, while improving speed, selection, convenience and the customer experience on nordstrom.com.

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Grew Nordstrom Rack total sales by 20% and same-store sales by 7.4%, while opening 15 and relocating 3 Rack stores during the year.

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Continued to add to the customer experience in our stores through our people as well as through technology and new capabilities such as mobile point-of-sale devices.

•

Added more than 1 million Fashion Rewards® members, and increased net sales through our loyalty program by 23%.

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Announced our first full-line store for Manhattan, where we plan to open a 285,000 square-foot flagship store in the world’s premier retail market.

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Announced our first Canadian stores, beginning with the planned opening of our Calgary full-line store next year, followed by Ottawa and Vancouver in 2015 and in Toronto in 2016.

For more information please see Form 10-K or visit nordstrom.com/2012companyreview.

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Executive Compensation Highlights - Paying For Performance

In accordance with our pay-for-performance philosophy, the compensation program for our Named Executive Officers is very simple and includes four primary elements - base salary, performance-based bonus, long-term incentives and benefits. Within these elements, we emphasize variable pay over fixed pay, with three-quarters of target compensation linked to our financial or market results. The program also balances the importance of these executives achieving critical short-term objectives and long-term strategic priorities. These concepts are illustrated below.

Our Variable Pay Reflects Company Performance

Under our pay-for-performance design, payouts to the Named Executive Officers in fiscal year 2012 were closely aligned with results for their variable pay components:

•

Performance-based bonuses paid out at approximately 85% of target EBIT, reflecting strong sales offset by increased operating expense and incremental investments in marketing and technology. See page 37 to learn more about the performance-based bonus pay element and results for 2012.

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Performance share units granted under the long-term incentive plan vested at 75% of target based on our 16% total shareholder return (“TSR”) and 52nd percentile rank among our retail peer group over the 2010-2012 fiscal year performance cycle. See page 38 to learn more about the long-term incentive pay element and results for 2012.

Payouts for these variable compensation elements have been closely aligned with Company results for prior years, as well. The following graphs show performance-based payouts to President Blake Nordstrom relative to EBIT and TSR for fiscal year 2012 and the four prior years. This pattern of pay for performance is consistent for all the Named Executive Officers during these periods.

The Compensation Committee reviews these results and other analyses to ensure the Named Executive Officers’ aggregate compensation aligns with shareholder interests. Based on the results from these analyses, the Committee believes that total direct compensation for our Named Executive Officers reflects our pay-for-performance objective, and is well-aligned with shareholder interests and compares favorably relative to our peers.

For more information on our Executive Compensation, please see the Compensation Discussion and Analysis starting on page 32.

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FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1.   Why am I receiving these materials?

The Company has made these materials available to you on the Internet or, upon your request, delivered printed versions of these materials to you by mail, because you were a shareholder of Nordstrom, Inc. as of March 15, 2013, the record date, and were entitled to receive notice of the 2013 Annual Meeting of Shareholders and to vote on matters that will be presented at the meeting.

2.   What items will be voted on at the Annual Meeting?

Shareholders will vote on the following matters at the Annual Meeting:		Board Recommendation:
Proposal 1	To elect the eleven nominees to the Board of Directors named in this Proxy Statement	FOR each Director Nominee
Proposal 2	To ratify the appointment of our Independent Registered Public Accounting Firm	FOR
Proposal 3	To conduct an advisory vote to approve the compensation of our Named Executive Officers	FOR
Proposal 4	To approve an Amendment to the Nordstrom, Inc. 2010 Equity Incentive Plan	FOR
Other	Such other business as may properly come before the meeting and any adjournments or postponements thereof

3.   Where is the Annual Meeting being held? How can I view the webcast?

The Annual Meeting is being held in the John W. Nordstrom Room, which is located in the Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington, 98101-1707. If you cannot attend the meeting in person, you can view the live webcast at investor.nordstrom.com. Select Webcast and follow the instructions given.

4.   Why did I receive a Notice instead of a full set of proxy materials? How can I access the proxy materials online?

We are furnishing proxy materials to our shareholders primarily via the Internet instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On April 2, 2013, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders who had not previously requested printed materials. The Notice contains instructions about how to access our proxy materials and vote online. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously chosen to receive our proxy materials electronically, you will receive access to these materials via email unless you elect otherwise.

5.   What is a proxy and what is the purpose of this Proxy Statement?

If you designate another person to vote your stock, that other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. If you vote online, or complete the proxy card enclosed with the materials sent by mail, to give us your proxy, you will have designated Blake W. Nordstrom, our President, and Robert B. Sari, an Executive Vice President and our General Counsel and Secretary, as your proxies to vote your shares as you have directed. This Proxy Statement provides information about the matters to be voted on by shareholders at the Annual Meeting, along with other information regarding the governance of Nordstrom, including our Board committee structure and executive compensation.

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6.   What is the difference between a shareholder of record and a street name shareholder?

Many Nordstrom shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held as a shareholder of record and those held in street name.

•

Shareholders of record: If your shares are registered directly in your name with Nordstrom’s transfer agent, Computershare, you are considered the “shareholder of record” or a “registered shareholder,” and the Notice or proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to Nordstrom or to vote in person at the Annual Meeting.

•

Street name shareholders: If your shares are held in a stock brokerage account or by a bank, trustee or nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or proxy materials are being forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record. As the street name shareholder you have the right to direct your broker, bank or other holder of record on how to vote your shares and you are invited to attend the Annual Meeting. Your broker, bank, trustee or nominee is obligated to provide you with a voting instruction form for you to use.

7.   How do I cast my vote?

We encourage you to vote on the Internet or by telephone. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote on the Internet or by telephone, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

The Internet and telephone voting procedures are designed to verify that you are a shareholder of record by using a control number and allowing you to confirm that your voting instructions have been properly recorded. Internet and telephone voting for shareholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on May 13, 2013.

Shareholders of record:

• Voting on the Internet. You may vote on the Internet by using the voting portal found at www.proxyvote.com. You can then confirm that your instructions have been properly recorded.

•

Voting by Telephone. If you request printed materials, you may vote by telephone by using the toll-free number listed on your proxy card. Voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

• Voting by Mail. If you request printed materials, you may vote by signing, dating and returning your proxy card.
• Voting in Person. You may vote your shares at the Annual Meeting.

Street name shareholders: You may vote by the method explained on the proxy card or the information you receive from the bank, broker or other record holder.

The method by which you vote your proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. Our Board recommends that you vote using one of the other voting methods since it is not practical for most shareholders to attend the Annual Meeting. If you are a street name shareholder, you must obtain a proxy, executed in your favor, from the bank, broker or other holder of record to be able to vote in person at the Annual Meeting.

Shareholders holding shares invested in the Company’s 401(k) Plan & Profit Sharing: If you participate in the Company’s 401(k) Plan & Profit Sharing, the number of shares of Common Stock in your account as of the record date are reflected on your proxy notice and may be voted as described above for shareholders of record. However, if your vote on those shares is not received by 11:59 p.m. Eastern Daylight Time on May 9, 2013, then the Nordstrom, Inc. Retirement Committee will vote those shares in the same proportion as all other 401(k) Plan & Profit Sharing shares that have been voted.

Shareholders holding shares purchased through the Company’s Employee Stock Purchase Plan: If you hold Common Stock that you acquired through the Company’s Employee Stock Purchase Plan, you are the beneficial owner of those shares and your shares may be voted as described above for street name shareholders.

8.   What does it mean if I receive more than one Notice or package of proxy materials?

This means that you have multiple accounts holding Nordstrom shares. These may include: accounts with our transfer agent, Computershare; shares held in the Nordstrom 401(k) Plan & Profit Sharing or purchased through the Employee Stock Purchase Plan; and accounts with a broker, bank or other holder of record. Please vote all Notices, voting instruction forms and proxy cards that you receive to ensure that all of your shares are voted.

9.   What is a quorum and what is the voting requirement to approve each of the proposals?

We will have a quorum and will be able to conduct the business of the Annual Meeting if at least a majority of the outstanding shares of Common Stock as of the record date are present at the meeting, either in person or by proxy. Your shares will be counted toward the number needed for a quorum if you: (i) vote on the Internet or by telephone; (ii) submit a valid proxy card or voting instruction form; or (iii) in the case of a shareholder of record, attend the Annual Meeting in person.

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To elect directors and adopt the other proposals, the following votes are required:

Proposal	Vote Required	Discretionary Voting Allowed?
Election of Directors	Majority of Votes Cast	No
Ratification of the Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes
Advisory Vote to Approve Executive Compensation	Majority of Votes Cast	No
Amendment to the Nordstrom, Inc. 2010 Equity Incentive Plan	Majority of Votes Cast	No

Under Washington corporation law and our Articles of Incorporation and Bylaws, the approval of any corporate action taken at a shareholder meeting is based on votes cast. “Votes cast” means votes actually cast “for” or “against” a particular proposal, whether by proxy or in person. Broker non-votes (broker non-votes and discretionary voting are explained in the answer to Question 12) are not considered “votes cast” and have no effect on the proposals. Abstentions are considered “no” votes for the approval of an Amendment to the Nordstrom, Inc. 2010 Equity Incentive Plan, but have no effect on the other votes.

•

Election of Directors; Majority Vote Policy: In the election of Directors, the Company has adopted a majority voting standard as described in more detail on page 17 under Director Elections. Because this is an uncontested election, an incumbent director nominee will be elected if the votes cast “for” the nominee’s election exceed the votes cast “against” the director nominee. If a director nominee does not receive the requisite votes, that director’s term will end on the date on which an individual is selected by the Board to fill the position held by such Director or ninety (90) days after the date the election results are determined, whichever occurs first. You may vote “for,” “against” or “abstain” on this proposal.

•

Ratification of the Appointment of Independent Registered Public Accounting Firm: Under the Company’s Bylaws, the votes cast “for” must exceed the votes cast “against” to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2014. You may vote “for,” “against” or “abstain” with respect to the election of each nominee.

•

Advisory Vote to Approve Executive Compensation: The votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the Company’s executive compensation plan. You may vote “for,” “against” or “abstain” on this proposal.

•

Approval of an Amendment to the Nordstrom, Inc. 2010 Equity Incentive Plan: Under the Company’s Bylaws, the votes cast “for” must exceed the votes cast “against” to approve an Amendment to the Nordstrom, Inc. 2010 Equity Incentive Plan. The New York Stock Exchange (“NYSE”) rules require that the total votes cast on this proposal must represent greater than 50% of all the shares entitled to vote on this proposal (the “Outstanding Shares”). That is, the total number of votes cast “for” and “against” the proposal (collectively, the “Shares Voted”) must exceed 50% of the Outstanding Shares. For purposes of this proposal, the NYSE considers an abstention as a vote against approval. Because your bank, broker or other holder of record does not have discretionary voting authority to vote your shares on this proposal absent specific instructions from you, broker non-votes could create a situation where the Shares Voted do not exceed 50% of the Outstanding Shares. It is therefore important that you vote, or direct the holder of record to vote, on this proposal. You may vote “for,” “against” or “abstain” on this proposal.

10.   Can I change my mind after I vote?

Yes, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by:

•

voting again on the Internet or by telephone prior to the Annual Meeting;

•

signing another proxy card with a later date and mailing it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, prior to the Annual Meeting; or

•

attending the Annual Meeting in person and delivering your proxy or casting a ballot.

11.   What if I do not return my proxy card or voting instruction form or do not provide voting instructions?

•

Street name shareholders: If you are a beneficial owner whose shares are held by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares for the ratification of Deloitte & Touche LLP, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors, the advisory approval of executive compensation, the approval of an Amendment to the Nordstrom, Inc. 2010 Equity Plan, or on any shareholder proposal without instructions from you, in which case a broker non-vote will occur. Since shares that constitute broker non-votes will not be included in vote totals and have no effect on the outcome of the election of Directors or the advisory approval of executive compensation, and will be considered “no” votes on the approval of an Amendment to the Nordstrom, Inc. 2010 Equity Plan, it is important that you instruct your broker on how to vote your shares.

•

Shareholders of record: If you are a registered shareholder and do not vote by Internet or phone, or return your voted proxy card, your shares will not be voted. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted for the ratification of Deloitte & Touche LLP, but not on any of the other proposals.

•

Shareholders with shares invested in the Company’s 401(k) Plan & Profit Sharing: If your vote of shares held through the Company’s 401(k) Plan & Profit Sharing is not received by 11:59 p.m. Eastern Daylight Time on May 9, 2013, then the Company’s Retirement Committee will vote your shares in the same proportion as shares that have been voted in the 401(k) Plan & Profit Sharing. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted by the Retirement Committee “FOR” all proposals. If any additional proposals are properly presented at the Annual Meeting of Shareholders and any adjournment thereof, the Retirement Committee will vote on the additional proposals in accordance with their discretion.

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12.   Will abstentions or broker non-votes affect the voting results?

If you abstain from voting on a proposal, or if a broker or bank indicates it does not have discretionary authority to vote on a proposal, the shares will be counted for the purpose of determining if a quorum is present, will be considered a “no” vote for the approval of an Amendment to the Nordstrom, Inc. 2010 Equity Incentive Plan, but will have no effect on the other proposals to be considered at the Annual Meeting since these actions do not represent votes cast by shareholders.

13.   Who will count the vote?

Broadridge Investor Communication Services was appointed by the Board to tabulate the vote and act as Inspector of Election. Information about Broadridge is available at www.broadridge.com. Proxies and ballots that identify the votes of individual shareholders are kept confidential from the Company’s management and Directors. Only Broadridge, as the proxy tabulator and the Inspector of Election, has access to the ballots, proxy forms and voting instructions. Broadridge will disclose information taken from the ballots, proxy forms and voting instructions only in the event of a proxy contest or as otherwise required by law.

14.   Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results on a current report on Form 8-K within four business days of the Annual Meeting. The Form 8-K will be available online under the “SEC Filings” tab at investor.nordstrom.com.

15.   Who will bear the cost of this proxy solicitation?

Nordstrom will bear the cost of this proxy solicitation, including reimbursing banks and brokers for reasonable expenses of sending out proxy materials to street name shareholders.

16.   What if I have additional questions that are not addressed here?

You may call Investor Relations at 206-233-6564, e-mail Investor Relations at invrelations@nordstrom.com, or call the Corporate Secretary’s Office at 206-303-2542.

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CORPORATE GOVERNANCE

Our Corporate Governance Framework

Since its founding, our Company’s leaders and employees have always sought to maintain the highest ethical standards in every aspect of our business. Our corporate governance framework is designed to support this tradition of integrity, trust and unyielding commitment to do the right thing, which has served our customers and shareholders well over the years. We continue to strengthen existing governance practices and develop new policies that make us a better company. Our corporate governance framework, more fully discussed on the following pages, includes the following highlights:

Corporate Governance

- 8 of 11 Independent Director Nominees
- Regular Executive Session of Independent Directors
- Independent Chairman
- Committees Comprised Only of Independent Directors
- All Audit Committee Members are SEC "Audit Committee Financial Experts"
- Annual Evaluations of Board, Committees and Directors
- Authorized to Hire Independent Consultants and Experts

Shareholder Rights

- Annual Election of all Directors
- Majority Vote Standard for Director Elections
- Each Common Share is Entitled to One Vote
- Shareholders of 15%+ Entitled to Call Special Meeting
- Annual Say-on-Pay Advisory Vote
- Regular Outreach and Engagement of Shareholders
- Open Communications with Directors

Compensation

- Pay-for-Performance Philosophy Guides Executive Compensation
- Stock Ownership Policy for Directors and Executive Officers
- Executive Compensation Clawback Policy
- Hedging and Pledging Policies
- Compensation Committee Engages Independent Compensation Consultant

Strategy and Risk

- Company Strategy Oversight by Board
- Risk Oversight by Board and Committees
- Compensation Program without Undue Risk
- Annual Strategy Planning Meeting
- Board Oversight of President and Management Succession Planning

Board Responsibilities, Leadership Structure and Role in Risk Oversight

The Board oversees, counsels and directs management in the long-term interests of the Company and our shareholders. The Board’s responsibilities include:

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selecting and evaluating the performance of the President;

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planning for succession with respect to the position of the President and monitoring management’s succession planning for other senior executives;

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reviewing and approving our major financial objectives and strategic and operational plans and other significant actions;

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overseeing the conduct of our business and the assessment of our business risks to evaluate whether the business is being properly managed; and

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overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with laws and ethics.

At this time, the Board believes that different people should hold the positions of Chairman of the Board and President, as this may strengthen corporate governance and aid in the Board’s oversight of management. Currently, Enrique Hernandez, Jr. serves as Chairman of the Board and Blake Nordstrom serves as President. The President is responsible for day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the President and presides over the full Board. The duties of our Chairman of the Board are more fully described in the Chairman of the Board and Presiding Director section on page 16. The Board believes that this leadership structure also aids in the Board’s oversight of risk and strengthens risk management.

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The full Board has primary responsibility for oversight of risk management, and has assigned to the Board’s standing committees the specific focus of the risks inherent in their respective areas of oversight. The full Board:

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considers and reviews the Company’s risk appetite, which is the amount of risk the organization is willing and able to accept;

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oversees management’s implementation of an appropriate system to manage risks (i.e., to identify, assess, mitigate, monitor, and communicate about these risks) and monitors improvements in this process as the business environment changes;

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provides risk oversight through the Board’s committee structure and processes; and

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manages directly certain risks that only the Board is positioned to manage and, in particular, the risks associated with the Company’s strategic direction, which are reviewed at an annual strategy planning session and periodically throughout the year.

The Company has a comprehensive, structured approach to managing risks, which are identified, assessed, prioritized and managed at all levels within the Company through an enterprise risk management process which is aligned with the Company’s strategy. Under this framework, management is responsible for assessing and managing the Company’s exposure to risks. Management regularly reports on risks to the relevant committee or the Board. The Board and its committees discuss the various risks confronting the Company throughout the year, particularly when reviewing operating and strategic plans and when considering specific actions for approval. The risks are classified into four major categories: Strategic, Compliance, Operational and Financial; and mapped for the appropriate management and Board (and committee) oversight.

Through the risk oversight process, the Board: (i) obtains an understanding of the risks inherent in the Company’s strategy and management execution of the strategy within the agreed risk appetite, (ii) accesses useful information from internal and external sources about the critical assumptions underlying the strategy, (iii) is alert for possible dysfunctional behavior within the organization which would lead to excessive risk taking, (iv) provides input to executive management regarding critical risk issues on a timely basis, and (v) encourages open communication and appropriate escalation of reporting of risk throughout the enterprise, striving to ensure that risk management is part of the corporate culture. The Board’s leadership structure and the collective knowledge and experience of its members promotes a broad perspective, open dialogue and useful insights regarding risk, thereby increasing the effectiveness of the Board’s role in risk oversight.

Director Independence

A Director is considered independent when our Board affirmatively determines that he or she has no material relationship with the Company, other than as a Director. Our Board makes this determination in accordance with the standards set forth in our Corporate Governance Guidelines, which are consistent with the listing standards of the NYSE and Security and Exchange Commission (“SEC”) rules. In making this determination, the Board considers existing relationships between the Company and Directors, whether directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board has affirmatively determined that the following Director nominees are independent within the meaning of SEC rules, the listing standards of the NYSE and the Company’s Corporate Governance Guidelines, and that none of these Director nominees have a material relationship with the Company.

Phyllis J. Campbell	Philip G. Satre
Michelle M. Ebanks	B. Kevin Turner
Enrique Hernandez, Jr.	Robert D. Walter
Robert G. Miller	Alison A. Winter

Chairman of the Board and Presiding Director

The Company has a Chairman of the Board who is also an independent Director and who serves as the Presiding Director within the meaning of the listing standards of the NYSE. Currently, Enrique Hernandez, Jr. serves as the Company’s Chairman of the Board.

The Chairman of the Board is appointed annually by the Board. As described in the Company’s Bylaws, Corporate Governance Guidelines and Charter of the Corporate Governance and Nominating Committee, the Chairman of the Board:

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presides at meetings of the Board;

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assists in establishing the agenda for each Board and Board committee meeting;

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serves as the Presiding Director to lead regular executive sessions of the Board in which only independent Directors participate;

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calls special meetings of the Board and/or the shareholders;

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provides input and support to the Chair of the Corporate Governance and Nominating Committee on nominees to fill vacant Board seats and the selection of committee Chairs and membership on Board committees;

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advises the President and other members of the Executive Team on such matters as strategic direction, corporate governance and overall risk assessment; and

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performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

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Director Elections

The Company’s Bylaws provide that, in an uncontested election, a Director nominee will be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. An incumbent Director nominee who fails to receive the requisite votes for election will continue to serve as a Director until the earlier of: (i) 90 days from the date on which the voting results of the election are determined, or (ii) the date on which an individual is selected by the Board to fill the position held by such Director. In any election which is a contested election (meaning that the number of director nominees exceed the number of directors to be elected), the standard for election of directors is a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present.

Management Succession Planning

The Board and management believe that one of their primary responsibilities is to ensure that the Company has the appropriate leadership capability to effectively deliver upon its business commitments. The Company’s management is actively engaged and involved in leadership development, having regular discussions of the people capabilities of the organization and the attraction, development and retention of critical talent to promote future success. In addition to the Company’s regular review of its people capabilities, the Board annually conducts a detailed review of the talent strategies for the entire organization and reviews succession plans for senior leadership positions, including that of the President. The Board reviews high-potential employees, evaluates plans to develop their management and leadership capabilities and sanctions the strategies used to deploy these individuals most effectively. In addition to the annual review, succession is regularly discussed in executive sessions of the Board and in Board committee meetings, as applicable. Directors become familiar with potential successors for key leadership positions through various means, including the comprehensive annual talent and succession review, Board meeting presentations and less formal interactions throughout the course of the year.

Our entire Board, with the oversight of our Corporate Governance and Nominating Committee, is responsible for implementing succession procedures for the President. We believe that the Board, led by our Chairman, should collaborate with the President on the critical aspects of the succession planning process, including establishing selection criteria, identifying and evaluating candidates and making management succession decisions. The Board has procedures in place to respond to an unexpected vacancy in the President’s position, including a detailed review of the succession plan annually by the Corporate Governance and Nominating Committee. It is the Board’s practice to be prepared for a planned or unplanned change in leadership in order to ensure the stability of the Company.

Communications with Directors

Shareholders and other interested parties may communicate with Directors by contacting the Corporate Secretary’s Office at:

206-303-2542
board@nordstrom.com
Nordstrom, Inc., 1700 Seventh Avenue Seattle, Washington 98101-4407 Attn. Corporate Secretary

The Secretary will relay the question or message to the specific Director with whom the shareholder or interested party wishes to communicate. If no specific Director is requested, the Secretary will relay the question or message to the Chairman of the Board. Certain items that are unrelated to the duties and responsibilities of the Board, such as business solicitations, advertisements, junk mail and other mass mailings will not be relayed to Directors.

The Audit Committee has established procedures to respond to possible concerns about ethics and accounting-related practices. To report your concerns, you may use the Company’s confidential Whistleblower Hotline at:

1-888-832-8358
www. ethicspoint. com

Your concerns will be investigated and communicated to the Audit Committee, as necessary.

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Board Committees and Charters

The Board has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee. Each committee has a Board-approved Charter which is reviewed annually by the respective committee. Recommended changes, if any, are submitted to the Corporate Governance and Nominating Committee and Board for approval. The Board makes committee and committee Chair assignments annually at its meeting immediately following the Annual Meeting of Shareholders, although further changes to committee assignments may be made from time to time as deemed appropriate by the Board. The Board has determined that the Chairs and all committee members are independent under the applicable NYSE and SEC rules. Committee Charters and current committee membership are posted on our website at investor.nordstrom.com. To view these documents on our website, select Corporate Governance. The Chairs and members of the committees as of the date of this Proxy Statement are identified in the following table.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Finance Committee
Phyllis J. Campbell
Michelle M. Ebanks
Enrique Hernandez, Jr.
Robert G. Miller
Philip G. Satre
B. Kevin Turner
Robert D. Walter
Alison A. Winter
Chair

Audit Committee

As more fully described in its Charter, the primary responsibility of the Audit Committee is to assist the Board in fulfilling its oversight responsibility by reviewing and appraising:

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the integrity of the Company’s financial statements;

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the accounting, auditing and financial reporting processes of the Company;

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the management of business and financial risk and the internal controls environment;

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the Company’s compliance with legal and regulatory requirements and ethics programs as established by management and the Board, which shall be in conjunction with any recommendations by the Corporate Governance and Nominating Committee with respect to the corporate governance standards;

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reports resulting from the performance of audits by the independent auditor and the internal auditor;

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the qualifications, independence and performance of the Company’s independent auditors; and

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the performance of the Company’s internal audit function.

The Audit Committee meets regularly with the independent registered public accounting firm and management, including the Vice President – Internal Audit, to review accounting, auditing and financial reporting processes, enterprise risk management, and compliance with laws and regulations. The Audit Committee also meets privately and separately with the independent registered public accounting firm, the Executive Vice President and Chief Financial Officer and the Vice President – Internal Audit.

In addition to meeting the independence requirement for audit committee members, each current member of the Audit Committee also meets the financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE. The Board has determined that all Audit Committee members qualify as “audit committee financial experts” under the regulations of the SEC. Although all members of the Audit Committee meet the current NYSE regulatory requirements for accounting or related financial management expertise and the Board has determined that each of them qualifies as an “audit committee financial expert,” members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

Compensation Committee

As more fully described in its Charter, the primary responsibilities of the Compensation Committee are to:

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conduct an annual evaluation of the Company’s Executive Officers’ performance in light of the Company’s goals and objectives. The Executive Officers are referenced on pages 29 to 31 and include the Named Executive Officers shown in the Compensation Discussion and Analysis on page 32 and other business unit presidents and Company executives over major organizational functions reporting to the President or other senior executives;

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review management’s annual performance evaluations of the Company’s Executive Officers;

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establish guiding principles for compensating our executives;

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review and approve executives’ cash and equity-based compensation plans; and

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review and approve any benefit plans, retirement and deferred compensation or other perquisites offered to the Executive Officers and other eligible employees.

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The Committee has the sole authority to retain consultants and advisors as it may deem appropriate and to approve related fees and other retention terms. The Committee has retained Semler Brossy Consulting Group, LLC, an independent compensation consulting firm, to advise the Committee on executive compensation and benefit matters. Semler Brossy is retained by, and reports directly to, the Committee, provides services only as directed by the Committee and has no other relationship with the Company. During 2012, there were no fees paid to Semler Brossy for services that were not related exclusively to executive or Director compensation. The Compensation Committee has assessed the independence of Semler Brossy pursuant to Securities and Exchange Commission (“SEC”) rules and determined that Semler Brossy is independent and its work for the Compensation Committee does not raise any conflict of interest.

A consultant from Semler Brossy attends Committee meetings in person or by phone and supports the Committee’s role by providing independent expertise on market practices and trends in executive compensation representing general industry and the peer group defined for such purposes. Additionally, the consultant provides advice regarding management’s analysis of peer group practices for base salary, performance-based bonus, long-term incentives and other compensation elements, including advice on management’s proposed levels of executive compensation. Semler Brossy also advises the Company on compensation program design including stock ownership guidelines, regulatory requirements related to executive compensation, plans submitted to shareholders for approval, governance responsibilities, and such other matters as assigned by the Committee from time to time as necessary to carry out its responsibilities under its Charter.

Corporate Governance and Nominating Committee

As more fully described in its Charter, the primary responsibilities of the Corporate Governance and Nominating Committee are to:

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review and recommend individuals to the Board for nomination as members of the Board and its committees;

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review possible conflicts of interest of Board members and the Company’s Executive Officers;

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develop and review the Company’s Corporate Governance Guidelines;

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review the corporate governance standards of the Company’s Codes of Business Conduct and Ethics;

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review the policies and practices of the Company in the area of corporate governance;

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review the Committee’s new director orientation program and continuing director education programs;

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produce and provide to the Board an annual performance evaluation of the Board and each committee of the Board;

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establish succession procedures in the case of an emergency or the retirement of the President;

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recommend to the Board the form and amount of director compensation; and

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review the overall performance of the President on an annual basis.

Finance Committee

As more fully described in its Charter, the primary responsibilities of the Finance Committee are to:

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assist the Board in fulfilling its oversight responsibilities with respect to the Company’s capital structure, financial policies, capital investments, business and financial planning and related matters;

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review and appraise the Company’s tax strategies and the implications of actual or proposed tax law changes;

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review and appraise the Company’s insurance coverage and risk profile;

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review and appraise the Company’s dividend payment and share repurchase strategies, banking relationships and borrowing facilities and cash management; and

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monitor the rating assigned by rating agencies to the Company’s long-term debt.

Board Meetings and Attendance

The Board held five meetings during the past fiscal year, one of which was devoted principally to Company strategy. During the past fiscal year, the Audit Committee held eleven meetings, the Compensation Committee held five meetings, the Corporate Governance and Nominating Committee held four meetings and the Finance Committee held four meetings. Each Director attended at least 75% of the aggregate of all meetings of the Board and the committees on which he or she served during the year and overall attendance at the meetings, on a combined basis, was 96%. Independent members of the Board met at each quarterly meeting of the Board in executive session without management present.

Attendance at the Annual Meeting of Shareholders

Although all members of the Board are expected to attend each Annual Meeting of Shareholders, the Company has not adopted a formal policy on Board member attendance. All Directors attended the 2012 Annual Meeting of Shareholders, and all Director nominees have indicated their intent to attend the Annual Meeting. Shareholders are encouraged to direct any questions that they may have to the Directors or management at that time.

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Director Compensation

The Company’s pay-for-performance philosophy for Director compensation reflects the Board’s belief that payment of a majority of the Director fees in the form of Common Stock aligns the interests of Directors with the interests of the Company’s shareholders and enhances Director compensation when the Company performs well. The Board believes that the Director fees paid by the Company should be competitive with other companies of similar characteristics.

Employee Directors of the Company are not paid any fees for serving as members of the Board or any Board Committee. Nonemployee Director compensation consists of the following elements:

Annual Component	Amount ($)
Cash Retainer(a)	60,000
Audit Committee Chair Retainer	20,000
Compensation Committee Chair Retainer	17,500
Corporate Governance and Nominating Committee Chair Retainer	15,000
Finance Committee Chair Retainer	15,000
Audit Committee Liaison to Nordstrom fsb Board Retainer	5,000
Common Stock Award having a value of:	140,000
(a) Directors may elect to take some or all of their cash retainer fee in Common Stock.

Under the Director Stock Ownership Guidelines, Directors are currently required to own Common Stock having a value of at least seven times the Cash Retainer ($420,000) by their fifth anniversary of joining the Board. As of March 15, 2013, each Director nominated for election at the Annual Meeting had either satisfied these ownership guidelines or had time remaining to do so.

Director Summary Compensation Table

During the fiscal year ended February 2, 2013, nonemployee Directors of the Company received the following compensation for their services:

Name	Fees Earned or Paid in Cash ($)(a)(b)	Stock Awards ($)(b)(c)	All Other Compensation ($)(d)	Total ($)
Phyllis J. Campbell	80,000	139,976	19,178	239,154
Michelle M. Ebanks	60,000	139,976	11,576	211,552
Enrique Hernandez, Jr.	60,000	389,949	8,374	458,323
Robert G. Miller	75,000	139,976	16,664	231,640
Philip G. Satre	75,000	139,976	3,040	218,016
B. Kevin Turner	60,000	139,989	18,889	218,878
Robert D. Walter	77,500	139,976	7,095	224,571
Alison A. Winter	65,000	139,976	5,173	210,149

(a)   Fees Earned or Paid in Cash

The amounts reported reflect the cash fees paid to each nonemployee Director, whether or not such fees were deferred or taken as Common Stock. In addition to the $60,000 annual retainer, Ms. Campbell received $20,000 for service as the Audit Committee Chair, Mr. Walter received $17,500 for service as the Compensation Committee Chair, Mr. Miller and Mr. Satre each received $15,000 for service as the Finance Committee Chair and Corporate Governance and Nominating Committee Chair, respectively, and Ms. Winter received $5,000 for service as Audit Committee Liaison. Mr. Turner elected to take his cash fees in Common Stock.

(b)   Deferred Compensation Program

Nonemployee Directors may elect to defer all or a part of their cash retainers and stock awards under the Nordstrom Directors Deferred Compensation Plan (“Directors Plan”). Directors are required to make advance elections to defer the receipt of fees or stock awards, and all deferral elections generally are irrevocable. Directors are also required to make advance elections about the form and timing of distribution of their deferred cash fees or stock awards.

In 2013, cash deferrals may be directed among 20 deemed investment alternatives and gains and losses for cash deferrals are posted to the Director’s account daily based on their investment elections. Deferred stock awards are credited to the Director’s account as units. Each unit in the Directors Plan is equal in value to the price of one share of Common Stock. Each deferred unit is credited with dividends, in the form of additional units, to the same extent as a share of Common Stock.

During the fiscal year ended February 2, 2013, Mr. Satre and Mr. Walter each deferred 100% of their stock award into the Directors Plan.

(c)   Stock Award

The amounts reported reflect the grant date fair value associated with each Director’s stock awards. Fractional shares are not awarded or paid in cash. In recognition of the significant time and attention in performing the duties required of the position, our Chairman of the Board is annually awarded, on the date of the Company’s Annual Meeting of Shareholders, an additional Stock Award having a value of $250,000.

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(d)   All Other Compensation

Merchandise Discount. All Directors, their spouses and eligible children may participate in the Company’s merchandise discount program. The program provides a 20% discount for eligible nonmanagement employees and eligible retirees, and up to a 33% discount for eligible management and high-performing nonmanagement employees, eligible retirees, Directors and eligible retired Directors. These discounts vary somewhat by source and type of merchandise or service. This column includes discounts as follows: Ms. Campbell $19,178; Ms. Ebanks $11,384; Mr. Hernandez $8,052; Mr. Miller $16,664; Mr. Satre $2,953; Mr. Turner $18,889; Mr. Walter $7,095; and Ms. Winter $5,173.

Aircraft Usage. Infrequently, spouses and guests of Directors may ride along on Company aircraft for personal reasons when the aircraft is already going to a specific destination for a business reason, which has minimal incremental cost to the Company. If this occurs, a nominal amount is included in the All Other Compensation column.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended February 2, 2013, no member of the Compensation Committee was an employee, officer or former officer of the Company or any of its subsidiaries, and no Executive Officer of the Company served on the board of directors or compensation committee of any entity that has one or more directors, or compensation committee of any entity that has one or more Executive Officers, serving as a member of the Company’s Board or Compensation Committee.

Codes of Business Conduct and Ethics and Other Policies

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions.

We have also adopted a Directors’ Code of Business Conduct and Ethics that applies to all of our Directors. Any grant of a waiver from a provision of the codes requiring disclosure under applicable SEC rules, if any, will be disclosed on our website at investor.nordstrom.com under Corporate Governance.

We have a policy that prohibits Directors and Executive Officers (as well as other key insiders and their immediate family members) from engaging in hedging or short sale transactions with respect to the Company’s Common Stock. We have also recently adopted a policy with respect to pledging of Common Stock, which subjects Directors and Executive Officers to a pre-clearance requirement and restrictions, including that pledged shares may not be counted toward the Company’s stock ownership guidelines. Our Executive Officers have less than 0.6% of our outstanding shares pledged to third parties and are compliant with our policy.

Corporate Social Responsibility

Our goal is to operate our business with the utmost integrity and serve our customers, employees and shareholders in a way that is deserving of their support and trust. Social responsibility is something we take pride in ensuring every day. We actively pursue solutions to reduce our environmental impact, contribute to the communities we serve, and protect the rights of workers who create our products. We believe that both transparency and collaboration are key to progress in all of these areas. As such, we will continue to work with and learn from interested parties. More information can be found on this and other subjects at nordstrom.com/nordstromcares.

Website Access to Corporate Governance Documents

The Charters for each of the standing committees of the Board, the Company’s Corporate Governance Guidelines, the Employee Code of Business Conduct and Ethics, and the Directors’ Code of Business Conduct and Ethics, as well as all Company filings made with the SEC, may be accessed through our website at investor.nordstrom.com, under Corporate Governance.

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PROPOSAL 1    ELECTION OF DIRECTORS

The Board recommends a vote FOR each nominee.

Eleven nominees, recommended by the Company’s Board of Directors, will be elected at the Annual Meeting, each to hold office until the 2014 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. All of the nominees, who are listed in this Proposal 1, are currently Directors of the Company.

Director Qualifications and Experience

The Board, acting through the Corporate Governance and Nominating Committee, seeks a Board that, as a whole, possesses the experience, skills, backgrounds and qualifications appropriate to function effectively in light of the Company’s current and evolving business circumstances. The Corporate Governance and Nominating Committee reviews the size of the Board, the tenure of our Directors and their skills, backgrounds and experiences in determining the slate of nominees and whether to seek one or more new candidates. The Committee seeks directors with established records of significant accomplishments in business and areas relevant to our strategies. With respect to the nomination of continuing Directors for re-election, the individual’s prior contributions to the Board are also considered.

All of our Directors bring to our Board a wealth of executive leadership experience derived from their service as executives and, in most cases, chief executive officers, of large corporations. As a group, they also bring extensive board experience. The process undertaken by the Corporate Governance and Nominating Committee in recommending qualified director candidates is described in the Director Nominating Process below.

Director Nominating Process

The Corporate Governance and Nominating Committee is responsible for identifying and recommending to the Board the nominees to stand for election as directors at each Annual Meeting of Shareholders or, if applicable, at a special meeting of shareholders.

In nominating director candidates, the Committee considers such factors as it deems appropriate, including whether there are any evolving needs of the Board with respect to a particular field, skill or experience. These factors may include judgment, skill, experience with businesses and other organizations, the candidate’s experience relative to the experience of other members of the Board and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. In addition to these factors, the Committee may also consider a director candidate’s diversity of background during the evaluation and selection process of director candidates. In this context, diversity is broadly construed to mean varied skills, backgrounds and experiences, which include gender and ethnicity, as well as other differentiating characteristics, all in the context of the requirements and needs of the Board at that point in time. The Committee, however, does not have a formal policy regarding how diversity of background should be applied in identifying or evaluating director candidates, and, depending on the current needs of the Board, the Committee may weigh certain factors more or less heavily. The goal of the Committee is to assist the Board in attracting competent individuals with the requisite management, financial, and other expertise who will act as directors in the best interests of the Company and its shareholders.

The Corporate Governance and Nominating Committee will consider the qualifications of director candidates recommended by shareholders, and evaluate each of them using the same criteria the Committee uses for incumbent candidates. Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders should follow the procedures described on page 67.

No director candidates were recommended by our shareholders for election at the Annual Meeting.

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Our Director Nominees

Information related to the Director nominees as of April 1, 2013 is set forth below, including age, and the particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a Director for the Company.

  Phyllis J. Campbell

Director since 2004

Age 61

Specific qualifications, experience, skills and expertise:

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Operating and senior management experience, including in the financial sector and its retail applications

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Core business, management and leadership skills

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Expertise in accounting, risk management and marketing

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Public company director and committee experience

Chairman of the Pacific Northwest Region of JPMorgan Chase since 2009. President and Chief Executive Officer of The Seattle Foundation, a community-based philanthropic organization, from 2003 to 2009. President and Chief Executive Officer of US Bank of Washington, a division of US Bancorp, from 1993 to 2001. Ms. Campbell held various other management positions of increasing responsibility with US Bank of Washington from 1989 to 1993. Ms. Campbell has been a director of Alaska Air Group, Inc. since 2002 and Lead Independent Director since 2010. She served as a director of Puget Energy, Inc. from 1999 to 2009 and as a director of its subsidiary, Puget Sound Energy, Inc. from 1993 to 2009.

Ms. Campbell brings to the Board her extensive experience in the financial sector and her senior leadership skills developed in her executive role with a national bank and prior role as chief executive officer of a large philanthropic organization, as well as her public company board experience.

  Michelle M. Ebanks

Director since 2011

Age 51

Specific qualifications, experience, skills and expertise:

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Operating and senior management experience at a global media and communications company

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Core business, management and leadership skills

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Expertise in media, publishing and communications

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Authority on marketing to multicultural audiences

President of Essence Communications, a media and communications company and subsidiary of Time Inc., since 2005, and Group Publisher since 2001. Prior to that, Ms. Ebanks served as Senior Vice President and Chief Operating Officer of Time and Essence Magazines Partnership from 1999 to 2001. Ms. Ebanks was General Manager of Time, Inc.’s Money Magazine from 1998 to 1999 and Financial Director from 1996 to 1998. From 1985 to 1996, Ms. Ebanks held a number of management and financial positions of increasing responsibility with Condé Nast Publications, including Corporate Business Manager from 1993 to 1996.

Ms. Ebanks brings to the Board her key executive management, finance and operations experience in the media and communications arena, and a unique perspective on marketing to multicultural audiences.

  Enrique Hernandez, Jr.

Director since 1997

Age 57

Specific qualifications, experience, skills and expertise:

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Operating and senior management experience, including experience as chief executive officer of a regulated global corporation

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Core business, management and leadership skills, and legal expertise

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Expertise in communication and consumer marketing

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Public company director and committee experience, including experience as chairman of the board

President and Chief Executive Officer of Inter-Con Security Systems, Inc., a worldwide security and facility support services provider, since 1986 and Executive Vice President and Assistant General Counsel from 1984 to 1986. Prior to joining Inter-Con Security Systems, Mr. Hernandez, who is a licensed attorney, practiced law with the firm of Brobeck, Phleger & Harrison in Los Angeles. Mr. Hernandez is principal partner of Interspan Communications, a television broadcasting company serving Spanish-speaking audiences, which he co-founded in 1988. Mr. Hernandez has been a director of McDonald’s Corporation since 1996, Wells Fargo & Company since 2003 and Chevron Corporation since 2008. Mr. Hernandez served as a director of the Tribune Company from 2001 to 2007.

Mr. Hernandez brings to the Board executive, operational, executive compensation and legal experience with a regulated business with a large number of employees in the United States and abroad, has key marketing skills, experience in corporate governance matters and working with diverse boards of directors, overseeing management, assessing risk and responding to complex financial, operational and strategic challenges.

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  Robert G. Miller

Director since 2005

Age 68

Specific qualifications, experience, skills and expertise:

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Operating and senior management experience, including experience as a chief executive officer of a national retail business

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Core business, management and leadership skills

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Financial, investment and strategic expertise

•

Public company director and committee experience, including experience as chairman of the board

Chief Executive Officer of Albertson’s, LLC, a retail grocery chain, since 2006. Prior to joining Albertson’s, Mr. Miller was Chief Executive Officer of Rite Aid Corporation, a retail pharmacy chain, from 1999 to 2003, and Chairman of the Board from 1999 to 2007. Mr. Miller was Vice Chairman and Chief Operating Officer of The Kroger Co., a grocery supermarket company, during 1999, Vice Chairman of the Board and Chief Executive Officer of Fred Meyer, Inc., a grocery supermarket company, from 1998 to 1999 and Chairman of the Board and Chief Executive Officer of Fred Meyer, Inc. from 1991 to 1998. He served as a director of Rite Aid Corporation from 1999 to 2011, and Harrah’s Entertainment, Inc. from 1999 to 2008.

Mr. Miller’s experiences at Fred Meyer, Rite Aid and Albertson’s, which operate multi-store retail businesses in a highly competitive marketplace, provide him with financial, accounting, strategic and operational skills and experience acquiring and divesting assets. Mr. Miller’s extensive experience in the consumer products and retail industries enables him to provide insights that are invaluable to the Board. Further, Mr. Miller’s broad board experience at Rite Aid, Kroger, Fred Meyer and Harrah’s has provided him key skills in working with directors, understanding board processes and functions, responding to complex financial, operational and strategic challenges and overseeing management.

  Blake W. Nordstrom

Director since 2005(a)

Age 52

Specific qualifications, experience, skills and expertise:

•

Unique perspective and retail insights into the business including competitive and financial positioning, senior leadership and strategic opportunities and challenges

•

Operating, business and senior management experience at a national retail corporation

•

Financial expertise

•

Core business, management and leadership skills

President of Nordstrom, Inc. since August 2000. Mr. Nordstrom previously served as Executive Vice President and President of Nordstrom Rack from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. Mr. Nordstrom has held various other management and sales positions of increasing responsibility since joining the Company in 1975. He served as a director of the Federal Reserve Bank of San Francisco, Seattle Branch, from 2004 to 2006 and as a director of the Federal Reserve Bank of San Francisco from 2007 to 2012. Mr. Nordstrom served as a director of Whole Foods, Inc. from 2011 to 2012.

Mr. Nordstrom’s significant and diverse managerial experience with the Company for more than 25 years, including executive and operational roles, gives him a customer-centric perspective in retailing and supporting the business of the Company.

  Erik B. Nordstrom

Director since 2006(a)

Age 49

Specific qualifications, experience, skills and expertise:

•

Unique retail insights into the business of the Company including competitive positioning and strategic opportunities and challenges

•

Operating and senior management experience at a national retail corporation

•

Core business, management and leadership skills

•

Store management and retail expertise

Executive Vice President and President – Stores of Nordstrom, Inc. since February 2006. From August 2000 to February 2006, Mr. Nordstrom served as Executive Vice President – Full-Line Stores. Mr. Nordstrom previously served as Executive Vice President and Northwest General Manager from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. He has held various other management and sales positions of increasing responsibility since joining the Company in 1979.

Mr. Nordstrom’s significant managerial experience with the Company for more than 25 years, including executive and operational roles, gives him a customer-centric perspective in retailing and supporting the business of the Company.

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  Peter E. Nordstrom

Director since 2006(a)

Age 51

Specific qualifications, experience, skills and expertise:

•

Unique retail insights into the business of the Company including competitive merchandising and strategic opportunities and challenges

•

Operating and senior management experience at a national retail corporation

•

Core business, management and leadership skills

•

Merchandising and retail expertise

Executive Vice President and President – Merchandising of Nordstrom, Inc. since February 2006. From September 2000 to February 2006, Mr. Nordstrom served as Executive Vice President and President – Full-Line Stores. Mr. Nordstrom previously served as Executive Vice President and Director of Full-Line Store Merchandise Strategy from February 2000 to September 2000, and as Co-President of the Company from 1995 to 2000. He has held various other management and sales positions of increasing responsibility since joining the Company in 1978.

Mr. Nordstrom’s significant managerial experience with the Company for more than 25 years, including executive and operational roles, gives him a customer-centric perspective in retailing and supporting the business of the Company.

(a) Blake, Peter and Erik Nordstrom are brothers, great grandsons of the Company’s founder and the second cousins of James F. Nordstrom, Jr., an Executive Vice President of the Company.

  Philip G. Satre

Director since 2006

Age 63

Specific qualifications, experience, skills and expertise:

•

Operating and senior management experience, including experience as chief executive officer of a highly regulated corporation

•

Core business, management and leadership skills, and legal expertise

•

Expertise in customer loyalty and service programs, and complex financial, operational and strategic matters

•

Public company director and committee experience, including experience as chairman of the board

Private investor since 2005. Mr. Satre was Chief Executive Officer of Harrah’s Entertainment, Inc., a provider of branded casino entertainment, from 1994 to 2003 and a director of Harrah’s from 1988 to 2005, serving as Chairman of the Board from 1997 to 2005. Mr. Satre has held various other positions of increasing responsibility with Harrah’s since 1980, when he joined the company as Vice President, General Counsel and Secretary, until his retirement in 2005. Prior to joining Harrah’s, Mr. Satre practiced law in Reno, Nevada. He has been a director of International Game Technology since January 2009 and its Chairman since December 2009, and a director of NV Energy, Inc. since 2005 and its Chairman since 2008. Mr. Satre served as a director of Rite Aid Corporation from 2005 to 2011 and Tabcorp Holdings, Ltd. (Australia) from 2000 to 2007.

Mr. Satre’s roles at Harrah’s Entertainment provide him legal experience, senior leadership skills as chief executive officer and experience overseeing customer loyalty and service programs. Further, Mr. Satre’s substantial board experience at Rite Aid, International Game Technology, NV Energy, Tabcorp and his role as Chairman of Harrah’s Entertainment, which under his leadership became one of the world’s largest casino gaming companies, provide him with extensive experience responding to complex financial, operational and strategic challenges, experience with corporate governance matters and key skills in working with directors, understanding board processes and functions, assessing risk and overseeing management.

  B. Kevin Turner

Director since 2010

Age 47

Specific qualifications, experience, skills and expertise:

•

Operating and senior management experience, including experience as a chief executive officer

•

Core business, management and leadership skills

•

Expertise in online worldwide sales and global operations

•

Merchandising, branding and information technology expertise

Chief Operating Officer of Microsoft Corporation, a worldwide software, services and solutions provider, since 2005. In his capacity as Chief Operating Officer, Mr. Turner’s areas of responsibility include global/worldwide sales, marketing, services, operations, customer service and support, worldwide licensing and pricing, corporate public relations, corporate information technology, worldwide partner channel management and the retail stores division. Mr. Turner served as Chief Executive Officer and President of Sam’s Club, a Wal-Mart subsidiary corporation from 2002 to 2005. Between 1985 and 2002, Mr. Turner held a number of positions of increasing responsibility with Wal-Mart Stores, Inc., including Executive Vice President and Global Chief Information Officer from 2001 to 2002.

Mr. Turner’s experience at Microsoft and Wal-Mart have provided him with strategic and operational leadership skills and expertise in online worldwide sales, global operations, supply chain, merchandising, branding, marketing, information technology and public relations.

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  Robert D. Walter

Director since 2008

Age 67

Specific qualifications, experience, skills and expertise:

•

Operating and senior management experience, including experience as chief executive officer of a global corporation

•

Core business, management and leadership skills

•

Executive compensation, financial, and strategic expertise

•

Public company director and committee experience, including experience as chairman of the board

Private investor since 2008. Mr. Walter was founder and former Chairman and CEO of Cardinal Health, Inc. Mr. Walter retired from Cardinal Health in June 2008. Prior to his retirement, he served as Executive Director from November 2007 to June 2008; Executive Chairman of the Board from April 2006 to November 2007; and Chairman and Chief Executive Officer from 1971 to April 2006. Mr. Walter has been a director of American Express Company since 2002 and YUM! Brands, Inc. since 2008. He served as a director of Cardinal Health (and its predecessors) from 1971 to November 2008.

Mr. Walter’s roles at Cardinal Health, which under his leadership grew from a small regional business to become one of the largest distributors of pharmaceuticals, health and beauty products and hospital supplies in the United States, provide him executive, operational, accounting and executive compensation experience, leadership and strategic skills and significant experience acquiring and developing businesses and building management teams. Further, Mr. Walter’s proven financial and business acumen and significant board experience at American Express and YUM! Brands give him background and experience working with directors, overseeing management and assessing risk.

  Alison A. Winter

Director since 2001

Age 66

Specific qualifications, experience, skills and expertise:

•

Operating and senior management experience, including experience as chief executive officer of a private banking service firm

•

Core business, management and leadership skills

•

Expertise in the financial sector and its retail applications

•

Financial expertise and unique understanding in the area of technology and the consumer

Chief Executive Officer of Braintree Holdings, LLC, a private investments and consulting services firm, which she founded in 2003. Ms. Winter served as a senior advisor and consultant to Northern Trust Corporation, a provider of banking and trust services for individuals, institutions and corporations, from 2007 to 2010. Ms. Winter, who is a Chartered Financial Analyst, was Northern Trust Corporation’s Founding President and Chief Executive Officer for Personal Financial Services – Northeast from 2003 to 2006, Co-President, Personal Financial Services from 2002 to 2003 and a member of the Management Committee from 2002 to 2006. She held various other positions of increasing responsibility with Northern Trust Corporation since 1971 when she joined the company.

Ms. Winter’s roles at Northern Trust, which is a consumer and businessfacing financial service company, have provided her significant executive and operational experience, leadership skills, an understanding of the consumer and financial experience.

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AUDIT COMMITTEE REPORT

The following Report of the Company’s Audit Committee of the Board does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference.

The Audit Committee operates under a written Charter adopted by the Board. The Charter contains a detailed description of the scope of the Audit Committee’s responsibilities and how they will be carried out. The Audit Committee’s Charter is available on our website at investor.nordstrom.com, under Corporate Governance.

The Board determined that each member of the Audit Committee is independent from the Company as such term is defined in Sections 303.01(B)(2)(a) and (3) of the NYSE’s listing standards at all times during the fiscal year and that each member was an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Exchange Act of 1934.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, reports to the Company’s Audit Committee, and is responsible for performing an integrated audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America.

Deloitte and the Company’s internal auditors have full access to the Audit Committee. The auditors meet with the Audit Committee at each of the Audit Committee’s regularly scheduled meetings, with and without management being present, to discuss appropriate matters. The Audit Committee has the sole authority to engage, evaluate and terminate the Company’s independent auditors. The Audit Committee also pre-approves all auditing services, internal control-related services and permitted nonaudit services to be performed by the Company’s independent auditors.

The Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended February 2, 2013 be included in the Company’s Annual Report on Form 10-K for such fiscal year, based on the following actions by the Committee:

•

review and discussion of the Company’s audited consolidated financial statements with management;

•

review of the unaudited interim financial statements and Forms 10-Q prepared each quarter by the Company;

•

review of the Company’s Disclosure Committee practices and the certifications prepared each quarter in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002;

•

discussions with management regarding the critical accounting estimates on which the financial statements are based, as well as its evaluation of alternative accounting treatments;

•

receipt of management representations that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America;

•

discussions with management, the internal auditors, and Deloitte regarding management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte’s evaluation of the Company’s internal control over financial reporting;

•

discussions with legal counsel and management regarding contingent liabilities;

•

receipt of the written disclosures and letter from Deloitte required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence; and

•

discussions with Deloitte regarding their independence, the audited consolidated financial statements, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 Communication with Audit Committees, as amended, and other matters, including Rule 2-07 of SEC Regulation S-X.

AUDIT COMMITTEE

Phyllis J. Campbell, Chair

Michelle M. Ebanks

Robert G. Miller

Alison A. Winter

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PROPOSAL 2    RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board recommends a vote FOR this proposal.

The Audit Committee of the Board of Directors (the “Audit Committee”), consistent with the NYSE and SEC rules, has appointed Deloitte & Touche LLP (“Deloitte”) to be the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2014. Deloitte and its predecessors have served as the Company’s independent registered public accounting firm for over forty years, including the fiscal year ended February 2, 2013.

As a matter of good corporate practice to provide shareholders an avenue to express their views on this matter, the Board has determined to seek shareholder ratification of Deloitte’s appointment at this time. If the shareholders do not ratify the appointment of Deloitte, the Board will reconsider the appointment of the independent registered public accounting firm. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to questions.

Audit Fees

The following table summarizes fees billed or expected to be billed to the Company by Deloitte in connection with services for the fiscal years ended February 2, 2013 and January 28, 2012:

Type of Fee	Fiscal Year Ended February 2, 2013		Fiscal Year Ended January 28, 2012
	($)	(%)	($)	(%)
Audit Fees(a)	2,047,000	84	2,038,000	81
Audit-Related Fees(b)	310,784	13	341,717	14
Tax Fees(c)	75,000	3	130,000	5
Total	2,432,784	100	2,509,717	100

(a)

Audit Fees primarily include services for (i) auditing the consolidated financial statements of the Company and the separate financial statements of one of the Company’s wholly-owned subsidiaries, Nordstrom fsb; (ii) reviewing the interim financial information of the Company included in its Form 10-Qs; and (iii) auditing the Company’s internal control over financial reporting. Substantially all of Deloitte’s work on these audits was performed by full-time, regular employees and partners of Deloitte and its affiliates.

(b)

Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting. Also included are accounting research tool subscription fees of $2,409 in each of fiscal years ended February 2, 2013 and January 28, 2012.

(c)

Tax Fees include various tax planning projects and miscellaneous compliance matters.

Pre-Approval Policy

Consistent with SEC policies regarding auditor independence, the services performed by Deloitte for the fiscal years ended February 2, 2013 and January 28, 2012 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy is periodically reviewed and updated. It describes the permitted audit, audit-related, tax and other services that Deloitte may perform. Normally, pre-approval is provided at regularly scheduled Audit Committee meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been assigned to the Chair of the Audit Committee. The Chair is responsible for updating the Audit Committee at the next regularly scheduled meeting of any services that were pre-approved between meetings.

The Audit Committee approves fees up to a specified amount associated with each proposed service. Providing for fees up to a specified amount for a service incorporates appropriate oversight and control of the Deloitte relationship, while permitting the Company to receive immediate assistance from Deloitte when time is of the essence.

The Committee also reviews on a regular basis:

•

a listing of approved services since its last review;

•

a report summarizing the year-to-date services provided by Deloitte, including fees paid for those services; and

•

a projection for the current fiscal year of estimated fees.

The policy prohibits the Company from engaging the independent registered public accountants for services billed on a contingent fee basis and from hiring current or former employees of the independent auditor who have not satisfied the statutory cooling-off period for certain positions.

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EXECUTIVE OFFICERS

The Executive Officers of the Company are appointed annually by the Board following each year’s Annual Meeting of Shareholders and serve at the discretion of the Board.

Executive Team

In addition to Blake Nordstrom, Erik Nordstrom and Peter Nordstrom, whose biographical information is provided under Election of Directors on pages 24 and 25, the following are the other members of the Executive Team of the Company.

  Brian K. Dennehy

Employee since 2013

Age 47

Brian K. Dennehy was named Chief Marketing Officer upon joining the Company in January 2013, and was named Executive Vice President in February 2013. Prior to joining the Company, Mr. Dennehy served as Chief Marketing Officer of Silicon Valley Bank Financial Group from March 2011 until December 2012. From 2001 to 2011, Mr. Dennehy was employed at Intuit, Inc., serving as Vice President of Business Intelligence, Data and Analytics from 2009 to 2011, Vice President of Marketing, Small Business Division from 2005 to 2009, as well as other positions in management from 2001 to 2005.

  Michael G. Koppel

Employee since 1999

Age 56

Michael G. Koppel was named Executive Vice President and Chief Financial Officer in May 2001. From 1999 to 2001, he served as Vice President, Corporate Controller and Principal Accounting Officer. Mr. Koppel previously served as Chief Operating Officer of CML Group, a specialty retail holding company, and as Chief Financial Officer of Lids Corporation, a specialty retailer from 1997 through 1998. Prior to that, Mr. Koppel spent 13 years with the May Department Stores Company in a variety of financial and operating roles.

  Daniel F. Little

Employee since 2002

Age 51

Daniel F. Little was named Executive Vice President and Chief Administrative Officer in March 2003. From July 2002 until March 2003, he served as Vice President – Supply Chain Strategy. Prior to joining the Company in July 2002, Mr. Little held various positions with Colgate-Palmolive from April 1993 through June 2002, most recently as Manufacturing General Manager for Personal Care Products in Europe.

  James F. Nordstrom, Jr.

Employee since 1986

Age 40

James F. Nordstrom, Jr. was named Executive Vice President and President – Nordstrom Direct in February 2005. He previously served as Corporate Merchandise Manager – Children’s Shoes, from May 2002 to February 2005, and as a project manager for the design and implementation of the Company’s inventory management system from 1999 to May 2002. Mr. Nordstrom is a great-grandson of the Company founder.

  Delena M. Sunday

Employee since 1980

Age 52

Delena M. Sunday was named Executive Vice President – Human Resources and Diversity Affairs in November 2002. She previously served as Executive Vice President – Diversity Affairs from 2000 to November 2002, and as Vice President – Diversity Affairs from 1998 to 2000. Prior to 1998, Ms. Sunday served in various management roles of increasing responsibility, including in diversity affairs and store management.

  Geevy S.K. Thomas

Employee since 1983

Age 48

Geevy S. K. Thomas was named Executive Vice President and President – Nordstrom Rack, in February 2010. He previously served as Executive Vice President and South Regional Manager from November 2001 to February 2010, as Executive Vice President and General Merchandise Manager – Full-Line Stores from February 2001 to November 2001, and as Executive Vice President – Full-Line Stores and Director of Merchandising Strategy from February 2000 to February 2001. Prior to February 2000, Mr. Thomas held various merchandise strategy, store and regional management positions with the Company.

  Kenneth J. Worzel

Employee since 2010

Age 48

Kenneth J. Worzel was named Executive Vice President – Strategy and Development upon joining the Company in March 2010. Prior to joining the Company, he was a partner with McKinsey & Company, a global management consulting firm, from 2009 to 2010. While at McKinsey, Mr. Worzel provided the Company and other clients with management strategy and organizational services. Prior to joining McKinsey, Mr. Worzel was a managing partner at Marakon Associates, an international strategy consulting firm, from 1992 to 2008. As a partner at Marakon Associates, Mr. Worzel provided consulting services to the Company from 1997 to 2008.

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Other Executive Officers

  Teri Bariquit

Employee since 1986

Age 47

Teri Bariquit was named Executive Vice President – Nordstrom Merchandising Group in August 2012. She served as Vice President for Nordstrom Merchandising from 2011 to 2012, Vice President of Full-Line Stores, Merchandising Support from 2004 to 2011, and Business Integration Director from 2003 to 2004. Ms. Bariquit served in a number of other roles of increasing responsibility for the Company from 1986 to 2003.

  Laurie M. Black

Employee since 1978

Age 54

Laurie M. Black was named Executive Vice President and General Merchandise Manager – Cosmetics Division in February 2006. She previously served as Executive Vice President and President – Nordstrom Rack from December 2001 to March 2006, as Vice President and Corporate Merchandise Manager from May 2000 to December 2001, and as Vice President and Northwest Divisional Merchandise Manager from 1999 to 2000. Ms. Black retired from the Company in March 2013.

  Robert E. Campbell

Employee since 1997

Age 57

Robert E. Campbell was appointed Treasurer and Vice President – Investor Relations in March 2009. From March 2003 to February 2009 he served as Vice President – Finance Full-Line Stores, and from May 1999 to February 2003 he served as Treasurer and Vice President – Strategy and Planning and also was responsible for the Company’s investor relations.

  James A. Howell

Employee since 2007

Age 47

James A. Howell was named Vice President – Finance, upon joining the Company in August 2007. Mr. Howell also functions as the Company’s Principal Accounting Officer. From July 2003 to August 2007, Mr. Howell was employed at Blockbuster Inc., most recently as Senior Vice President and Corporate Controller. From 2002 to 2003, Mr. Howell worked for CAE SimuFlite, Inc., a provider of training for the civil aviation industry, after spending 12 years with PricewaterhouseCoopers serving clients in both the retail and financial services industries.

  Steven C. Mattics

Employee since 2012

Age 44

Steven C. Mattics was named Executive Vice President and President of Nordstrom Credit, Inc. upon joining the Company in June 2012. From 2001 to 2012, Mr. Mattics was employed at HSBC Finance Corporation, serving as Executive Vice President and Head of U.S. Retail Services for HSBC from 2010 to 2012, Senior Vice President of Relationship Management from 2009 to 2010, Senior Vice President of Retail Strategic Planning from 2007 to 2009, as well as other positions in Marketing and Risk Management from 2001 to 2007.

  Scott A. Meden

Employee since 1985

Age 50

Scott A. Meden was named Executive Vice President and General Merchandise Manager – Shoe Division in February 2010. He previously served as Executive Vice President and President – Nordstrom Rack from February 2006 to February 2010, as Divisional Merchandise Manager from September 2002 to January 2006, as Director of Business Planning and Analysis from 2001 to September 2002, and as Financial Manager – Shoes from 1999 to 2001.

  Margaret Myers

Employee since 1984

Age 66

Margaret Myers was named Executive Vice President and General Merchandise Manager – Accessories and Women’s Specialized Divisions, in November 2005. She previously served as Vice President and Corporate Merchandise Manager from 2001 to November 2005, as Product Market Leader from 2000 to 2001, and as Divisional Merchandise Manager from 1998 to 2000.

  R. Michael Richardson

Employee since 1992

Age 56

R. Michael Richardson was named Executive Vice President – Chief Information Officer in November 2011. He previously served as Vice President – Chief Information Officer since October 2000. He has served in a wide variety of technology-related roles of increasing responsibility since he joined Nordstrom in 1992.

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  Robert B. Sari

Employee since 2009

Age 57

Robert B. Sari was named Executive Vice President, General Counsel and Secretary upon joining the Company in April 2009. Prior to joining the Company, he served as Executive Vice President, General Counsel and Secretary of Rite Aid since October 2005. Mr. Sari also served as Rite Aid’s Senior Vice President, General Counsel and Secretary from 2002 to 2005 and as Senior Vice President, Deputy General Counsel and Secretary from 2000 to 2002. Mr. Sari served in other roles for Rite Aid since 1997. Prior to joining Rite Aid in 1997, Mr. Sari was Vice President – Legal Affairs for Thrifty PayLess, Inc.

  Tricia D. Smith

Employee since 1988

Age 41

Tricia D. Smith was named Executive Vice President and General Merchandise Manager – Women’s Apparel in June 2012. She previously served as Vice President and Corporate Merchandise Manager – BP/Kidswear from 2011 to 2012, National Merchandise Manager – Women’s Coats/Dresses from 2008 to 2011, Divisional Merchandise Manager – BP (Juniors) from 2006 to 2008, and Planning Director – BP Women’s Apparel from 2002 to 2006. Ms. Smith held various other sales, management and buying roles from 1988 to 2002.

  Paige L. Thomas

Employee since 2012

Age 41

Paige L. Thomas was named General Merchandise Manager – Nordstrom Rack, upon joining the Company in July 2012, and was appointed Executive Vice President in August 2012. Prior to joining the Company, Ms. Thomas was employed by Kohl’s Department Store, serving as Executive Vice President and General Merchandise Manager for Juniors, Jewelry, Accessories and Cosmetics from September 2007 to February 2012. She was Senior Vice President and Divisional Merchandise Manager for Juniors and Jewelry from March 2005 to September 2007, and held various other merchandising and planning manager roles from 2003 to 2005.

  Mark J. Tritton

Employee since 2009

Age 49

Mark J. Tritton was named Executive Vice President and President – Nordstrom Product Group upon joining the Company in June 2009. Prior to joining the Company, he served as Group Vice President, Global Casual/Gear Footwear and Apparel, for Timberland since 2006. Mr. Tritton also served as Timberland’s Vice President, Global Apparel from 2004 to 2006. Prior to joining Timberland, Mr. Tritton was Nike’s General Manager, Europe, Middle East & Africa Apparel, from 2002 to 2004, Global Merchandise Director Apparel from 2001 to 2002 and Retail Director, Pacific Region from 1999 to 2001.

  David M Witman

Employee since 1987

Age 54

David M. Witman was named Executive Vice President and General Merchandise Manager – Men’s Apparel, in November 2005. He previously served as Divisional Vice President and Corporate Merchandise Manager from 2001 to November 2005, and as Divisional Vice President and Menswear Product Market Leader from 1999 to 2001.

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COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This section describes our executive compensation program and the compensation decisions made for our 2012 fiscal year Named Executive Officers:

Blake W. Nordstrom	President
Peter E. Nordstrom	Executive Vice President and President – Merchandising
Erik B. Nordstrom	Executive Vice President and President – Stores
Michael G. Koppel	Executive Vice President and Chief Financial Officer
Daniel F. Little	Executive Vice President and Chief Administrative Officer

2012 Snapshot Summarizes Our Strong Performance and Pay Alignment

We begin our discussion with a brief snapshot of fiscal year 2012. It includes our underlying premise of pay for performance, highlights business results and related variable pay, and summarizes governance practices that support Company and shareholder interests.

Our Compensation Program is Supported by Our Shareholders

At the 2012 Annual Meeting of Shareholders, over 99% of the votes cast were in favor of our Say-on-Pay proposal. At the 2011 Annual Meeting, over 93% of the votes cast approved our Board’s recommendation to hold advisory votes on an annual basis, so that we may communicate frequently and openly with our shareholders. The Compensation Committee recognizes the support our shareholders have of the compensation program for our Named Executive Officers and continues to apply these guiding principles which underlie our fundamental objective of pay for performance:

•

Motivate and reward our people to achieve meaningful results that support our strategic goals and shareholder interests, while avoiding encouragement of excessive risk taking;

•

Attract and keep the best talent through programs that reflect our values and consider, but are not dictated by, market practice;

•

Manage the cost of our programs while maintaining their purpose and benefit;

•

Keep things simple to promote understanding for our employees and transparency for our shareholders; and

•

Be attuned to regulatory compliance, trends and new ideas to support our programs and diverse workforce.

We Achieved Positive Results While Investing in Growth

Our number one goal of improving customer service never changes. However, we recognize the way that service is delivered is evolving as speed, convenience, innovation and personalization become cornerstones of the customer experience. 2012 was a defining year for us in terms of our results and the strides we made in serving the customer. To keep relevant amid a changing retail landscape, we continued to invest in our people, product, technology and new opportunities. Looking ahead, we believe we are uniquely positioned as a 112-year-old growth company that continues to increase shareholder value as we put the customer first. Some of our 2012 business results are highlighted below.

	FY 2011	FY 2012
Five-year high for Return on Invested Capital (ROIC)	13.3%	13.9%
Growth in Earnings Before Interest and Income Taxes (EBIT)	$1,249M	$1,345M

ROIC is not a measure of financial performance under GAAP. See Appendix B for a reconciliation of GAAP and non-GAAP financial measures.

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We Emphasize Variable Pay and Balance Short- and Long-term Incentives

In accordance with our pay-for-performance philosophy, the compensation program for our Named Executive Officers is very straightforward and includes four primary elements - base salary, performance-based bonus, long-term incentives and benefits. Within these elements, we emphasize variable pay over fixed pay, with three-quarters of target compensation linked to our financial or market results. The program also balances the importance of these executives achieving critical short-term objectives and long-term strategic priorities. These concepts are illustrated below.

Our Variable Pay Reflects Company Performance

Under our pay-for-performance design, payouts to the Named Executive Officers in fiscal year 2012 were closely aligned with results for their variable pay components:

•

Performance-based bonuses paid out at approximately 85% of target EBIT, reflecting strong sales offset by increased operating expenses and incremental investments in marketing and technology. See page 37 to learn more about the performance-based bonus pay element and results for 2012.

•

Performance share units granted under the long-term incentive plan vested at 75% of target based on our 16% total shareholder return (“TSR”) and 52nd percentile rank among our retail peer group over the 2010-2012 fiscal year performance cycle. See page 38 to learn more about the long-term incentive pay element and results for 2012.

Payouts for these variable compensation elements have been closely aligned with Company results for prior years, as well. The following graphs show performance-based payouts to President Blake Nordstrom relative to EBIT and TSR for fiscal year 2012 and the four prior years. This pattern of pay for performance is consistent for all the Named Executive Officers during these periods.

The Compensation Committee reviews these results and other analyses to ensure the Named Executive Officers’ aggregate compensation aligns with shareholder interests. Based on the results from these analyses, the Committee believes that total direct compensation for our Named Executive Officers reflects our pay-for-performance objective, is well-aligned with shareholder interests and compares favorably relative to our peers.

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Effective Corporate Governance Reinforces Our Compensation Program

Our executive compensation philosophy is reflected in governance practices that support the needs of our business, drive performance and align with our shareholders’ long-term interests. Below is a summary of what we do and don’t do in that regard.

WHAT WE DO

Pay for performance - Our compensation program for Named Executive Officers emphasizes variable pay over fixed pay, with three-quarters of their target compensation linked to our financial or market results.

Offer limited perquisites - On an ongoing basis, we provide life insurance and a merchandise discount.

Retain meaningful stock ownership guidelines - Our expectations for ownership align executives’ interests with those of our shareholders, and all of the Named Executive Officers have exceeded their targets.

Mitigate undue risk - We have caps on potential bonus payments, a clawback policy on performance-based compensation, and active and engaged oversight and risk management systems, including those related to compensation-related risk.

Engage an independent compensation consulting firm - The Compensation Committee’s consultant does not provide any other services to the Company.
Apply conservative post employment /change in control provisions - Our provisions apply to executive officers in the same manner as those for our broader employee population.
Use double trigger - Our equity plan provides for accelerated vesting of equity awards after a change in control, only if an executive is involuntarily terminated.
Restrict pledging activity - All Executive Officers are subject to pre-clearance requirements and restrictions.
WHAT WE DON’T DO
Provide employment agreements
Offer separation benefits to Named Executive Officers who are Nordstrom family members
Maintain separate change in control agreements
Gross up excise taxes upon change in control
Gross up taxes on perquisites or benefits, except selected relocation expenses
Reprice underwater stock options
Allow grants below 100% fair market value
Pay dividends on unearned performance share units
Permit hedging or short-sales transactions
Count pledged shares towards stock ownership target

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Context for Understanding Our Compensation Program and Decisions

This page provides background on the roles in determining compensation for our Named Executive Officers, our use of market data and the companies selected for our peer group.

Our Roles in Determining Compensation are Well Defined

Compensation Committee

Our Compensation Committee oversees the development and delivery of our guiding principles and compensation plans for the Named Executive Officers as summarized on page 18 and more fully described in the Committee Charter on our website at investor.nordstrom.com.

As part of that oversight, the Committee reviews analyses to ensure the Named Executive Officers’ aggregate compensation aligns with shareholder interests.

Where included in the analyses, long-term incentives are calculated in two ways: grant value as reported in our Summary Compensation Table on page 42, and realizable value as of fiscal year end. For 2012, these additional analyses focused on:

•

Cash alignment to evaluate the year-over-year change in payout relative to the year-over-year growth in EBIT.

•

Relative pay and performance to compare the percentile rankings of our total direct compensation (base salary + performance-based bonus + long-term incentives) with TSR and other financial performance metrics of our retail peer group.

•

Pay productivity to assess EBIT generated per dollar of total direct compensation compared to our peer group when adjusted for size.

Compensation Committee Consultant

The Committee’s external executive compensation consulting firm, Semler Brossy Consulting Group, LLC, is retained by, and reports directly to, the Committee. A consultant from that firm attends the Committee meetings and supports the Committee’s role by providing independent expertise on market practices, compensation program design and related subjects as described on page 19. Semler Brossy provides services only as directed by the Committee and has no other relationship with the Company. There were no fees paid to Semler Brossy for services that were not related exclusively to executive and Director compensation during fiscal year 2012.

Management

Our President provides input to the Committee on the level and design of compensation elements for the Named Executive Officers and other Executive Officers. Our Executive Vice President and Chief Financial Officer and Executive Vice President – Human Resources and Diversity Affairs join the President in Compensation Committee meetings to provide perspective and expertise relevant to the agenda. Management supports the Committee’s activity by providing analyses and recommendations developed internally or with the assistance of external consulting firms other than the Committee’s consulting firm. During fiscal year 2012, technical guidance to management on executive compensation came primarily from the professional services firm Towers Watson.

Market Data Provides a Reference Point for Compensation

The Committee believes that knowledge of market practices, particularly those of our peers, listed below, is helpful in assessing the design and targeted level of our executive compensation package. In reviewing peer group information, the Committee either uses a customized survey prepared by external consultants or monitors general market movement for executive pay and references proxy statements for specific roles.

During the year, the Committee also reviews general information from other published and private surveys to keep current on trends and practices while recognizing the differences across company philosophies and plan designs.

When the Committee reviews market data, they consider the 50th percentile (median) of our peer group as a reference point, as opposed to a policy, for positioning target total direct compensation. Target opportunities for individual pay elements vary by executive role based on scope of responsibilities and expected contributions.

Blake, Peter and Erik Nordstrom’s target total direct compensation for 2012 was somewhat below our peer group median. Michael Koppel and Daniel Little were within a competitive range of our peer group median. Actual pay can exceed our established targets or peer group actual pay through the variable compensation elements when pre-determined performance milestones are achieved.

Peer Group Companies Represent Our Business

Each year, the Committee reviews the appropriateness of our peer group. The companies represent prominent fashion and specialty retailers that are relevant to Nordstrom. These peers may not always have a direct match to our product offerings or annual revenue. However, they meet the following selection criteria:

•

collective representation of our primary business areas including our Nordstrom full-line and Rack stores, online business and private label products;

•

some overlap with our industry group as defined by institutional shareholders and shareholder service organizations;

•

general compatibility with our compensation strategy through a competitive offering of the primary pay elements of base salary, performance-based bonus and long-term incentives; and

•

subject to similar market pressures with a track record of sustainability.

As a result of the Committee’s review in 2012, our peer group remained the same as the prior year, as follows.

Abercrombie & Fitch Co.	Saks Incorporated
ANN, INC.	Macy’s, Inc.
Belk, Inc.	Neiman Marcus, Inc.
Chico’s FAS, Inc.	Sears Holdings Corporation
Coach, Inc.	The Talbots, Inc.
Dillard’s, Inc.	Target Corporation
Gap, Inc.	Tiffany & Co.
J.C. Penney Company, Inc.	The TJX Companies, Inc.
Kohl’s Corporation	Urban Outfitters, Inc.
Limited Brands, Inc.	VF Corporation

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Each Element of Compensation Has its Own Purpose

Our compensation program for Named Executive Officers is made up of four primary elements outlined below. Each element has its own purpose based on our fundamental premise of pay for performance and our guiding principles.

Compensation Element (and where to learn more)	Purpose	2012 Changes in Element Features or Potential Value
Base Salary (Below)	Reflect scope of the role and individual performance through base-line cash compensation	Increased base salary for all Named Executive Officers, except the President, to reward performance and improve pay competitiveness
Performance-Based Bonus (Page 37)	Motivate and reward contributions to annual operating performance and long-term business strategy with cash that varies based on results	None
Long-Term Incentives (Page 38)	Promote alignment of executive decisions with Company goals and shareholder interests through stock options and performance share units where value varies with Company stock performance

Enhanced payout opportunity under performance share unit vesting schedule when total shareholder return exceeds the 65th percentile of the peer group to be more competitive with plans in other companies

Benefits (Page 39)	Enhance total compensation with meaningful and competitive broad-based, leadership and retirement benefits that support healthy lifestyles and contribute to financial security	Closed the Supplemental Executive Retirement Plan to new entrants to focus on performance-based pay elements and acknowledge changes in compensation trends

Only Base Salary Element Changed for 2012

On an annual basis, the Compensation Committee reviews base salary, performance-based bonus target opportunity and long-term incentive grant value for each of the Named Executive Officers in consideration of the upcoming fiscal year. Committee decisions for fiscal year 2012 are summarized below where changes were only made to base salary. The Committee believes these elements and the overall compensation program are meeting the expectations for our pay-for-performance philosophy and guiding principles.

Name	Base Salary ($)		Performance-Based Annual Cash Bonus (Target Opportunity as % of Base Salary)		Long-Term Incentives (Grant Value as % of Base Salary)
	FY 2011	FY 2012	FY 2011	FY 2012	FY 2011	FY 2012
Blake W. Nordstrom	700,000	same	150	same	200	same
Peter E. Nordstrom	650,000	700,000	150	same	200	same
Erik B. Nordstrom	650,000	700,000	150	same	200	same
Michael G. Koppel	600,000	675,000	80	same	150	same
Daniel F. Little	500,000	525,000	80	same	150	same

About Our Compensation Elements, What We Paid in 2012 and Why

Base Salary

The Committee begins its annual review of base salary for the Named Executive Officers through discussion with the President on the previous year’s expectations and achievements of each executive, their pay history and pay equity with other internal roles. From here, the Committee references our pay levels to similar roles in our peer group.

Named Executive Officers do not necessarily receive increases in base salary every year. When they do, the changes are effective April 1st following their annual performance review, which includes a discussion about individual results against defined expectations.

For 2012, Blake Nordstrom had strong personal performance, however, the Committee elected to maintain his current base salary and focus compensation on the potential value that can be realized through performance-based bonuses and long-term incentives.

Peter and Erik Nordstrom each received increases in base pay to acknowledge their performance, improve the market competitiveness of their pay and to reach a value that was equivalent to Blake Nordstrom to demonstrate the complementary nature of their roles.

Michael Koppel and Daniel Little received increases in base salary to recognize their strong performance and maintain the market competitiveness of their pay.

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Performance-Based Annual Cash Bonus

The opportunity for annual performance-based cash awards under the Executive Management Bonus Plan is designed to focus the Named Executive Officers on the alignment between annual operating performance and long-term business strategy. In support of our guiding principles, the performance-based bonus awards pay out only when pre-determined performance milestones are achieved. The Committee establishes the following criteria in developing the annual bonus arrangements:

•

Target bonus opportunity: Annual target bonus opportunity is defined as a percentage of base salary as shown on page 36. In establishing the target percentage, the Committee takes into account the mix of pay elements, market pay information for similar roles within our peer group, and the internal relationship between roles within the Company.

In support of our pay-for-performance philosophy, the maximum bonus payout, which is associated with superior performance, is 2.5 times the executives’ target bonus opportunity. This maximum is higher than is common among our retail peers because we believe it is important to continue encouraging and paying rewards when we achieve truly superior results.

•

Performance measures: The Committee establishes the performance measures to focus executives on the most important annual and long-range strategic goals. For fiscal year 2012, the Named Executive Officers all had the following measures:

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ROIC to ensure our overall performance aligns directly with shareholder returns over the long term. The measure is expressed as a threshold that must be met before any payout can be made on EBIT results to ensure our executives are rewarded after earnings generate a meaningful return for our shareholders.

–

EBIT to emphasize the importance of earnings improvement and its role in driving shareholder value. Each executive’s performance-based bonus was weighted 100% on this measure, subject to the ROIC threshold.

•

Performance measure milestones: The Committee defines financial milestones for ROIC (as threshold) and EBIT (as a range) that relate to varying percentages of bonus payout. The difficulty level in achieving the milestones reflects the Committee’s belief that there should be a balance between executive pay opportunity, reinvestment in the Company and return to shareholders.

–

The ROIC threshold was set at a level consistent with the minimum EBIT milestone to ensure that an appropriate return on our invested capital was achieved before any bonus was paid out. The 2012 ROIC achievement of 13.9% exceeded the established threshold of 13.0%.

–

The minimum EBIT performance milestone was established at a likely, but not certain, level of attainment and was based on growth assumptions for sales and earnings. The minimum performance milestone ensures no payout is earned until a defined level of EBIT growth is achieved. The target performance milestone represented stretch performance relative to growth in the annual operating plan, our historical performance trends, market conditions and current external projections for the Company. The superior performance milestone indicated breakthrough performance and considered earlier periods of strong earnings, the competitive landscape and earnings growth needed to support our long-term strategic goals. The 2012 EBIT achievement of $1,345 million exceeded the minimum performance milestone of $1,300 million required for payout.

The 2012 achievements in ROIC and EBIT resulted in a bonus payout of 84.96% of each executive’s target bonus opportunity. These results reflected strong sales offset by increased operating expenses and incremental investments in marketing and technology. The fiscal year 2012 EBIT performance milestones, EBIT achievement and related bonus payout levels are shown below. ROIC is not a measure of financial performance under GAAP. See Appendix B for a reconciliation of GAAP and non-GAAP financial measures.

The bonus payout calculation for each Named Executive Officer is shown below. The payout amounts are also shown in the Summary Compensation Table on page 42 in column (e) “Non-Equity Incentive Plan Compensation.” The range of possible payouts for fiscal year 2012 performance under the Executive Management Bonus Plan is shown in the Grants of Plan-Based Awards in Fiscal Year 2012 table, column (b), on page 45.

Name	Target Bonus Opportunity (%)		Base Salary ($)		Target Bonus Payout ($)		Payout of Target Bonus Opportunity (%)		Bonus Payout ($)
Blake W. Nordstrom	150	x	700,000	=	1,050,000	x		=	892,080
Peter E. Nordstrom	150	x	700,000	=	1,050,000	x		=	892,080
Erik B. Nordstrom	150	x	700,000	=	1,050,000	x	84.96	=	892,080
Michael G. Koppel	80	x	675,000	=	540,000	x		=	458,784
Daniel F. Little	80	x	525,000	=	420,000	x		=	356,832

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Long-Term Incentives

Annual grants of stock options and performance share units under the 2010 Equity Incentive Plan provide the Named Executive Officers with an incentive to create shareholder value and receive financial rewards. The long-term incentive value that determines the size of the annual grant to Named Executive Officers is expressed as a percentage of base salary as shown on page 36.

In establishing the long-term incentive value at grant for each Named Executive Officer, the Committee considers the mix of pay elements, market pay information for similar roles within our peer group, our annual share usage and dilution, and internal equity of grant size by role. The grant value of the equity awarded to Named Executive Officers in the fiscal year 2012 annual grant consisted of 75% stock options and 25% performance share units.

As was the case for 2012, the Committee typically approves grants of equity awards on an annual basis during the February Compensation Committee meeting, which is scheduled at least a year in advance. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company. The February meeting occurs after performance results are known which allows the Committee to align compensation elements with our performance and business goals.

Stock Options and Performance Share Units Create the Right Balance

The Committee believes the relationship between our equity vehicles represents the right balance of absolute and relative performance.

•

Stock options provide motivation for creating increased value while aligning management and shareholder interests in our growth. The options vest and become exercisable in four equal annual installments beginning one year from the date of grant and have a 10-year term. None of our equity incentive plans permit repricing, grant prices below 100% of the fair market value of Common Stock on the date of grant or cash dividend payments on options.

•

Performance share units focus the executives on relative performance compared to our peer group. The units are earned after a three-year performance cycle only when the Company’s TSR is positive and outperforms more than 50% of the peer group companies identified for that grant. The Committee believes relative TSR is a meaningful measure for performance share units as it aligns with shareholder interests and complements the measures established for executives under the performance-based bonus plan.

For purposes of determining the TSR percentile rank, the share price of our Common Stock and the share prices of the companies in the peer group are based on a 30 trading-day closing price average that is established both prior to the beginning of the performance cycle and prior to the end of the performance cycle. These parameters recognize the importance of relative performance while balancing against volatility within the peer group.

In keeping with our pay-for-performance philosophy, our approach to performance share units intentionally requires high standards of performance before any payout may be earned. Given the potential leverage that we offer through the performance-based bonus plan and the value that could be realized from stock options, the Committee believes this is the appropriate way to reward for what are truly superior results.

The vesting schedule used to determine the payout of performance share units applies even if the number of peer companies changes due to mergers, acquisitions, dissolutions or other industry consolidation. The performance share units are earned on the last day of the three-year performance cycle if performance criteria have been met, and become vested when the results have been certified by the Compensation Committee. Prior to vesting, the Named Executive Officers may elect to defer their vested units into the Executive Deferred Compensation Plan described on page 50.

Vesting Results for 2010 Performance Share Units Were Positive

Performance share units for the 2010 – 2012 fiscal year performance cycle were granted and paid out based on the 2010 vesting schedule shown below. At the end of the performance cycle, our positive total shareholder return of 16% ranked at the 52nd percentile among our peer group resulting in a payout of 75% of the units granted. All of the Named Executive Officers elected to settle their vested performance share units in cash. The value realized on vesting is shown in the Option Exercises and Stock Vested in Fiscal Year 2012 table on page 49.

Required Percentile Rank for Vesting	Actual Percentile Rank for 2010 – 2012 Performance Cycle	% of Granted Performance Share Units Paid Out at Vesting
>85th		125
>75th		100
>65th		85
>50th	52nd	75
≤50th		0

At the time of grant in 2010, our peer group for performance share units included the companies listed on page 35 excluding Neiman Marcus and Belk, for which public data on the performance measurement of TSR is not available. Talbots was later removed from the performance share unit peer group in 2012 after they were taken private.

Vesting Schedule for 2012 Grant was Enhanced

Prior to the 2012 performance share unit grant, the Committee reviewed a competitive analysis of the vesting schedule and related opportunity for potential payout. As the Committee has noted in the past, the analysis indicated the schedule provide a more conservative opportunity than the schedule applied by other companies. After considering the impact on target total compensation and other factors, the Committee enhanced the vesting schedule for TSR results that exceed the 65th percentile of the peer group. The maximum payout percentage is still somewhat less than that of other companies, but improves competitiveness of rewarding results while maintaining our high standards of performance. The 2012 vesting schedule is shown below.

Required Percentile Rank for Vesting	% of Granted Performance Share Units Paid Out at Vesting
>90th	175
>80th	150
>75th	125
>65th	100
>50th	75
≤50th	0

For the 2012 grant, the peer group included companies listed on page 35 with the exception of Belk and Neiman Marcus, for which public data on the performance measurement of TSR is not available. Talbots was later removed from the performance share unit peer group when they were taken private during 2012.

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Stock Ownership Guidelines Align Executives and Shareholders

Ownership of Common Stock by our Named Executive Officers is encouraged by management and the Board to align executives' interests with those of our shareholders. Stock ownership guidelines were formally established in 2004. Ownership shares are made up of all forms of Common Stock including vested performance share units that are either deferred or paid out in Common Stock. Ownership shares do not include unvested or vested stock options, unvested performance share units or pledged shares.

Under the current guidelines, the Named Executive Officers have a five-year period, from February 1, 2009 through February 1, 2014, to accumulate shares of Common Stock that meet the first achievable of either a value or share target as defined below. This variable approach helps us maintain the objectives for stock ownership while allowing some flexibility for changes in stock price.

•

Value target =base salary on the date the executive became eligible for the stock ownership target x the multiple of pay designated for that role.

•

Share target = value target / a fixed stock price.

The multiple of base salary to be directly or indirectly owned in Common Stock by the Named Executive Officers depends on the executive’s role in the Company. The Committee has assigned these particular multiples to match or exceed market practice, and to represent a significant portion of the overall compensation package to reinforce the alignment of management’s decision making with shareholder interests.

Position	Multiple of Base Salary Used to Establish Ownership Target
President	10x
Executive Vice President and President – Merchandising	10x
Executive Vice President and President – Stores	10x
Executive Vice President and Chief Financial Officer	4x
Executive Vice President and Chief Administrative Officer	3x

Under our guidelines, Named Executive Officers and other select executives are required to arrange for stock transactions in accordance with an SEC Rule 10b5-1 trading plan. These plans predetermine the timing, number of shares and price at which an executive may buy or sell Company shares. These executives must also achieve and retain a minimum holding of 100% of their ownership targets before they may sell Nordstrom stock.

The Committee regularly reviews stock ownership status for the Named Executive Officers. As of the end of fiscal year 2012, all of the Named Executive Officers had exceeded their ownership targets.

Benefits

Nordstrom offers the Named Executive Officers a comprehensive program of broad-based, leadership and retirement benefits. Their purpose varies by benefit, but in general enhances total compensation with meaningful and competitive offerings that support healthy lifestyles and contribute to financial security. These benefits are regularly reviewed for consistency with our guiding principles, organizational culture and market practices. Additional information on 2012 benefits is provided as noted below.

	Benefit	Where to Learn More
Broad-Based

•

Company contribution to medical, dental and vision coverage; short- and long-term disability; life insurance; adoption assistance; and employee referral assistance. Employee access to accident insurance, health savings account and flexible spending accounts. Employee Stock Purchase Plan. Merchandise discount

For merchandise discount, see All Other Compensation in Fiscal Year 2012, page 44
Leadership	• Salary continuance; long-term disability coverage; life insurance	For life insurance, see All Other Compensation in Fiscal Year 2012, page 43
	• Reimbursement for financial, tax and estate planning; reimbursement of qualifying out-of-pocket medical expenses; contribution to parking (all of these benefits were discontinued for 2013)	See All Other Compensation in Fiscal Year 2012, page 43
	• Executive Deferred Compensation Plan	See Non-Qualified Deferred Compensation on page 50
	• Leadership Separation Plan	See Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2012 on page 54
Retirement	• 401(k) match and Profit Sharing	See All Other Compensation in Fiscal Year 2012 on page 44
	• Retiree health care	See Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2012 on page 54
	• Supplemental Executive Retirement Plan (closed to new entrants in 2012)	See Pension Benefits on page 49

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Additional Information

Compensation Risk Assessment Supports Integrity of the Pay Program

The Compensation Committee oversees an extensive review of the Company’s pay-for-performance philosophy, the composition and balance of elements in the compensation package and the alignment of plans with shareholder interests to ensure these practices do not pose a material adverse risk to the organization.

The review is conducted every other year as underlying programs and practices are generally consistent over time. The review for fiscal year 2012 concluded with the following perspectives:

•

The goals of the Company’s compensation programs are to attract and retain the best talent and to motivate and reward our people in ways that are aligned with the long-term interests of our shareholders. This has been a long-standing objective of our pay-for-performance philosophy. We believe that the strong alignment of our employee compensation plans with performance has served our stakeholders, and in particular, our shareholders, well. The strength of this alignment is regularly reviewed and monitored by the Committee.

•

Overall, the Company, by the very nature of being a fashion specialty retailer, is not engaged in activities, in part or as a whole, that are high risk. The Company has systems in place to identify, monitor and control risks and individuals, making it difficult for a single individual or a group of individuals to expose the Company to material risk.

•

Our compensation program rewards both short- and long-term performance. Company results are team oriented rather than individually focused and tied to measurable factors that are both transparent to shareholders and drivers of their returns.

•

The compensation program balances the importance of achieving critical short-term objectives with a focus on realizing long-term strategic priorities. Strong stock ownership guidelines are in place for Company leaders, and mechanisms, such as an executive clawback policy, exist to address inappropriate rewards.

•

The Committee is actively engaged in establishing compensation plans, monitoring these plans during the year and using discretion in making rewards, as necessary.

•

The Company has active and engaged oversight systems in place. The entire Board is aware of the compensation program, as established and approved by the Committee. The Audit Committee and the full Board closely monitor and certify the performance that drives employee rewards through detailed and transparent financial reporting, which is in place to provide strong, timely insight into the performance of the Company.

As a result of this review, the Committee believes that the Company’s compensation plans do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

Executive Compensation Clawback Policy Applies to Performance-Based Pay

In February 2008, the Board adopted a formal executive compensation clawback policy that applies to any performance-based bonus, equity, equity equivalent or other incentive compensation awarded to an Executive Officer, beginning in that fiscal year. Under that policy, in the event of a material restatement of the Company’s financial results, the Board will review the circumstances that caused the restatement and consider accountability to determine whether an Executive Officer was negligent or engaged in misconduct. If so, and the amount or vesting of an award would have been less had the financial statements been correct, the Board will seek to recover compensation from the Executive Officer as it deems appropriate. This policy is in addition to any requirements which might be imposed pursuant to applicable law.

Termination and Change in Control Provisions are Committee Directed

Under our Leadership Separation Plan, the eligible Named Executive Officers receive severance benefits upon involuntary termination of employment by the Company, other than for cause, to assist in the transition from active employment. Separation benefits are described in the Potential Payments Upon Termination or Change in Control section on page 54.

As described under Change in Control in the Potential Payments Upon Termination or Change in Control section on pages 53 and 54, the Named Executive Officers are not entitled to any payment or accelerated benefit in connection with a change in control of the Company unless the Committee exercises discretion.

Tax and Accounting Considerations Underlie the Compensation Elements

The Committee recognizes the tax and regulatory factors that can influence the structure of executive compensation programs, including:

•

Section 162(m) of the Internal Revenue Code which disallows a tax deduction to public corporations for compensation over $1 million paid to any Named Executive Officer except the Chief Financial Officer, who is not subject to Section 162(m). The statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Company’s shareholder-approved 2004 and 2010 Equity Incentive Plans and Executive Management Bonus Plan are intended to comply with those requirements. In some years, there may be limited circumstances, such as an element within a new hire package, that do not allow for deductibility.

•

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 718, Stock Compensation (“ASC 718”), where stock options and performance share units are accounted for based on their grant date fair value (see Note 1 and Note 13 in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the fiscal year ended February 2, 2013, filed with the SEC on March 18, 2013). The Committee regularly considers the accounting implications of our equity-based awards, including the variable accounting treatment of the performance share units.

•

Section 409A of the Internal Revenue Code, the limitations of which primarily relate to the deferral and payment of benefits under the Executive Deferred Compensation Plan and Supplemental Executive Retirement Plan. The Committee continues to consider the impact of Section 409A and in general, the evolving tax and regulatory landscape in which its compensation decisions are made.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. As a result, the Committee believes the Compensation Discussion and Analysis represents the intent and actions of the Committee with regard to executive compensation and has recommended to the Board that it be included in this Proxy Statement for filing with the SEC.

COMPENSATION COMMITTEE
Enrique Hernandez, Jr. Philip G. Satre B. Kevin Turner Robert D. Walter, Chair

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Summary Compensation Table

The following table summarizes the total compensation paid or accrued by the Company for services provided by the Named Executive Officers for the fiscal years ended February 2, 2013, January 28, 2012 and January 29, 2011.

Name and Principal Position	Fiscal Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)(c)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(f)	All Other Compensation ($)(g)	Total ($)
Blake W. Nordstrom President	2012	709,722	—	340,081	1,049,992	892,080	879,469	47,362	3,918,706
	2011	698,056	—	343,031	1,049,750	1,559,460	2,259,665	85,867	5,995,829
	2010	696,111	—	346,690	1,049,719	2,103,675	1,691,038	63,852	5,951,085
Michael G. Koppel Executive Vice President and Chief Financial Officer	2012	671,250	—	218,624	674,985	458,784	822,197	45,042	2,890,882
	2011	586,278	—	194,814	596,107	712,896	1,834,147	52,624	3,976,866
	2010	518,722	—	178,303	539,856	849,484	1,441,214	42,215	3,569,794
Peter E. Nordstrom Executive Vice President and President – Merchandising	2012	700,972	—	315,790	974,994	892,080	822,290	41,165	3,747,291
	2011	648,195	—	318,551	974,770	1,448,070	2,413,728	36,824	5,840,138
	2010	646,389	—	321,919	974,748	1,953,413	1,919,375	47,659	5,863,503
Erik B. Nordstrom Executive Vice President and President – Stores	2012	700,972	—	315,790	974,994	892,080	761,226	56,144	3,701,206
	2011	648,195	—	318,551	974,770	1,448,070	2,260,467	64,814	5,714,867
	2010	646,389	—	321,919	974,748	1,953,413	1,716,796	80,151	5,693,416
Daniel F. Little Executive Vice President and Chief Administrative Officer	2012	527,917	—	182,161	562,488	356,832	402,871	34,884	2,067,153
	2011	491,722	—	169,085	517,365	594,080	777,389	39,913	2,589,554
	2010	450,778	—	156,020	472,377	737,288	481,097	40,662	2,338,222

(a)   Salary

The amounts shown represent base salary earned during the fiscal year. The base salaries for all of the Named Executive Officers except Blake Nordstrom increased in April 2012. The amounts shown for all fiscal years vary somewhat from annual base salaries due to the timing of fiscal year end as a result of our 4-5-4 retail reporting calendar, which included an extra week in 2012 (the “53rd week”).

All of the Named Executive Officers contributed a portion of their base salary earned during fiscal year 2012 to the 401(k) component of the 401(k) Plan & Profit Sharing.

(b)   Bonus

No amounts are reported because the Company does not pay discretionary or guaranteed bonuses to the Named Executive Officers. As described in the Compensation Discussion and Analysis on page 37, all bonuses are performance based, and for that reason, are required to be reported in column (e), “Non-Equity Incentive Plan Compensation.”

(c)   Stock Awards

The amounts reported reflect the grant date fair value of performance share units granted during the fiscal year. This is not the value received. The actual value the Named Executive Officers may receive will depend on whether the performance criteria are met and the market price of Nordstrom stock at the end of the performance cycle. The amounts reported are calculated in accordance with FASB Accounting Standards Codification 718, Stock Compensation (“ASC 718”). The amounts are calculated by multiplying the number of performance share units awarded by the closing price of Common Stock on the date of grant. See column (c) of the Grants of Plan-Based Awards in Fiscal Year 2012 table on page 45 for the number of performance share units granted in fiscal year 2012.

(d)   Option Awards

The amounts reported reflect the grant date fair value of stock options granted during the fiscal year. This is not the value received. The Named Executive Officers can only realize value from stock options if the market price of Nordstrom stock increases above the exercise price of the options. The amounts reported are calculated in accordance with ASC 718. See column (d) of the Grants of Plan-Based Awards in Fiscal Year 2012 table on page 45 for the number of stock options granted in fiscal year 2012.

Assumptions used in the calculation of these amounts for fiscal years 2012, 2011 and 2010 are included in Note 13 to the Company’s audited financial statements for the fiscal year ended February 2, 2013, included in the Company’s Form 10-K filed with the SEC on March 18, 2013.

(e)   Non-Equity Incentive Plan Compensation

The amounts reported reflect the annual performance-based cash awards under the Executive Management Bonus Plan, which is addressed on page 37 in the Compensation Discussion and Analysis. The amounts of the cash awards for fiscal year 2012, approved by the Compensation Committee at its February 27, 2013 meeting, were paid out in March 2013. None of the Named Executive Officers elected to defer their cash awards for fiscal year 2012 into the Executive Deferred Compensation Plan.

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(f)   Change in Pension Value and Non-Qualified Deferred Compensation Earnings

The amounts reported reflect the change in actuarial present value from fiscal year-end 2011 to fiscal year-end 2012 of each Named Executive Officer’s benefit under the Supplemental Executive Retirement Plan. The present value of the benefit is affected by current earnings, credited years of service, the discount rate used to determine the present value of the benefit, the executive’s age, time until retirement and the age of the executive’s spouse as the potential beneficiary. Because these factors vary by individual, the present value of the benefit increased more for some of the Named Executive Officers than for others. See the Pension Benefits section on page 49 for more information about the Supplemental Executive Retirement Plan.

The amounts reported were calculated using the same interest rate and mortality rate assumptions as those used in the Company’s financial statements to calculate the Company’s obligations under the Plan. Assumptions used in the calculation of these amounts are included in Note 7 to the Company’s audited financial statements for the fiscal year ended February 2, 2013, included in the Company’s Form 10-K filed with the SEC on March 18, 2013.

Michael Koppel and Daniel Little had account balances in the Executive Deferred Compensation Plan in fiscal year 2012, as shown on page 51. The Company does not offer above market-rate or preferential earnings on deferred compensation, so no amounts for these types of earnings are included in the table.

(g)   All Other Compensation

A detailed description of all other compensation paid to the Named Executive Officers is shown in the table below.

All Other Compensation in Fiscal Year 2012

The following table shows each component of “All Other Compensation” for fiscal year 2012, reported in column (g) of the Summary Compensation Table on page 42, calculated at the aggregate incremental cost to the Company.

Name	Leadership Benefits				Broad-Based Benefits	Broad-Based Retirement Benefits		Other	Total ($)
	Financial Planning Reimbursement ($)(a)	Parking ($)(b)	Premium on Additional Medical Insurance ($)(c)	Premium on Life Insurance ($)(d)	Merchandise Discount ($)(e)	401(k) Plan Company Match ($)(f)	Profit Sharing ($)(g)	Aircraft Use ($)(h)
Blake W. Nordstrom	—	—	6,066	357	24,508	10,000	6,375	56	47,362
Michael G. Koppel	4,000	2,640	6,066	338	14,413	10,000	6,375	1,210	45,042
Peter E. Nordstrom	—	—	6,066	353	18,371	10,000	6,375	—	41,165
Erik B. Nordstrom	—	—	6,066	353	33,350	10,000	6,375	—	56,144
Daniel F. Little	4,000	2,640	6,066	266	5,537	10,000	6,375	—	34,884

(a)   Financial Planning Reimbursement

Until the end of fiscal year 2012, the Company offered reimbursement to the Named Executive Officers for tax preparation and financial and estate planning expenses, up to an annual limit of $4,000. Beginning in fiscal year 2013, this benefit is no longer being provided to the Named Executive Officers.

(b)   Parking

Until the end of fiscal year 2012, the Company offered to pay up to the tax-free limit established by the Internal Revenue Service (“IRS”) toward parking expenses for the Named Executive Officers. This amount was $240 per month during 2012. Beginning in fiscal year 2013, this benefit is no longer being provided to the Named Executive Officers.

(c)   Premium on Additional Medical Insurance

Until the end of fiscal year 2012, the Company provided health coverage that paid 100% of qualifying out-of-pocket medical, dental and vision expenses that were not reimbursed by other Company-sponsored health plans for the Named Executive Officers and their dependents, up to a calendar year maximum of $10,000 per covered family. The amounts reported are the annual Company-paid premiums for this additional coverage. Beginning in fiscal year 2013, this benefit is no longer being provided to the Named Executive officers or any other executive.

(d)   Premium on Life Insurance

The Company provides life insurance to the Named Executive Officers in an amount equal to approximately 1.25 times their base salary. The amounts reported are the annual premiums.

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(e)   Merchandise Discount

The Company provides a merchandise discount to the Named Executive Officers of 33% for purchases at Nordstrom full-line stores, nordstrom.com and through our catalogs, and 20% for purchases at Nordstrom Rack stores and our restaurants. A 40% discount is available at certain times of the year on specified merchandise. The merchandise discount provided to the Named Executive Officers is the same level as for all other eligible management and high-performing non-management employees of the Company. The amounts reported are the total discounts the Named Executive Officers received on their Nordstrom purchases during the fiscal year ended February 2, 2013.

(f)   401(k) Plan Company Match

The Company offers a matching contribution on employee 401(k) contributions under the 401(k) Plan & Profit Sharing to the Named Executive Officers. They may defer up to 15% of their eligible pay (i.e., base salary, performance-based bonus and other taxable wages) into the 401(k) component of the Plan, subject to Internal Revenue Code limits.

Although the matching contribution is discretionary and subject to change, the Company currently matches the executive’s contributions for the Plan year, dollar for dollar, up to 4% of eligible pay. The 2012 calendar year compensation limit for eligible pay was $250,000, as set by the IRS. The maximum Company contribution for each of the Named Executive Officers was $10,000 (4% x $250,000), as reported on page 43.

Contributions under the Plan may be directed to any of 12 customized target retirement date funds or to any of 9 individual investment alternatives, including Common Stock.

(g)   Profit Sharing

The Board has discretion to make an annual contribution to the Profit Sharing component of the 401(k) Plan & Profit Sharing based on a formula that reflects overall Company performance as measured by Earnings Before Interest and Income Taxes (EBIT). Although the contribution is discretionary, the target annual Profit Sharing contribution is between 1% and 3% of a participant’s eligible pay (i.e., base salary, performance-based bonus and other taxable wages), depending on the participant’s length of service with the Company. The 2012 calendar year compensation limit for eligible pay was $250,000, as set by the IRS. As a result of the Company’s performance in fiscal year 2012, the contribution for all eligible employees was below target. Based on their years of service, the maximum Company contribution for each of the Named Executive Officers was $6,375 (3% x $250,000 x 85%), as reported on page 43.

(h)   Aircraft Use

The Company owns two aircraft which it uses for business purposes. On rare occasions, a Named Executive Officer’s guest accompanies the executive on a business trip on the Company’s aircraft as an additional passenger. Only the direct variable costs (i.e., costs the Company incurs solely as a result of the passenger being on the aircraft) are included in determining the aggregate incremental cost to the Company. When the travel does not meet the IRS standard for business travel, the cost of the travel is imputed as income to the executive, which is the Company’s practice to fully disclose. The Company does not reimburse the Named Executive Officers for taxes incurred as a result of the imputed income.

In fiscal year 2012, Michael Koppel and Blake Nordstrom each had a guest accompany them on a business trip. The costs reported are the total direct variable costs associated with the guests’ travel and include meals and the tax deductions the Company was not able to take as a result of the non-deductible portion of the aircraft operating costs.

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Grants of Plan-Based Awards in Fiscal Year 2012

The following table discloses the potential range of payouts for:

•

non-equity incentive plan awards granted in fiscal year 2012. These awards are performance-based cash bonuses granted under the Executive Management Bonus Plan as described in the Compensation Discussion and Analysis on page 37; and

•

equity incentive plan awards granted in fiscal year 2012. These awards are performance share units granted under the 2010 Equity Incentive Plan as described in the Compensation Discussion and Analysis on page 38.

The table also discloses:

•

the number, price and grant date fair value of stock options granted under the 2010 Equity Incentive Plan in fiscal year 2012; and

•

the grant date fair value of performance share units granted under the 2010 Equity Incentive Plan in fiscal year 2012.

Name and Award	Grant Date (a)	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (b)			Estimated Future Payouts Under Equity Incentive Plan Awards (c)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(d)	Exercise or Base Price of Option Awards ($/Sh)(e)	Grant Date Fair Value of Stock and Option Awards ($)(f)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Blake W. Nordstrom
Executive Management Bonus			262,500	1,050,000	2,625,000
Performance Share Unit Award	2/17/2012	2/17/2012				4,987.50	6,650.00	11,637.50				340,081
Stock Option Award	2/22/2012	2/17/2012								68,629	52.63	1,049,992
Michael G. Koppel
Executive Management Bonus			135,000	540,000	1,350,000
Performance Share Unit Award	2/17/2012	2/17/2012				3,206.25	4,275.00	7,481.25				218,624
Stock Option Award	2/22/2012	2/17/2012								44,118	52.63	674,985
Peter E. Nordstrom
Executive Management Bonus			262,500	1,050,000	2,625,000
Performance Share Unit Award	2/17/2012	2/17/2012				4,631.25	6,175.00	10,806.25				315,790
Stock Option Award	2/22/2012	2/17/2012								63,727	52.63	974,994
Erik B. Nordstrom
Executive Management Bonus			262,500	1,050,000	2,625,000
Performance Share Unit Award	2/17/2012	2/17/2012				4,631.25	6,175.00	10,806.25				315,790
Stock Option Award	2/22/2012	2/17/2012								63,727	52.63	974,994
Daniel F. Little
Executive Management Bonus			105,000	420,000	1,050,000
Performance Share Unit Award	2/17/2012	2/17/2012				2,671.50	3,562.00	6,233.50				182,161
Stock Option Award	2/22/2012	2/17/2012								36,765	52.63	562,488

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(a)   Grant Date

The grant date for stock options is the first open-window trading day that falls on or after the Compensation Committee’s approval of the grant. The grant date for performance share units is the approval date.

(b)   Estimated Future Payouts Under Non-Equity Incentive Plan Awards

The amounts shown report the range of possible cash payouts for fiscal year 2012 associated with established levels of performance under the Executive Management Bonus Plan. The amounts shown in the “Threshold,” “Target” and “Maximum” columns reflect the payout opportunity associated with established levels of performance, as discussed in the Compensation Discussion and Analysis on page 37. Payout is only made if the minimum performance milestone is achieved.

Although the column heading refers to future payouts, the performance-based bonuses have already been earned and paid to the Named Executive Officers. These cash payments are reported in the Summary Compensation Table on page 42, in column (e), “Non-Equity Incentive Plan Compensation.”

(c)   Estimated Future Payouts Under Equity Incentive Plan Awards

The numbers shown report the range of potential performance share unit payouts for the three-year performance cycle of the 2012 grant, beginning January 29, 2012 and ending January 30, 2015. Payouts are shown in units at 75%, 100% and 175% of the number of performance share units granted.

(d)   All Other Option Awards: Number of Securities Underlying Options

The numbers shown report the number of stock options granted in fiscal year 2012 to the Named Executive Officers. These stock options vest and become exercisable in four equal annual installments beginning one year from the date of grant. For more information about long-term incentive grant practices, see the Compensation Discussion and Analysis on page 38.

Under the 2010 Equity Incentive Plan, the Compensation Committee may grant different types of equity, including stock options, stock appreciation rights, unrestricted shares, restricted shares, restricted stock units and performance share units. In fiscal year 2012, the Named Executive Officers were granted stock options and performance share units.

(e)   Exercise or Base Price of Option Awards

The exercise price of the stock options granted in fiscal year 2012 of $52.63 was the fair market value at the closing price of Common Stock on the grant date, February 22, 2012.

(f)   Grant Date Fair Value of Stock and Option Awards

The grant date fair value of the stock options and performance share units is calculated in accordance with ASC 718.

The value for performance share units is calculated by multiplying the number of performance share units granted by the closing price of Common Stock on February 17, 2012, the date of grant, which was $51.14. This is not the value received. The actual value the Named Executive Officers may receive will depend on whether the performance criteria are met and Nordstrom stock price at the end of the performance cycle.

The value for stock options is calculated by multiplying the number of options awarded by the fair value of an option for the fiscal year 2012 grant, which was $15.30. The Named Executive Officers will only realize value from the stock options if Nordstrom stock price increases above the grant price of $52.63. The actual value received by the Named Executive Officers will be the difference between the stock price at a future date when the stock options are exercised, and the grant price of $52.63.

Outstanding Equity Awards at Fiscal Year-End 2012

The following table provides information on the current holdings of stock options and stock awards by the Named Executive Officers as of the fiscal year ended February 2, 2013. The table includes unexercised and unvested stock options and performance share units with time remaining in their three-year performance cycles. The vesting schedule for outstanding stock options and additional information about the outstanding performance share units is shown on page 48. Information about the amount of Common Stock beneficially owned by the Named Executive Officers is shown in the Beneficial Ownership Table on page 62.

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Name	Option Awards						Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(b)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)
		Exer- cisable	Unexer- cisable (a)
Blake W. Nordstrom	2/25/2004	80,522	—		19.56	2/25/2014
	2/23/2005	67,502	—		26.01	2/23/2015
	2/22/2006	49,048	—		40.27	2/22/2016
	3/1/2007	40,011	—		53.63	3/1/2017
	2/28/2008	51,847	—		38.02	2/27/2018
	2/27/2009	89,121	29,707		13.47	2/27/2019
	2/26/2010	39,022	39,024		36.94	2/26/2020
	2/25/2011	17,507	52,523		45.49	2/25/2021
	2/22/2012	—	68,629		52.63	2/22/2022
									12,680.50	698,949
Michael G. Koppel	2/25/2004	44,286	—		19.56	2/25/2014
	2/23/2005	37,126	—		26.01	2/23/2015
	2/22/2006	28,728	—		40.27	2/22/2016
	3/1/2007	25,150	—		53.63	3/1/2017
	2/28/2008	35,553	—		38.02	2/27/2018
	2/27/2009	61,111	20,371		13.47	2/27/2019
	2/26/2010	20,068	20,070		36.94	2/26/2020
	2/25/2011	9,941	29,826		45.49	2/25/2021
	2/22/2012	—	44,118		52.63	2/22/2022
									7,575.25	417,548
Peter E. Nordstrom	2/25/2004	46,012	—		19.56	2/25/2014
	2/23/2005	40,984	—		26.01	2/23/2015
	2/22/2006	31,531	—		40.27	2/22/2016
	3/1/2007	28,007	—		53.63	3/1/2017
	2/28/2008	48,144	—		38.02	2/27/2018
	2/27/2009	82,755	27,585		13.47	2/27/2019
	2/26/2010	36,236	36,236		36.94	2/26/2020
	2/25/2011	16,257	48,771		45.49	2/25/2021
	2/22/2012	—	63,727		52.63	2/22/2022
									11,775.25	649,052
Erik B. Nordstrom	2/25/2004	46,012	—		19.56	2/25/2014
	2/23/2005	40,984	—		26.01	2/23/2015
	2/22/2006	31,531	—		40.27	2/22/2016
	3/1/2007	28,007	—		53.63	3/1/2017
	2/28/2008	48,144	—		38.02	2/27/2018
	2/27/2009	82,755	27,585		13.47	2/27/2019
	2/26/2010	36,236	36,236		36.94	2/26/2020
	2/25/2011	16,257	48,771		45.49	2/25/2021
	2/22/2012	—	63,727		52.63	2/22/2022
									11,775.25	649,052
Daniel F. Little	2/25/2004	37,384	—		19.56	2/25/2014
	2/23/2005	33,750	—		26.01	2/23/2015
	2/22/2006	25,225	—		40.27	2/22/2016
	3/1/2007	22,292	—		53.63	3/1/2017
	2/28/2008	31,108	—		38.02	2/27/2018
	2/27/2009	53,472	17,825		13.47	2/27/2019
	2/26/2010	17,560	17,561		36.94	2/26/2020
	2/25/2011	8,628	25,886		45.49	2/25/2021
	2/22/2012	—	36,765		52.63	2/22/2022
									6,463.50	356,268

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(a)   Number of Securities Underlying Unexercised Options: Unexercisable

The following table shows the grant date, vesting schedule and expiration date for all unvested stock options as of the fiscal year ended February 2, 2013. All stock option grants have a four-year vesting schedule of 25% per year and a 10-year term.

Grant Date	Vesting Schedule	Expiration Date
2/27/2009	25% per year with a remaining vesting date of 2/27/2013	2/27/2019
2/26/2010	25% per year with remaining vesting dates of 2/26/2013 and 2/26/2014	2/26/2020
2/25/2011	25% per year with remaining vesting dates of 2/25/2013, 2/25/2014 and 2/25/2015	2/25/2021
2/22/2012	25% per year with vesting dates of 2/22/2013, 2/22/2014, 2/22/2015 and 2/22/2016	2/22/2022

(b)   Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested

The numbers reported are the outstanding performance share units granted in fiscal years 2011 and 2012. Both of these grants have time remaining in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2012, 75% of the number of performance share units granted in fiscal year 2011 would have been earned, and 0% of the number granted in fiscal year 2012 would have been earned.

As required to be disclosed, the number of estimated shares reported for the 2011 grant is based on achieving the target level of performance, which pays out at 100% of the number granted. The number of estimated shares reported for the 2012 grant is based on achieving the threshold level of performance, which pays out at 75% of the number granted, as shown in the performance share unit vesting schedule on page 38. See the Outstanding Equity Awards: Performance Share Units table below for detailed information about these awards.

(c)   Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

The amounts reported relate to the outstanding performance share units granted in fiscal years 2011 and 2012. Both of these grants have time remaining in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2012, 75% of the number of performance share units granted in fiscal year 2011 would have been earned, and 0% of the number granted in fiscal year 2012 would have been earned.

As required to be disclosed, the payout values reported are based on achieving the target level of performance for the 2011 grant, which pays out at 100% of the number granted, and the threshold level of performance for the 2012 grant, which pays out at 75% of the number granted. The value of estimated payouts has been calculated using the closing price of Common Stock on February 1, 2013, the last market trading day of the fiscal year, of $55.12. The payout does not include estimated dividend amounts as the Company does not pay dividends on unvested performance share units. See the Outstanding Equity Awards: Performance Share Units table below for detailed information about these awards.

Outstanding Equity Awards: Performance Share Units

The following table shows the detail for the outstanding performance share units that were granted in fiscal years 2011 and 2012 under the 2010 Equity Incentive Plan. The number and value of these outstanding performance share units are shown in columns (b) and (c) of the Outstanding Equity Awards at Fiscal Year-End 2012 table on page 47. These 2011 and 2012 performance share unit grants have one and two years remaining in their three-year performance cycles, respectively. More information about performance share units and long-term incentive grant practices is provided in the Compensation Discussion and Analysis on page 38.

Name	Three Year Performance Cycle (a)	Estimated Shares (at 100% of the Number Granted for the 2011 Grant and 75% of the Number Granted for the 2012 Grant) (#)	Value of Estimated Payout ($)
Blake W. Nordstrom	1/30/2011 – 2/1/2014 1/29/2012 – 1/30/2015	7,693.00 4,987.50	424,038 274,911
Michael G. Koppel	1/30/2011 – 2/1/2014 1/29/2012 – 1/30/2015	4,369.00 3,206.25	240,819 176,729
Peter E. Nordstrom	1/30/2011 – 2/1/2014 1/29/2012 – 1/30/2015	7,144.00 4,631.25	393,777 255,275
Erik B. Nordstrom	1/30/2011 – 2/1/2014 1/29/2012 – 1/30/2015	7,144.00 4,631.25	393,777 255,275
Daniel F. Little	1/30/2011 – 2/1/2014 1/29/2012 – 1/30/2015	3,792.00 2,671.50	209,015 147,253

(a)   Performance Cycle

The performance share units are earned on the last day of the three-year performance cycle if performance criteria have been met and become vested when the results have been certified by the Compensation Committee.

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Option Exercises and Stock Vested in Fiscal Year 2012

The following table provides information for the Named Executive Officers on:

•

the number of shares of Common Stock acquired and value realized from stock option exercises in fiscal year 2012; and

•

the number of shares of Common Stock acquired and value realized from performance share units that vested with respect to fiscal year 2012.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)	Number of Shares Acquired on Vesting (#)(b)	Value Realized on Vesting ($)(c)
Blake W. Nordstrom	87,500	3,863,125	7,106.25	391,697
Michael G. Koppel	87,214	3,919,074	3,654.75	201,450
Peter E. Nordstrom	—	—	6,598.50	363,709
Erik B. Nordstrom	62,296	2,925,744	6,598.50	363,709
Daniel F. Little	—	—	3,198.00	176,274

(a)   Value Realized on Exercise

The amount realized equals the aggregate difference between the fair market value of Common Stock on the dates of exercise and the grant prices, multiplied by the number of shares acquired on exercise.

(b)   Number of Shares Acquired on Vesting

The performance share units granted in 2010 vested at 75% of target based on Nordstrom total shareholder return relative to other companies in our peer group, as described in the Compensation Discussion and Analysis on page 38. Therefore, the number of shares acquired on vesting is equal to 75% of the number of shares granted.

(c)   Value Realized on Vesting

The amount realized equals the number of shares of Common Stock acquired at vesting, multiplied by $55.12, the closing price of Common Stock on February 1, 2013, the last market trading day of the three-year performance cycle. Vested performance share units are paid in shares of Common Stock or cash at the election of the executives. Prior to vesting, in accordance with the requirements of Internal Revenue Code Section 409A, executives may also elect to defer their vested performance share units into the Executive Deferred Compensation Plan. All of the Named Executive Officers elected to receive 100% of their 2012 payouts in cash.

Pension Benefits

The Supplemental Executive Retirement Plan (“SERP”) is designed to encourage designated executives to stay with Nordstrom throughout their careers and to reward their significant and sustained contribution to the Company’s success by adding to their financial security upon retirement. The SERP was closed to new entrants, beginning in 2012.

The Named Executive Officers are eligible for the SERP and would receive the full retirement benefit at age 58. The full benefit is equal to 1.6% multiplied by final average pay and the executive’s years of credited service, up to a maximum of 25 years. Executives may retire early, between the ages of 53 and 57 with at least 10 years of credited service and with prior approval by the Board, and receive a reduced benefit. The early retirement benefit is reduced 10% for each year that the retirement age is less than 58.

Final average pay is the average base salary and annual performance-based cash bonus of the highest 36 months over the longer of:

•

the most recent five years of service; or

•

the entire period of service after the executive’s 53rd birthday.

There is no offset or reduction in the Named Executive Officers’ SERP benefit for Social Security or other Company retirement benefits such as the 401(k) Plan & Profit Sharing.

The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% annuity paid to a surviving spouse or life partner after the executive’s death. A surviving spouse or life partner also receives a 50% survivor benefit if the executive dies before retiring. The amount of this survivor benefit depends on the executive’s age and years of credited service at the time of death.

The SERP provides that no benefit will be paid to an executive whose employment is terminated for cause, as determined by the Compensation Committee in the exercise of its discretion in accordance with the Plan. The Compensation Committee has discretion to discontinue payment of benefits under the SERP if the retired executive is found to have engaged in misconduct or in competitive behavior against the Company.

Information about payment of the SERP benefit related to change in control is provided in footnote (b) to the Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2012 table on page 53.

Because the SERP is a non-qualified deferred compensation plan, the Company is not obligated to fund it. However, the Company does set aside funds to assist in the payment of future benefit obligations. If the Company were to become insolvent, participants would be unsecured general creditors, and there is no guarantee that funds would be available to pay all creditors in full. See Note 7 in the Company’s Form 10-K filed with the SEC on March 18, 2013 for a discussion of the benefit obligation.

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Fiscal Year 2012 Pension Benefits Table

The following table shows the present value of accumulated SERP benefits payable to each of the Named Executive Officers, based on the number of years of service credited under the Plan to each Named Executive Officer and actuarial assumptions consistent with those used in the Company’s financial statements to calculate the Company’s obligations under the Plan. See Note 7 in the Company’s Form 10-K filed with the SEC on March 18, 2013 for a discussion of the benefit obligation and assumptions used.

Name	Plan Name	Number of Years Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(b)	Payments During Last Fiscal Year ($)
Blake W. Nordstrom	Supplemental Executive Retirement Plan	25 years	11,679,847	—
Michael G. Koppel	Supplemental Executive Retirement Plan	23 years	7,392,936	—
Peter E. Nordstrom	Supplemental Executive Retirement Plan	25 years	10,582,892	—
Erik B. Nordstrom	Supplemental Executive Retirement Plan	25 years	9,478,545	—
Daniel F. Little	Supplemental Executive Retirement Plan	13 years	2,725,844	—

(a)   Number of Years Credited Service

Although Blake, Peter and Erik Nordstrom have 31, 28 and 28 actual years of service, respectively, the number of years of credited service under the SERP is capped at 25. In the past, the Compensation Committee granted additional years of service to select executives hired mid-career so that they could earn the full 25 years of service by the time they reached the retirement age of 58. Michael Koppel and Daniel Little received this grant of additional years of service and will earn the equivalent of 25 years of service at a retirement age of 58, if they stay with the Company until that time. Ten of Michael Koppel’s 23 years and 2 of Daniel Little’s 13 years are additional years of service. This practice of granting additional years of service was discontinued in 2005.

(b)   Present Value of Accumulated Benefit

The amounts shown are based on a retirement age of 58. Blake, Peter and Erik Nordstrom and Daniel Little are not currently entitled to receive any amounts because such amounts are not vested and the executives are not the minimum retirement age of 53. Michael Koppel has met the minimum retirement age of 53 with at least 10 years of service and would be eligible for early retirement with prior approval from the Board. If the Board approved early retirement, he would be entitled to receive a reduced SERP benefit with a present value as of the end of the fiscal year of $6,694,509, as reported in the Potential Payments Upon Termination or Change of Control at Fiscal Year-End 2012 table on page 52.

Non-Qualified Deferred Compensation

The Company offers the Executive Deferred Compensation Plan (“EDCP”) to designated leadership-level employees, including the Named Executive Officers, with a minimum base salary of $85,000. Under this Plan, a participant may defer up to 100% of base salary in excess of $50,000, up to 100% of an annual performance-based bonus and up to 100% of any vested performance share units, less applicable payroll taxes.

Deferral elections generally are irrevocable and are made in compliance with Section 409A of the Internal Revenue Code. If a participant’s EDCP deferrals cause a reduction in the Company’s 401(k) match or Profit Sharing contribution, the Company may deposit a make-up contribution into the participant’s EDCP account. No other Company contributions or matches are made. The participating Named Executive Officers did not receive make-up contributions in the fiscal year ended February 2, 2013 because the Company’s contributions to their 401(k) Plan & Profit Sharing were not reduced due to any deferrals into the EDCP.

Plan participants may direct their cash deferrals to any of 20 deemed investment alternatives, priced and valued similar to retail mutual funds, and may change their investment allocations among these investment alternatives daily. The deemed investment alternatives do not include Common Stock. Gains and losses for cash deferrals are credited to participant accounts daily, based on their investment elections.

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Fiscal Year 2012 Non-Qualified Deferred Compensation Table

The following table discloses information on non-qualified deferred compensation for the Named Executive Officers under the Company’s EDCP for the fiscal year ended February 2, 2013. The Company’s SERP is also a non-qualified plan. Information regarding benefits payable to Named Executive Officers under the SERP is provided on page 49.

Name	Executive Contributions in Last Fiscal Year ($)(a)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(b)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(c)
Blake W. Nordstrom	—	—	—	—	—
Michael G. Koppel	—	—	361,527	—	2,544,705
Peter E. Nordstrom	—	—	—	—	—
Erik B. Nordstrom	—	—	—	—	—
Daniel F. Little	217	—	232,966	—	1,644,777

(a)   Executive Contributions in Last Fiscal Year

Daniel Little elected to defer a portion of his base salary into the EDCP in calendar year 2013. The amount reported is the deferral made in January 2013, prior to the end of the 2012 fiscal year.

(b)   Aggregate Earnings in Last Fiscal Year

The amounts include the total interest or other earnings accrued on the entire EDCP account balances, including deferred performance share units, during the fiscal year ended February 2, 2013.

(c)   Aggregate Balance at Last Fiscal Year-End

The amounts shown are the total EDCP balances, including earnings on deferrals, as of February 2, 2013. Excluding earnings on deferrals, the amounts shown have been previously disclosed in the Summary Compensation Table in our prior Proxy Statements.

Potential Payments Upon Termination or Change In Control

The information on the following pages describes and quantifies certain amounts that would become payable under existing compensation plans if the Named Executive Officers’ employment had terminated on February 2, 2013, the last day of the fiscal year. The amounts are based on each executive’s compensation and years of service as of that date and, if applicable, based on the closing price of Common Stock on February 1, 2013, the last market trading day of the fiscal year, of $55.12. The estimates are based on all relevant plans effective at the end of the fiscal year and information available at that time. Actual values would reflect specific circumstances at the time of any termination, the plans and provisions effective if and when a termination event occurs and any other applicable factors.

Employment Agreements

The Company does not have employment agreements with any Nordstrom employees, including the Named Executive Officers. The Company maintains a leadership separation plan to provide a broad group of leadership employees an appropriate level of severance benefits in the event of separation of service under certain circumstances. Except as described on the following pages, there are no agreements, arrangements or plans that entitle the Named Executive Officers to enhanced benefits upon termination of their employment.

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Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2012

The following table shows various termination scenarios and payments that would be triggered under the Company’s compensation plans.

Name and Potential Payment	Death ($)	Disability ($)	Retirement ($)	Termination without Cause ($)	Change in Control ($)
Blake W. Nordstrom
Continued or Accelerated Vesting of Equity Awards(a)	2,836,130	2,836,130	—	—	—
Vested SERP Benefit(b)	3,797,083	—	—	—	—
Executive Deferred Compensation Plan Survivor Benefit(c)	—	—	—	—	—
Life Insurance Proceeds(d)	875,000	—	—	—	—
Retiree Health Care Benefit(e)	—	—	—	—	—
Separation Benefit(f)	—	—	—	—	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	7,508,213	2,836,130	—	—	—
Michael G. Koppel
Continued or Accelerated Vesting of Equity Awards(a)	1,731,196	1,731,196	1,731,196	1,731,196	—
Vested SERP Benefit(b)	3,321,785	—	6,694,509	6,694,509	—
Executive Deferred Compensation Plan Survivor Benefit(c)	2,026,920	—	—	—	—
Life Insurance Proceeds(d)	844,000	—	—	—	—
Retiree Health Care Benefit(e)	182,293	418,300	418,300	418,300	—
Separation Benefit(f)	—	—	—	305,840	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	8,106,194	2,149,496	8,844,005	9,149,845	—
Peter E. Nordstrom
Continued or Accelerated Vesting of Equity Awards(a)	2,633,546	2,633,546	—	—	—
Vested SERP Benefit(b)	3,565,277	—	—	—	—
Executive Deferred Compensation Plan Survivor Benefit(c)	—	—	—	—	—
Life Insurance Proceeds(d)	875,000	—	—	—	—
Retiree Health Care Benefit(e)	—	—	—	—	—
Separation Benefit(f)	—	—	—	—	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	7,073,823	2,633,546	—	—	—
Erik B. Nordstrom
Continued or Accelerated Vesting of Equity Awards(a)	2,633,546	2,633,546	—	—	—
Vested SERP Benefit(b)	3,015,929	—	—	—	—
Executive Deferred Compensation Plan Survivor Benefit(c)	—	—	—	—	—
Life Insurance Proceeds(d)	875,000	—	—	—	—
Retiree Health Care Benefit(e)	—	—	—	—	—
Separation Benefit(f)	—	—	—	—	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	6,524,475	2,633,546	—	—	—
Daniel F. Little
Continued or Accelerated Vesting of Equity Awards(a)	1,507,337	1,507,337	—	—	—
Vested SERP Benefit(b)	867,321	—	—	—	—
Executive Deferred Compensation Plan Survivor Benefit(c)	2,378,047	—	—	—	—
Life Insurance Proceeds(d)	657,000	—	—	—	—
Retiree Health Care Benefit(e)	—	—	—	—	—
Separation Benefit(f)	—	—	—	453,826	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	5,409,705	1,507,337	—	453,826	—

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(a)   Continued or Accelerated Vesting of Equity Awards

As of the end of fiscal year 2012, the Named Executive Officers had outstanding equity awards under the 1997 Stock Option Plan and the 2004 and 2010 Equity Incentive Plans. Treatment of the awards under various termination scenarios is described below.

Stock Options

Death, Disability, Retirement or Termination without Cause

Except as noted below for stock option grants after 2008, the stock option agreements under the 1997 Stock Option Plan and the 2004 Equity Incentive Plan provide that if a participant’s employment is terminated by reason of death, disability or retirement, stock options granted more than six months prior to termination will continue to vest and may be exercised during the period ending four years after termination, provided the 10-year term of the grant has not expired.

Beginning with the 2009 stock option grant, the stock option agreements provide that if a participant’s employment is terminated by reason of death or disability, stock options granted more than six months prior to the termination event will immediately vest and may be exercised during the period ending four years after termination, provided the 10-year term of the grant has not expired.

The amounts shown in the table for the Death and Disability termination scenarios include the values, as of the end of fiscal year 2012, of unvested stock options that would continue to vest or immediately vest and be exercisable during the period ending four years after termination.

The amounts shown in the table for the Retirement and Termination without Cause termination scenarios for Michael Koppel include the value, as of the end of fiscal year 2012, of unvested stock options that would continue to vest and be exercisable during the period ending four years after termination. Michael Koppel is the only Named Executive Officer who would qualify for this continued vesting upon retirement as of the end of the fiscal year since he has reached the minimum retirement age of 53 with at least 10 years of service.

Beginning with the 2008 stock option grant, if, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then the post-separation vesting and exercise rights will cease immediately and all outstanding vested and unvested options under such grants will be automatically forfeited.

Change in Control

Although the Named Executive Officers are not entitled to any payment or accelerated benefit upon a change in control with respect to their awards under the 2004 Equity Incentive Plan, the terms of that Plan provide the Compensation Committee with discretion to determine at the time of granting stock options or thereafter, that stock options will become immediately exercisable in the event of a change in control of the Company. Under the 2010 Equity Incentive Plan, accelerated vesting is allowed only in the event that the executive experiences a qualifying termination within 12 months following a change in control of the Company. Generally, a change in control occurs upon:

•

the merger or consolidation of the Company with or into another entity;

•

the sale, transfer or other disposition of all or substantially all the Company’s assets;

•

a change in composition of 50% or more of the Board; or

•

any transaction as a result of which any person is the “beneficial owner” of securities of the Company representing at least 25% of the total voting power of the Company’s outstanding voting securities.

Performance Share Units

Death, Disability, Retirement or Termination without Cause

The 2011 and 2012 performance share unit agreements under the 2010 Equity Incentive Plan provide that if the participant’s employment is terminated before the end of a performance cycle by reason of death, disability or retirement, the participant, or participant’s beneficiary, will be entitled to a prorated payment, based on the period of time the executive worked during the performance cycle, with respect to any performance share units granted more than six months prior to termination that were earned during the performance cycle.

The amounts shown in the table include the value of unvested performance share units that would be prorated and paid as a lump sum at the end of the performance cycle in the event of the Named Executive Officer’s death or disability, assuming the performance conditions were met. In the case of Michael Koppel, because he has met the minimum retirement age of 53 with at least 10 years of service, these amounts would also be payable in the event of his retirement or termination without cause, assuming the performance conditions were met.

Both the 2011 and 2012 grants have time remaining in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2012, 75% of the number of performance share units granted in fiscal year 2011 would have been earned and 0% of the number granted in fiscal year 2012 would have been earned. Therefore, the amounts in the table are based on a payout at 75% of the prorated number for the 2011 grant, and no payout for the 2012 grant.

If, during the term of any outstanding performance cycles and regardless of whether the executive is then employed by the Company, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then all outstanding portions of the performance share unit awards will be automatically forfeited.

Change in Control

Under the 2010 Equity Incentive Plan, the Named Executive Officers are not entitled to any payment or accelerated benefit upon a change in control with respect to their performance share units. However, the Compensation Committee has discretion to determine at the time of grant or thereafter, that all or a portion of the performance share units will become vested in the event that the executive experiences a qualifying termination within 12 months following a change in control of the Company.

(b)   Vested SERP Benefit

The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% survivor annuity paid to the surviving spouse or life partner for their life after the executive’s death, as described in the Pension Benefits section on page 49.

Death

The amounts shown for the Death termination scenario are the present value of the 50% survivor annuity, payable in semi-monthly installments to the spouse or life partner of the executive, assuming the payments would begin on the date on which the executive would have attained minimum retirement age of 53, or the executive’s actual age, if older, and would continue for the remaining lifetime of the spouse or life partner. There would be no immediate payment of the benefit if the date of death preceded the executive’s earliest retirement age of 53.

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Retirement or Termination without Cause

The amounts shown in the table for the Retirement and Termination without Cause termination scenarios for Michael Koppel are the present value of his reduced SERP benefit, payable in semi-monthly installments, assuming the payments would begin as of the last day of fiscal year 2012. Michael Koppel has met the minimum retirement age of 53 with at least 10 years of service and would be eligible for early retirement with prior approval from the Board. If the Board approved early retirement, he would be entitled to receive a reduced SERP benefit, as described in the Pension Benefits section on page 49.

Change in Control

No benefits are paid solely due to a change in control, although a change in control triggers immediate vesting and an obligation for the Company to fully fund accrued benefits through a trust. If an executive was separated from the Company after a change in control, a deferred annuity would be payable upon the executive reaching retirement age. If the separation occurred before the executive’s retirement age of 58, the benefit would be paid as a reduced early retirement benefit at age 53, or the executive’s actual age, if older. In this case, the requirement for Board approval of the early retirement is waived. Assuming the earliest retirement age without benefit reduction for age or service, the present value of this benefit at fiscal year end would be as shown in the Fiscal Year 2012 Pension Benefits Table on page 50, column (b), “Present Value of Accumulated Benefit.”

The Compensation Committee has discretion to discontinue payment of benefits under the SERP if the retired executive is found to have engaged in misconduct or in competitive behavior against the Company.

(c)   Executive Deferred Compensation Plan Survivor Benefit

Under the EDCP, if a participant dies while employed by the Company, the beneficiary receives the participant’s undistributed account balance plus two times any deferrals, excluding any earnings on the deferrals, made by the participant through December 31, 2007. The pre-retirement death benefit is paid in a lump sum.

The amounts shown are the death benefits equal to two times Michael Koppel’s and Daniel Little’s deferrals made through December 31, 2007. The amounts do not include Michael Koppel’s and Daniel Little’s undistributed account balances of $2,544,705 and $1,644,777, respectively. Their beneficiaries are entitled to receive these account balances in the event of their deaths, but the amounts are not shown in this table as they are already shown in the Fiscal Year 2012 Non-Qualified Deferred Compensation Table on page 51, column (c), “Aggregate Balance at Last Fiscal Year-End.”

(d)   Life Insurance Proceeds

The Company provides life insurance for the Named Executive Officers of approximately 1.25 times annual base salary.

The amounts reported in the table represent the life insurance proceeds that would be payable if the Named Executive Officers had died as of the last day of the fiscal year. The premiums paid for the Company-provided life insurance are included in column (d) in the All Other Compensation in Fiscal Year 2012 table on page 43.

(e)   Retiree Health Care Benefit

The Company provides continued health care coverage for the Named Executive Officers if they separate from the Company after age 53 with at least 10 years of service. These benefits include medical, behavioral health/substance abuse, vision, prescription drug and dental coverage. The Named Executive Officers would be covered under the retiree health plan and the executive and the Company would continue to share in the cost of the insurance premium. Coverage and cost sharing would continue for the surviving spouse after the executive’s death.

Death, Disability, Retirement or Termination without Cause

The amount in the table for Michael Koppel is the present value of the health care cost that would be payable by the Company if he had separated on the last day of the fiscal year. Michael Koppel has met the minimum retirement age of 53 with at least 10 years of service and would be eligible for early retirement. Assumptions used in determining these amounts include a discount rate of 4.30% and the RP2000 Mortality table (sex distinct, projected to 2018 for white-collar healthy annuitants).

An executive who is terminated for cause, as determined by the Company in the exercise of its discretion in accordance with the Plan, is not eligible to receive the Retiree Health Care benefit.

(f)   Separation Benefit

Under the Leadership Separation Plan, Michael Koppel and Daniel Little are eligible to receive benefits upon involuntary termination of employment by the Company, other than for cause, as determined by the Company in the exercise of its discretion in accordance with the Plan. The benefits are based on leadership level and years of service, and for the eligible Named Executive Officers, include:

•

lump sum cash separation payment of one month of base salary per year of service, with a minimum of 6 months up to a maximum of 24 months of base salary (decreased to 12 months, effective February 27, 2013), reduced by an amount equal to the participant’s gross monthly SERP benefit multiplied by the number of months used to calculate the separation payment;

•

lump sum cash payment representing the cost of the Company-paid portion of the employee’s currently elected health coverage for 12 months, unless the employee is eligible for and elects the Retiree Health Care benefit as described in footnote (e) above; and

•

up to six months of outplacement services.

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The potential separation benefits for the Named Executive Officers are shown below.

Name	Separation Payment ($)	Company- Portion of Medical Benefits ($)	Cost of Outplacement Services ($)	Total Separation Benefit ($)
Blake W. Nordstrom	—	—	—	—
Michael G. Koppel	301,640	—	4,200	305,840
Peter E. Nordstrom	—	—	—	—
Erik B. Nordstrom	—	—	—	—
Daniel F. Little	437,500	12,126	4,200	453,826

Michael Koppel’s estimated separation payment shown above is reduced by an amount equal to his estimated early retirement gross monthly SERP benefit multiplied by the number of months used to calculate his separation payment. No amount is included for the Company-paid portion of medical benefits as it is assumed he would elect the Company’s Retiree Health Care benefit.

Under the Leadership Separation Plan, the Company may provide the executive with additional separation benefits, in cash or in kind, to assist the executive in the transition from active employee status. To receive any benefits under the Leadership Separation Plan, the Named Executive Officer must sign a release in which the executive agrees, among other things, not to disclose to anyone at any time any confidential information acquired during employment with the Company, and not to publish any statement, or instigate, assist or participate in the making or publication of any statement which is disparaging or detrimental in any way to the Company.

(g)   Executive Management Bonus

The performance period under the Executive Management Bonus Plan is the fiscal year. Therefore, a termination event that occurred on the last day of the fiscal year would not result in any additional or accelerated benefits under this Plan. However, if an employee died, became disabled or retired during the fiscal year, the Compensation Committee would have the sole discretion to determine what amounts, if any, an executive would remain eligible to receive as a performance-based bonus award.

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PROPOSAL 3    ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board recommends a vote FOR this proposal.

The Company is providing shareholders with an advisory (nonbinding) vote on the compensation program of our Named Executive Officers as disclosed in this Proxy Statement. This advisory vote is commonly known as a “Say-on-Pay” proposal. At the 2012 Annual Meeting of Shareholders, over 99% of the votes cast were in favor of our Say-on-Pay proposal. At the 2011 Annual Meeting, over 93% of the votes cast approved our Board’s recommendation to hold advisory votes on an annual basis. The Compensation Committee recognizes this support of the compensation program for our Named Executive Officers and continues to apply the same guiding principles which underlie our pay-for-performance philosophy.

Compensation Program Highlights

As described in the Compensation Discussion and Analysis beginning on page 32, our Named Executive Officers are rewarded when defined performance milestones are achieved and when value is created for our shareholders. Our Compensation Committee and our Board believe that our compensation program is effective in implementing our executive compensation philosophy and establishing a solid link between compensation and shareholder interests. Highlights of our compensation program include the following:

•

We deliver the majority of compensation through a pay-for-performance framework where incentives are based on achieving results. Three-quarters of the value of the targeted compensation package for our Named Executive Officers is weighted toward pay-for-performance and variable compensation to reinforce our philosophy of compensating our executives when they and the Company are successful in ways that support shareholder interests.

•

Each year, the Compensation Committee establishes the performance measures that focus executives on the most important Company objectives. In 2012, Named Executive Officers each had the following measures:

–

Return on Invested Capital (“ROIC”) to ensure our overall performance aligns directly with shareholder returns over the long term. The measure is expressed as a threshold that must be met before any payout can be made on EBIT results to ensure our executives are rewarded after earnings generate a meaningful return for our shareholders.

–

Earnings Before Interest and Income Taxes (“EBIT”) to emphasize the importance of earnings improvement and its role in driving shareholder value. Each Named Executive Officer’s performance-based bonus was weighted 100% on this measure, subject to the ROIC threshold.

•

The Committee considers the 50th percentile of our retail peer group when assessing the Named Executive Officers’ targeted level of total direct compensation (base salary + performance-based bonus + long-term incentives). The market information is considered a reference point rather than policy for reviewing competitiveness.

•

We maintain meaningful executive stock ownership guidelines so that our executives’ interests, as shareholders, are aligned with our broader shareholder base.

•

We have an executive compensation clawback policy that applies to performance-based compensation.

•

Our Compensation Committee has retained and directs an independent compensation consultant.

•

We do not have employment agreements with our executives.

•

We do not have tax gross-ups, except those related to relocation expenses.

•

We do not allow stock option grant repricing or backdating, nor have we granted options below 100% of fair market value.

•

We have a derivative and hedging policy that prohibits Directors and Executive Officers (as well as other key insiders and their immediate families) from engaging in hedging transactions with respect to any equity securities of the Company held by them.

Shareholder Support

We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure in this Proxy Statement.”

Our Board has adopted a policy of annual Say-on-Pay advisory votes. As an advisory vote, this proposal is not binding on the Company. However, our Compensation Committee and Board value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions regarding the Company’s Named Executive Officers. The next vote will be held at our 2014 Annual Meeting of Shareholders.

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PROPOSAL 4    APPROVAL OF THE AMENDMENT TO THE NORDSTROM, INC. 2010 EQUITY INCENTIVE PLAN

The Board recommends a vote FOR this proposal.

Summary of Amendment

Shareholders are being asked to approve an amendment to the Nordstrom, Inc. 2010 Equity Incentive Plan (the “Plan”). The purposes of amending the Plan are to:

•

increase the number of original shares available for issuance under the Plan by 16,000,000 to 27,600,000 (and to clarify that the 5% sublimit on grants of unrestricted stock will remain in place following such increase); and

•

provide additional guidance with respect to the performance measures which may be used for the granting and determination of awards under the Plan.

The Plan, as amended, has been approved by the Compensation Committee (“the Committee”) and the Board.

The following description of the Plan is qualified in its entirety by reference to the applicable provisions of the plan document, as amended, which is attached as Appendix A.

Purpose

As discussed in the Compensation Discussion and Analysis beginning on page 32, the Company believes that equity compensation is integral to its philosophy of pay-for-performance and for establishing a competitive total compensation package necessary to recruit, retain and incent talented employees. Consistent with that belief, the Company has granted equity awards to its employees since 1977. The Company wishes to amend the Plan at this time, to ensure that the Company has sufficient shares available to continue its long-held approach to pay-for-performance through granting equity to employees and to provide additional guidance on the performance measures which may be used with respect to such awards.

General Description of the Amendment

The purposes of the amendment to the Plan are (i) to increase the number of shares of Common Stock available for issuance under the Plan (and to clarify that the 5% sublimit on grants of unrestricted stock will remain in place following such increase); and (ii) to provide additional guidance on the performance measures which may be used in connection with awards under the Plan. As of the record date, the number of shares of Common Stock that were reserved for issuance under the Plan was 11,600,000, of which approximately 2,972,746 were available as for future grants thereunder. If this amendment to the Plan is approved by shareholders, the number of shares of Common Stock available for future grants would increase by 16,000,000.

In determining the number of additional shares to authorize under the Plan, the Board considered a number of factors, including the following:

•

the number of shares currently available under the Plan;

•

the Company’s burn rate (the historical rate of granting equity-based incentives over the past three years as a percentage of outstanding shares) of 1.7%;

•

the Company’s overhang (total amount of awards outstanding under the Company’s existing equity-based grants as a percentage of outstanding shares) of 10.7%;

•

the median burn rate and overhang of the companies in the Company’s peer group (as identified on page 35) of 2.0% and 11.7%, respectively; and

•

the Company’s desire to have sufficient capacity under the Plan to continue to grant equity-based incentives at its historical burn rate for approximately the next three to four years.

Shares Available under Plans

In addition to shares currently available for grant under the Plan, we also have shares available for grant under our 2002 Nonemployee Director Stock Incentive Plan (the “Director Plan”). As of the record date, March 15, 2013, there were 552,506 shares available for issuance under the Director Plan. We will continue to grant shares under this Plan to our outside Directors after approval of the amendment to the Plan.

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The following table shows information regarding outstanding options and full-value awards as of March 15, 2013.

Range of Exercise Prices	Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Years of Contractual Life	Unissued Full Value Awards (a)
$13.47 - $26.01	3,426,185	$16.42	4.58
$26.02 - $40.27	3,651,442	$37.93	5.55
$40.28 - $45.56	2,312,965	$45.40	7.91
$45.57 - $54.90	7,408,225	$53.36	8.77
Total	16,798,817	$41.37	7.10	753,777

(a)

includes restricted stock units, restricted stock awards, performance share units, and deferred stock from deferred performance share units and deferred Director’s stock. No amounts are shown for the Range of Exercise Prices as exercise price is not applicable for full value awards. Pursuant to the terms of the Plan, each outstanding full value award share granted after May 2010 will reduce the shares available for grant under the Plan by 1.6 shares.

Summary of Plan Terms

The following is a summary of the Plan, a copy of which has been filed with the Securities and Exchange Commission (“SEC”) as Appendix A to this Proxy Statement. The copy of the Plan attached to this Proxy Statement has been marked to show the changes made pursuant to the amendment. The Plan, as amended, is also available on the SEC’s website at www.sec.gov.

Participants

Eligible participants include the Company’s and its subsidiaries’:

•

employees; and

•

nonemployee directors.

The Plan is broad enough to cover all of the Company’s and its subsidiaries’ approximately 61,000 full- or part-time employees. The Company currently grants equity to approximately 1,625 leadership-level employees and 450 of our highest-performing salespeople. Agreements with respect to awards under the Plan generally prohibit transferability by the participants, except in accordance with the laws of descent and distribution.

Purpose of the Plan

The purpose of the Plan is to promote the long-term success of the Company and its subsidiaries and the creation of shareholder value by:

•

motivating participants to focus on the Company’s critical long-range objectives;

•

encouraging the attraction and retention of employees and nonemployee directors; and

•

aligning participant and shareholder interests through stock ownership.

Administration

The Committee administers the Plan, except that it has delegated authority to the Company’s President to administer the Plan with respect to participants who are not executive officers or directors of the Company. In addition, the Committee has delegated certain day-to-day administrative duties under the Plan to the Company’s Leadership Benefits department.

Awards

The types of awards that may be made under the Plan are:

•

options to purchase shares of Common Stock;

•

stock appreciation rights;

•

unrestricted shares of Common Stock;

•

restricted shares of Common Stock;

•

restricted stock units; and

•

performance share units.

Share Limits

There is a limit on the number of shares of Common Stock that may be delivered through options, stock appreciation rights, unrestricted shares, restricted shares, restricted stock units or performance share units awarded under the Plan. Currently, that aggregate number may not exceed (i) 11,600,000 plus (ii) any shares currently underlying awards outstanding under the Company’s 2004 Equity Incentive Plan (the “Prior Plan”), but which are forfeited or which expire without exercise during the term of the Plan (“Recaptured Shares”). By approving this amendment to the Plan, the aggregate number of shares of Common Stock that may delivered as a result of awards under the Plan will be increased to (i) 27,600,000 plus (ii) Recaptured Shares. The Company does not replenish shares available under the Plan by repurchasing shares in the open market.

The maximum number of shares that are available for grant under the Plan is subject to reduction by 1.6 shares for each share that is delivered in settlement of an award of unrestricted shares, restricted shares, restricted stock units or performance share units. When a share is delivered in settlement of one of the foregoing types of awards, the maximum is reduced by 1.6 shares and when a share is delivered in settlement of an option or a stock appreciation right, the maximum is reduced by one share.

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There is a further sublimit on the number of unrestricted shares that may be granted under the Plan. That limit is 5% of the total shares approved for issuance under the Plan.

There are also limits on awards that may be granted under the Plan to any participant in a single fiscal year, as follows. No participant may receive:

•

Options to purchase more than 500,000 shares of Common Stock;

•

More than 500,000 stock appreciation rights;

•

More than 100,000 unrestricted shares of Common Stock;

•

More than 500,000 restricted shares of Common Stock;

•

More than 500,000 restricted stock units; or

•

More than 500,000 performance share units.

Options

Options may be incentive stock options that qualify for favorable tax treatment for the optionee under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or nonqualified stock options not designed to qualify for favorable tax treatment. Each option agreement will specify the type of option and the date or event when all or any installment of the option is to become exercisable. The Company has historically granted nonqualified options with a four-year vesting period. The option agreement will specify the term of the option, provided, however, that the term of an option will in no event exceed 10 years from the date of grant. An option agreement may provide for accelerated exercisability in the event of the optionee’s death, disability or retirement and may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service.

The exercise price of an option may not be less than 100% of the fair market value of Common Stock on the date of grant. Options may not be repriced.

At the Committee’s discretion, the exercise price of an option may be paid with:

•

cash;

•

cash equivalents;

•

the delivery of outstanding shares of Common Stock;

•

the cashless exercise method through a broker; and

•

a pledge of shares to a broker.

Stock Appreciation Rights

The Committee may grant stock appreciation rights with such terms and conditions as may be determined by the Committee. Each grant will be evidenced by a stock appreciation rights agreement, which will specify the number of shares of Common Stock to which the right pertains. The agreement will also specify the exercise price, the date when all or any installment is to become exercisable and the term of the stock appreciation right, provided, however, that the term of a stock appreciation right may not exceed 10 years from the date of grant. The agreement may provide for accelerated exercisability in the event of the optionee’s death, disability or retirement and may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service. Stock appreciation rights may be awarded in combination with options, and such an award may provide that the stock appreciation rights will not be exercisable unless the related options are forfeited.

At the Committee’s discretion, upon exercise of a stock appreciation right, the participant (or person having the right to exercise the right after his or her death) will receive:

•

cash;

•

shares of Common Stock; or

•

any combination of cash and shares of Common Stock.

The exercise price of a stock appreciation right may not be less than 100% of the fair market value of Common Stock on the date of grant. Stock appreciation rights may not be repriced.

Unrestricted Shares

The Plan permits the Committee to grant up to 5% of the total shares authorized under the Plan as shares of Common Stock that have no restrictions. As of March 15, 2013, there were 437,477 shares of Common Stock available for grant in the form of unrestricted shares. These shares may be awarded for such consideration, consisting of any tangible or intangible property or benefit to the Company, as the Committee may determine.

Restricted Shares

The Committee may grant restricted shares with such terms and conditions as the Committee may determine. These restricted shares may be awarded for such consideration, consisting of any tangible or intangible property or benefit to the Company, as the Committee may determine.

Each award of restricted shares will be subject to vesting. Vesting will occur, in full or in installments, upon satisfaction of the conditions specified in the restricted share agreement. If the only restriction on an award of restricted shares is vesting based on the lapse of time, the minimum period for full vesting will be three years. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for at least a one-year period equal or exceed a target determined in advance by the Committee, as described under Performance Criteria/Section162(m) on page 60. A restricted share agreement may provide for accelerated vesting in the event of the recipient’s death, disability or retirement and may provide for expiration prior to the end of its term in the event of the termination of the recipient’s service.

The holders of restricted shares will have the same voting, dividend and other rights as set forth in their restricted share agreement, and may have the same voting, dividend or other rights as the Company’s other shareholders, provided, however, that any Common Stock distributed to the holder of restricted shares on account of a stock split or stock dividend will be subject to restrictions and risk of forfeiture to the same extent as the restricted shares with respect to which such Common Stock has been distributed.

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Restricted Stock Units

The Committee may grant restricted stock units with such terms and conditions as the Committee may determine. Each award of restricted stock units will be subject to vesting. Vesting will occur, in full or in installments, upon satisfaction of the conditions specified in the restricted stock unit agreement. If the only restriction on the award of units is vesting based on the lapse of time, the minimum period for full vesting will be three years. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the company for at least a one-year period equal or exceed a target determined in advance by the Committee, as described under Performance Criteria/Section 162(m) below. A restricted stock unit agreement may provide for accelerated vesting in the event of the recipient’s death, disability or retirement and may provide for expiration prior to the end of its term in the event of the termination of the recipient’s service.

The holders of restricted stock units will not have voting rights. Prior to settlement or forfeiture, any restricted stock unit may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right will entitle the holder to be paid an amount in cash equal to the dividends that would have been paid if the restricted stock units had been issued and outstanding shares of Common Stock as of the record date for the payment of dividends, subject to applicable withholding taxes.

At the discretion of the Committee, settlement of vested units may be made in the form of:

•

cash;

•

shares of Common Stock (unrestricted or restricted shares); or

•

any combination of both.

Performance Share Units

The Committee may grant performance share units with such terms and conditions as the Committee may determine. Performance share units are designated in shares of Common Stock.

Each award of performance share units will be subject to vesting. Vesting will occur, in full or in installments, upon satisfaction of the conditions specified in the performance share unit agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for at least a one-year period equal or exceed a target determined in advance by the Committee, as described under Performance Criteria/Section 162(m) below. A performance share unit agreement may provide for accelerated vesting in the event of the recipient’s death, disability or retirement and may provide for expiration prior to the end of the performance period in the event of the termination of the recipient’s service.

Holders of performance share units have no rights to dividends and are not entitled to vote such units. At the discretion of the Committee, settlement of vested performance share units may be made in the form of:

•

cash;

•

shares of Common Stock; or

•

any combination of cash and shares of Common Stock.

Performance Criteria/Section 162(m)

Code Section 162(m) precludes a publicly held corporation from claiming a deduction for compensation in excess of $1 million paid to its “covered employees,” who are the Company’s Named Executive Officers, except the Chief Financial Officer, who is not subject to Section 162(m). Compensation is exempt from this limitation if it satisfies the requirements for “qualified performance-based compensation.” To comply with the exemption from Code Section 162(m), awards that are intended to qualify as performance-based compensation to covered employees are subject to annual limits, as described on page 59, and are conditioned on certain performance measures, as described below.

In order to be considered “qualified performance-based compensation,” restricted shares, restricted stock units or performance share units will be subject to vesting that is based on pre-established performance criteria over a specified performance cycle. This amendment to the Plan provides additional guidance on the types of performance criteria which may be used in connection with an award. Following this amendment, a target under an award shall be based on the achievement of a specified percentage increase or quantitative level in any one or combination of the following performance criteria:

•

the Company’s total shareholder return;

•

the trading price of Common Stock;

•

the results of operations, such as sales, earnings, net income (before or after taxes), cash flow, return on assets, same-store sales, economic profit or return on investment (including return on equity, return on capital employed or return on assets);

•

earnings before or after taxes, interest, depreciation and/or amortization, and including/excluding capital gains and losses;

•

other financial results, such as profit margins, operational efficiency, expense reduction or asset management goals; or

•

the internal or external market share of a product or line of products.

Each of the foregoing performance measures may be based on the performance of the Company generally, in the absolute or in relation to its peers, or the performance of a particular participant, department, business unit, subsidiary, or other segment to which a particular participant is assigned. The Committee may establish different performance measures and milestones for individual participants or groups of participants. For each participant, each performance measure will be weighted to reflect its relative significance to the Company for the performance cycle.

Except as otherwise specified in an individual award, applicable performance measures shall be adjusted to exclude the following items that occur during a given performance cycle:

•

extraordinary, unusual or non-recurring items of gain or loss;

•

gains or losses on the disposition of a business, a segment of a business, or significant assets outside the ordinary course of business;

•

changes in tax or accounting standards, principles, regulations or laws;

•

the effect of a merger or acquisition, including all financial results derived therefrom during the period from the merger or acquisition date through the end of the performance cycle in which the merger or acquisition occurred;

•

gains or losses due to non-cash adjustments which relate to the valuation of long-term assets rather than current-year performance (including but not necessarily limited to gain or loss recognized or store closures, lease terminations, pension adjustments and mark to market adjustments); and

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•

the impact of other similar occurrences outside of the Company’s core, on-going business activities (including but not necessarily limited to litigation or tax reserves, financing activities, foreign exchange rate fluctuations and restructuring charges).

In all other respects, performance measures comprising performance criteria for an award shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles (GAAP), or under a non-GAAP methodology established by the Committee prior to the issuance of an award. The method of calculating performance measurements shall be consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report or proxy statement.

The Committee shall identify such performance criteria and related conditions not later than the 90th day of a performance cycle, and before 25% of such performance cycle has elapsed. The Committee shall certify in writing prior to payout that such conditions and any other material terms were in fact satisfied.

The descriptions of the annual limits, the individuals eligible to participate in the Plan, and this description of performance measures upon which awards may be conditioned are material terms of the Plan. Material terms are required to be disclosed to and approved by shareholders for purposes of meeting the requirements for performance-based compensation under Code Section 162(m).

Change in Control

Award agreements under the Plan may provide that the vesting and exercisability of the awards will accelerate upon (i) a “qualifying termination” within 12 months following (ii) a change in control. A “qualifying termination” means an involuntary, employer-initiated termination without cause or a voluntary termination for good reason. Upon a change in control, the Committee may allow for a cash payment or for the assumption, substitution or exchange of any or all outstanding awards.

Federal Income Tax Consequences

The tax consequences of the Plan are complex, and the following discussion deals only with general tax principles applicable to the Plan under federal law.

Incentive stock options are options which under certain circumstances and subject to certain tax restrictions, have special tax benefits for employees under the Code. Nonqualified stock options are options which do not receive such special tax treatment.

When the Committee grants an incentive stock option and when the participant exercises an incentive stock option and acquires Common Stock, the participant realizes no taxable income and the Company can claim no deduction. (However, the differences between the fair market value of the shares upon exercise and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax.) If the participant disposes of the stock before two years from grant or one year from the exercise of the incentive stock option (a disqualifying disposition), any gain will be deemed compensation and taxed as ordinary income to the extent of the lesser of:

•

the spread between the option price and the fair market value of the stock at exercise (the spread); or

•

the difference between the sale price and the exercise price.

If a disqualifying disposition occurs, the Company can claim a deduction equal to the amount treated as compensation. If one- and two-year holding periods are satisfied, any gain realized when the shares are sold will be treated as capital gain, and the Company will receive no corresponding tax deduction.

When the Committee grants a nonqualified stock option, the participant realizes no taxable income and the Company can claim no deduction. Upon exercise of a nonqualified stock option, the participant realizes ordinary income to the extent of the spread, and the Company can claim a tax deduction for the same amount.

When the Committee grants a stock appreciation right, the participant realizes no taxable income and the Company can claim no deduction. The cash or fair market value of stock received on a stock appreciation right exercise is taxed to the participant at ordinary income rates. The Company can claim a tax deduction in the same amount at such time.

Upon grant of unrestricted shares, the participant realizes ordinary income equal to the fair market value of the Common Stock on the date of grant and the Company can generally claim a tax deduction for the same amount.

Grants of restricted shares are generally not taxable to participants at the time of grant and the Company generally claims no deduction at that time. The Company receives a deduction and the participant recognizes taxable income equal to the fair market value of the stock at the time the restrictions lapse (i.e., at the time the restricted shares vest), unless the participant elects, within thirty days of notification of the award, to recognize the income on the award date, in accordance with Code Section 83(b) (an “83(b) election”). If the participant makes an 83(b) election, the Company receives a corresponding deduction at the time of grant. Any dividends received on restricted shares prior to the date the participant recognizes income on the stock are taxable compensation income when received and the Company is entitled to a corresponding tax deduction at such time.

The grant of restricted shares, restricted stock units or performance share units that are subject to performance measures generally does not result in taxable income to the participant. Following the completion of the performance period, the award is determined and paid or distributed. The full value paid or distributed is treated as ordinary income, and the Company is entitled to a corresponding tax deduction at such time.

New Plan Benefits

Participants under the Plan are eligible to receive awards as determined by the Committee. All employees of the Company and its subsidiaries and nonemployee directors of the Company are eligible to receive awards under the Plan. Awards under the Plan will generally be made at the discretion of the Committee and are therefore not determinable at this time. Please refer to the Grants of Plan-Based Awards Table on page 45 to review equity awards made to our Named Executive Officers for fiscal year 2012.

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EQUITY COMPENSATION PLANS

The following table provides information as of the fiscal year ended February 2, 2013 about Common Stock that may be issued upon the exercise of options and rights that have been or may be granted to employees and members of the Board under all of the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities to be issued as reflected in column (1)) (3)
Equity compensation plans approved by the Company’s shareholders(a)	14,059,875	(b)	38	11,148,197	(c)
Equity compensation plans not approved by the Company’s shareholders	—		—	—
TOTAL	14,059,875		38	11,148,197

(a)

Consist of the 2010 Equity Incentive Plan, the Employee Stock Purchase Plan and the 2002 Nonemployee Director Stock Incentive Plan.

(b)

Includes 108,511 of deferred Director awards, and 181,388 related to deferred performance share units.

(c)

Includes 6,750,848 shares from the 2010 Equity Incentive Plan, 3,844,843 shares from the Employee Stock Purchase Plan and 552,506 shares from the 2002 Nonemployee Director Stock Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table shows the amount of Common Stock beneficially owned (unless otherwise indicated) by holders of more than five percent of the outstanding shares of Common Stock, by our Directors, the Named Executive Officers, and by all Directors and Executive Officers of the Company as a group. Except as otherwise noted, all information is as of March 15, 2013.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Ownership (%)
Bruce A. Nordstrom (a) 1617 Sixth Avenue Seattle, Washington 98101-1707	26,329,694	13.45
Anne E. Gittinger (b) 1617 Sixth Avenue Seattle, Washington 98101-1707	15,470,953	7.90
Blake W. Nordstrom (c)	3,097,516	1.58
Erik B. Nordstrom (d)	2,926,275	1.49
Peter E. Nordstrom (e)	2,983,742	1.52
Michael G. Koppel (f)	382,513	*
Daniel F. Little (g)	319,919	*
Enrique Hernandez, Jr. (h)	80,136	*
Robert D. Walter (i)	68,029	*
Alison A. Winter (j)	42,809	*
Philip G. Satre (k)	34,643	*
Phyllis J. Campbell (l)	25,623	*
Robert G. Miller (m)	21,419	*
B. Kevin Turner (n)	9,048	*
Michelle M. Ebanks (o)	5,470	*
Directors and Executive Officers as a group (31 persons) (p)	11,965,718	6.02
* Does not exceed 1% of the Company’s outstanding Common Stock.

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(a)   Bruce Nordstrom

Amount and nature of beneficial ownership includes:

•

11,189,491 shares owned by him directly;

•

1,333 nonvoting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events;

•

241,776 shares owned by his wife individually;

•

8,652,154 shares held by trusts of which he is a trustee and beneficiary; and

•

6,244,940 shares held by trusts of which he is a co-trustee and for which he has shared voting and dispositive power. Mr. Nordstrom is a contingent remainderman with respect to these trusts, but disclaims any beneficial ownership with respect to the shares of Common Stock held in the trusts.

(b)   Anne E. Gittinger

Amount and nature of beneficial ownership includes:

•

13,844,460 shares owned by her directly;

•

4,309 shares held by her in the Company’s 401(k) Plan & Profit Sharing;

•

1,555,200 shares held by a trust of which she is a trustee and beneficiary; and

•

66,984 shares held individually by her husband, D. Wayne Gittinger.

Does not include:

•

5,501,520 shares held by a trust of which she is the beneficiary, but over which she holds no voting or investment power and which are reported as beneficially owned by her brother, Bruce A. Nordstrom.

(c)   Blake W. Nordstrom

Amount and nature of beneficial ownership includes:

•

1,871,561 shares owned by him directly, of which 400,000 shares are pledged as collateral for loans, all of which were pledged prior to the Company’s current policy regarding pledging;

•

74,180 shares held by him in the Company’s 401(k) Plan & Profit Sharing;

•

518,464 shares that may be acquired by him through stock options exercisable within 60 days after March 15, 2013;

•

376,428 shares owned by his wife individually;

•

61,048 shares held by trusts of which he is a trustee; and

•

195,835 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.

(d)   Erik B. Nordstrom

Amount and nature of beneficial ownership includes:

•

2,150,270 shares owned by him directly, of which 457,582 shares are pledged as collateral for loans, all of which were pledged prior to the Company’s current policy regarding pledging;

•

19,106 shares held by him in the Company’s 401(k) Plan & Profit Sharing;

•

407,817 shares that may be acquired by him through stock options exercisable within 60 days after March 15, 2013;

•

41,448 shares owned by his wife individually;

•

82,332 shares held by trusts of which he is the trustee; and

•

225,302 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.

(e)   Peter E. Nordstrom

Amount and nature of beneficial ownership includes:

•

2,075,147 shares owned by him directly, of which 230,000 shares are pledged as collateral for loans, all of which were pledged prior to the Company’s current policy regarding pledging;

•

24,482 shares held by him in the Company’s 401(k) Plan & Profit Sharing;

•

407,817 shares that may be acquired by him through stock options exercisable within 60 days after March 15, 2013;

•

156,534 shares owned by his wife individually;

•

356 shares held by his wife in the Company’s 401(k) Plan & Profit Sharing;

•

46,664 shares held by trusts of which he is the trustee; and

•

272,742 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.

(f)   Michael G. Koppel

Amount and nature of beneficial ownership includes:

•

38,593 shares owned by him directly;

•

24,625 nonvoting stock units held under the Company’s Executive Deferred Compensation Plan;

•

5,955 shares held by him in the Company’s 401(k) Plan & Profit Sharing; and

•

313,340 shares that may be acquired by him through stock options exercisable within 60 days after March 15, 2013.

(g)   Daniel F. Little

Amount and nature of beneficial ownership includes:

•

18,707 shares owned by him directly;

•

22,701 nonvoting stock units held under the Company’s Executive Deferred Compensation Plan;

•

4,667 shares held by him in the Company’s 401(k) Plan & Profit Sharing; and

•

273,844 shares that may be acquired by him through stock options exercisable within 60 days after March 15, 2013.

(h)   Enrique Hernandez, Jr.

Amount and nature of beneficial ownership includes:

•

15,239 shares owned by him directly; and

•

64,897 nonvoting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board.

(i)   Robert D. Walter

Amount and nature of beneficial ownership includes:

•

54,926 shares owned by him directly; and

•

13,103 nonvoting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board.

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(j)   Alison A. Winter

Amount and nature of beneficial ownership includes:

•

30,521 shares owned by her directly;

•

9,410 shares held by a trust, of which she and her husband are trustees and beneficiaries;

•

1,339 shares held by her son in an account, over which she shares investment power;

•

1,339 shares held by her daughter in an account, over which she shares investment power; and

•

200 shares held by her husband in a retirement account, over which she shares investment power.

(k)   Philip G. Satre

Amount and nature of beneficial ownership includes:

•

19,620 shares held by a family trust, of which he is a trustee and beneficiary; and

•

15,023 non-voting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board.

(l)   Phyllis J. Campbell

Amount and nature of beneficial ownership includes:

•

15,444 shares owned by her directly; and

•

10,179 nonvoting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including her retirement from the Board.

(m)   Robert G. Miller

Amount and nature of beneficial ownership includes:

•

21,419 shares owned by him directly.

(n)   B. Kevin Turner

Amount and nature of beneficial ownership includes:

•

9,048 shares owned by him directly.

(o)   Michelle M. Ebanks

Amount and nature of beneficial ownership includes:

•

5,470 shares owned by her directly.

(p)   Directors and executive officers as a group (31 persons)

Collectively, the combined amount and nature of beneficial ownership for the Directors and all Executive Officers include:

•

7,003,001 shares owned directly;

•

1,719,686 shares owned by spouses and trusts of which the respective Director or Executive Officer is a trustee, or a trustee and beneficiary;

•

103,201 nonvoting stock units held by participating Directors under the Directors Deferred Compensation Plan;

•

87,629 nonvoting stock units held by participating Executive Officers under the Company’s Executive Deferred Compensation Plan;

•

195,950 shares held by participating Executive Officers and their eligible spouses in the Company’s 401(k) Plan & Profit Sharing; and

•

2,856,251 shares that may be acquired by the Directors and Executive Officers as a group through stock options exercisable within 60 days after March 15, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of reports filed with the SEC and written representations that no other reports were required, the Company believes that during the fiscal year ended February 2, 2013 all of our Directors, Executive Officers and owners of in excess of 10% of Common Stock complied with the filing requirements of Section 16(a) of the Exchange Act, except that R. Michael Richardson filed one Form 3 and James F. Nordstrom, Jr. filed one Form 4 late, in each case due to administrative error.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval Process

We maintain policies and procedures regarding the identification, review and approval of related party transactions. The Corporate Governance and Nominating Committee reviews and approves or disapproves any transaction in which: (1) the amount involved exceeds $120,000, (2) the Company or any of its subsidiaries is a participant, and (3) a related party (a Director or Executive Officer of the Company, any nominee for director, any greater than 5% shareholders and any immediate family member of such persons) has a direct or indirect material interest. When considering a transaction, the Committee will review all relevant factors including the Company’s rationale for entering into a related party transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to the Company as would be the case if the transaction were entered with a third party, and the potential of an actual or apparent conflict of interest. After reviewing the information, the Committee will approve or ratify the transaction only if the Committee determines that the transaction is reasonable and fair to the Company.

Related Party Transactions

The following section describes all Related Party transactions reviewed and approved by the Corporate Governance and Nominating Committee under the policy described above.

Aircraft Dry Lease. During the fiscal year ended February 2, 2013, the Company leased aircraft from JBW Aircraft Leasing Company, Inc. (“JBW”). The shareholders of JBW are John N. Nordstrom (a retired Director and Co-Chairman of the Company), Bruce A. Nordstrom (a retired Director and Co-Chairman of the Company, father of Executive Officers Blake, Peter and Erik Nordstrom and a beneficial owner of more than 5% of Common Stock) and D. Wayne Gittinger (a retired Director and the spouse of Anne E. Gittinger, a beneficial owner of more than 5% of Common Stock). The lease arrangement is a “dry” lease, meaning that the Company pays an hourly market rate for use and provides or obtains its own fuel, crew and maintenance while using the leased aircraft. The dry lease rates were developed by a leading independent aircraft research company based on a survey of competitive rates.

During the fiscal year, the Company used the JBW aircraft a total of 70.6 hours and paid JBW $222,907.

Rent and Maintenance, Pilot and Administrative Services. During the fiscal year ended February 2, 2013, the parties listed in the following table paid the Company for maintenance services, pilot services, management fees, and other miscellaneous fees related to the operation and maintenance of those parties’ personal aircraft. In addition, JBW paid the Company for hangar rent as shown in the following table. In each case, the payments exceeded the estimated cost to the Company of providing those services and were based on a survey conducted by a leading independent aircraft research company in October 2011 of competitive market rates for maintenance services, pilot services, management fees and hangar rent. Included on the JBW line item for Pilot Services for use of JBW’s aircraft is $3,900 paid by Blake Nordstrom and $1,950 paid by Peter Nordstrom, who are not shareholders of JBW.

Party/Aircraft	Amounts Paid to the Company for Maintenance, Pilot and Administrative Services ($)	Amounts Paid to the Company for Hangar Rent ($)	Amounts Paid to the Company for Miscellaneous Costs ($)
JBW	430,531	71,244	63,619
M&B Beaver, LLC Owned by Blake W. Nordstrom (President of the Company) and his wife	37,342	—	1,563
JD Plane, LLC Owned by James F. Nordstrom, Jr. (an Executive Vice President of the Company) and J. Daniel Nordstrom (brother of James F. Nordstrom, Jr.)	59,620	—	1,681
TB Plane, LLC Owned by Sally A. Nordstrom (mother of James F. Nordstrom, Jr.)	43,752	—	1,684

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Property Sublease. The Company leases a parcel of land from King County, Washington at the King County International Airport and operates its flight department from that location. The size of the Company’s flight department is such that the Company does not require access to or use of the entire parcel, and is able to sublease a portion of the property to Hangar Three LLC (“LLC”) without affecting the Company’s flight operations. LLC is owned by Blake W. Nordstrom, James F. Nordstrom, Jr. and John N. Nordstrom. LLC constructed a hangar for storage of the owners’ personal aircraft on the subleased property. All architectural, project management and construction costs for the hangar, utilities and landscaping improvements were borne by LLC and not by the Company. Unless extended, upon expiration or termination of the sublease, the hangar improvements will be surrendered to the Company. The material terms of the sublease are as follows:

•

the current sublease carries a term through July 2020, with the Company having the right to terminate it at any time upon 90 days’ notice to LLC, and payment to LLC of the unamortized portion of the construction cost of the hangar;

•

LLC pays the Company a monthly base rent and estimated real estate tax in the form of reimbursement to the Company of its pro-rata share of ground rent paid by the Company under the primary lease with King County, currently $9,753 per month;

•

LLC also pays the Company additional rent in the form of reimbursement to the Company of its pro-rata share of maintenance costs of the common areas, currently $900 per month, plus a monthly management fee of $135;

•

LLC paid a one-time security deposit in August 2007 in the amount of $10,463, plus an additional sum of $6,069 was paid in August 2009 to increase the security deposit amount to the required two times the current base rent.

•

In total, LLC paid the Company rent of $149,571 during the fiscal year ended February 2, 2013.

Legal Services. D. Wayne Gittinger, a shareholder at Lane Powell PC, is the husband of Anne E. Gittinger, a beneficial owner of more than 5% of the Company’s Common Stock. Lane Powell PC served as the Company’s outside counsel during the fiscal year ended February 2, 2013 and was paid an aggregate of $1,342,273 for its services. This compensation arrangement is comparable to that of other legal firms providing professional services to the Company.

OTHER MATTERS

The Board knows of no other matters that will be presented at the 2013 Annual Meeting of Shareholders. However, if any other matters are properly presented at the Annual Meeting or any convening or reconvening of the Annual Meeting upon an adjournment or postponement of the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment.

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2014 ANNUAL MEETING OF SHAREHOLDERS INFORMATION

Requirements and Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders

If a shareholder wants us to include a shareholder proposal in our Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, our Secretary must receive the proposal at our principal executive offices no later than December 3, 2013. Any such proposal must comply with all the requirements of Rule 14a-8.

Under our bylaws, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these advance-notice procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the Secretary of the company at our principal executive offices. We must receive notice as follows:

•

We must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. Assuming that the 2013 Annual Meeting of Shareholders is held on schedule, we must receive notice pertaining to the 2014 Annual Meeting of Shareholders no earlier than January 14, 2014 and no later than February 13, 2014.

•

However, if we hold the 2014 Annual Meeting of Shareholders on a date that is not within 30 days before or after such anniversary date, we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

•

If we hold a special meeting to elect directors, we must receive a shareholder’s notice of intention to introduce a nomination no later than ten days following the day on which notice of the annual meeting was mailed to shareholders.

Our bylaws provide that notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business, and certain other information about the shareholder. Any notice (other than a proposal pursuant to Rule 14a-8) that is received after the times specified herein for proposed items of business will be considered untimely under Rule 14a-4c under the Securities Exchange Act of 1934. The persons named in the proxy for the meeting may exercise their discretionary voting power with respect to all such matters, including voting against them. All director nominations and shareholder proposals, other than shareholder proposals made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must comply with the requirements of the Company’s bylaws. You may obtain a copy of the Company’s bylaws at no cost from the Company’s Secretary. The contact information for the Company’s Secretary is on page 14.

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Appendix A  Nordstrom, Inc. 2010 Equity Incentive Plan

As Amended February 27, 2013

This Plan is being amended to:

•

increase the number of original shares available for issuance under the Plan (and to clarify that the 5% sublimit on grants of unrestricted stock will remain in place following such increase); and

•

provide additional guidance with respect to the performance measures which may be used for the granting and determination of awards under the Plan.

This summary is qualified in its entirely by reference to the provisions of the Plan, as amended, a marked copy of which is below for your ease of review.

Article 1    Introduction

The purpose of the Plan is to promote the long-term success of the Company and its Subsidiaries. Specific objectives are intended to encourage the attraction and retention of Employees and Nonemployee Directors, focus such individuals’ results on the Company’s critical, long-range goals and align such individuals’ interests with those of the Company’s shareholders.

The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute incentive stock options (ISOs) or nonqualified stock options (NSOs)), stock appreciation rights (SARs), Unrestricted Shares, Restricted Shares, Restricted Stock Units and Performance Share Units.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Washington (except their choice of law provisions).

Article 2    Administration

2.1

Committee Composition.

The Committee shall administer the Plan. The Committee shall consist exclusively of two (2) or more Directors of the Company, who shall be appointed by the Board.

2.2

Committee Responsibilities.

The Committee, in its absolute and sole discretion, shall (a) select the Employees and Nonemployee Directors who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee may delegate its authority hereunder to one or more Subcommittees, to the extent permitted under Code section 162(m), the Treasury Regulations thereunder and any applicable exchange rules; actions taken by any Subcommittee shall be subject to review by the full Committee. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3

Committee for Non-Officer/Non-Director Awards.

The Board may also appoint a secondary committee of the Board or a senior executive officer to administer the Plan with respect to Employees who are not considered officers or Directors of the Company under Section 16 of the Exchange Act. That committee or senior executive officer may grant Awards under the Plan to such Employees and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee or senior executive officer, as the case may be.

2.4

Leadership Benefits Powers and Duties.

Until such time as the Committee shall modify, revoke or rescind such authority, the Company’s Leadership Benefits department, or such other Company department as the Committee shall designate, has the powers and duties set forth below. Determinations made by the Leadership Benefits department (or other department) under this Section 2.4 shall be final and binding on all persons, but may, in the Committee’s absolute and sole discretion, be reviewed by the Committee. The powers and duties delegated by the Committee hereunder are to:

(a)

work with Plan service providers to ensure the effective administration of the Plan;

(b)

determine whether a Participant’s disability, as defined by a qualified medical professional acceptable to the Company’s Leadership Benefits department (or other department), qualifies as Disability as defined under the Plan; and

(c)

perform any and all tasks, duties, and responsibilities delegated by the Company or the Committee.

The Company’s Leadership Benefits department (or other department) has authority to interpret the terms of the Plan and any Award in carrying out the powers and duties as set forth above.

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Article 3    Shares Available for Awards

3.1

Basic Limitation.

Shares issued pursuant to the Plan shall be authorized but unissued shares. The aggregate number of Shares available for Awards of Options, SARs, Unrestricted Shares, Restricted Shares, Restricted Stock Units or Performance Share Units granted under the Plan shall not exceed (a) ~~11,600,000~~27,600,000 Shares plus (b) the additional shares of Common Stock described in Section 3.3. The limitations of this Section 3.1 and Sections 3.2 and 3.3 shall be subject to adjustment pursuant to Article 12. The aggregate number of Shares available for issuance as Plan Awards shall be reduced by 1.6 (one point six) Shares for each Share delivered in settlement of any Award of Unrestricted Shares, Restricted Shares, Restricted Stock Units or Performance Share Units, and by 1 (one) Share for each Share delivered in settlement of any Option Award or SAR. Awards that are required to be settled in cash will not reduce the number of Shares available for delivery under the Plan.

3.2

Additional Shares.

If any Shares covered by an Award of Options, SARs, Restricted Shares, Restricted Stock Units or Performance Share Units terminate, lapse or are forfeited or cancelled, or such Award is otherwise settled without the delivery of the full number of Shares underlying the Award, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture, termination, lapse, cancellation, etc., shall again be, or shall become, available for issuance under the Plan; provided, however, that Shares (a) delivered in payment of the exercise price of an Award, (b) not issued upon the net settlement or net exercise of SARs, or (c) delivered to or withheld by the Company to pay withholding taxes related to an Award, shall not become available again for issuance under this Plan. Shares that again become available for issuance under the Plan pursuant to this Section 3.2 shall be added to the number of Shares available under Section 3.1 in the same ratios as applied to them at the time they were originally granted (e.g., 1.6 (one point six) Shares for each Share attributable to previously granted Awards of Restricted Shares, Restricted Stock Units or Performance Share Units and 1 (one) Share for each Share attributable to previously granted Option Awards or SARs).

3.3

Additional Shares from Prior Plan.

Shares available for issuance under the Plan shall be increased by any shares of Common Stock subject to outstanding awards under the Prior Plan on the effective date of the Plan, May 18, 2010, that later cease to be subject to such awards for any reason other than the exercise or vesting of such awards (as the case may be), including any amounts withheld from such awards by the Company for taxes on the awards, which Shares shall, as of the date such Shares cease to be subject to such awards, cease to be available for grant and issuance under the Prior Plan, but shall be available for issuance under the Plan under Section 3.1. However, this Section 3.3 specifically excludes Common Stock subject to outstanding awards granted as Incentive Stock Options under the Prior Plan; no shares of Common Stock subject to such Prior Plan Incentive Stock Option awards shall again become available for issuance under the Plan.

Article 4    Eligibility

4.1

Awards.

Employees and Nonemployee Directors shall be eligible for the grant of Awards of NSOs, SARs, Unrestricted Shares, Restricted Shares, Restricted Stock Units or Performance Share Units.

4.2

Incentive Stock Options.

Only Employees who are common-law employees of the Company or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

Article 5    Options

Options granted under the Plan are subject to the following terms and conditions:

5.1

Stock Option Agreement.

Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an NSO or an ISO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2

Number of Shares.

Each Stock Option Agreement shall specify the number of shares of Common Stock subject to the Option, which shall be subject to adjustment in accordance with Article 12. Options granted to any Employee in a single fiscal year of the Company shall not cover more than 500,000 shares of Common Stock. Prior to exercise, holders of Options shall have no right to dividend equivalents. The limitation set forth in the preceding sentence shall be subject to adjustment in accordance with Article 12.

5.3

Exercise Price.

Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

5.4

Exercisability and Term.

Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term shall in no event exceed ten (10) years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s Disability, death or Retirement and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be granted in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

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5.5

Effect of Change in Control.

The Committee may determine, at the time of granting an Option or thereafter, in a manner that meets the requirements of Code Section 409A, that such Option shall become exercisable as to all or part of the shares of Common Stock subject to such Option in the event that the Optionee experiences a Qualifying Termination within twelve (12) months following a Change in Control. However, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent. In addition, acceleration of exercisability may be required pursuant to Article 12.

Article 6    Payment for Option Shares

6.1

General Rule.

The entire Exercise Price of shares of Common Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such shares of Common Stock are purchased, except as follows:

(a)

In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b)

In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

6.2

Stock Swap.

To the extent specifically provided in an Option Agreement, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the Optionee. Such shares of Common Stock shall be valued at their Fair Market Value on the date when the new shares of Common Stock are purchased under the Plan.

6.3

Exercise/Sale.

To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (in a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the shares of Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4

Exercise/Pledge.

To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (in a form prescribed by the Company) an irrevocable direction to pledge all or part of the shares of Common Stock being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

Article 7    Stock Appreciation Rights

SARs granted under the Plan are subject to the following terms and conditions:

7.1

SAR Agreement.

Each SAR granted under the Plan shall be evidenced by an SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

7.2

Number of Shares.

Each SAR Agreement shall specify the number of shares of Common Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 12. SARs granted to any Participant in a single calendar year shall in no event pertain to more than 500,000 shares of Common Stock. The limitation set forth in the preceding sentence shall be subject to adjustment in accordance with Article 12.

7.3

Exercise Price.

Each SAR Agreement shall specify the Exercise Price; provided that the Exercise Price under an SAR shall in no event be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

7.4

Exercisability and Term.

Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR; provided, however, that the term shall in no event exceed ten (10) years from the date of grant. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s Disability, death or Retirement and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be granted in combination with Options, and such an SAR Agreement may provide that the SARs will not be exercisable unless the related Options are forfeited.

7.5

Effect of Change in Control.

The Committee may determine, at the time of granting an SAR or thereafter, in a manner that meets the requirements of Code section 409A, that such SAR shall become fully exercisable as to all shares of Common Stock subject to such SAR in the event that the Participant experiences a Qualifying Termination within twelve (12) months following a Change in Control. In addition, acceleration of exercisability may be required pursuant to Article 12.

7.6

Exercise of SARs.

Upon exercise of an SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) shares of Common Stock, (b) cash or (c) a combination of shares of Common Stock and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of shares of Common Stock received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the SARs exceeds the Exercise Price.

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Article 8    Unrestricted Shares

Unrestricted Shares granted under the Plan are subject to the following terms and conditions.

8.1

Unrestricted Shares.

The Committee may grant up to ~~580,000 (i.e., no more than~~ 5% of the total shares approved for issuance under the Plan), as shares of Common Stock that have no restrictions. Such Unrestricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. In no event shall the number of Unrestricted Shares that are granted to any Participant in a single fiscal year exceed 100,000 Shares, subject to adjustment in accordance with Article 12. For purposes of this Section 8.1, each Unrestricted Share granted under Section 3.1 shall reduce the foregoing limit by one (1) Share.

8.2

Payment for Awards.

Unrestricted Shares may be granted under the Plan for such consideration consisting of any tangible or intangible property or benefit to the Company as the Committee may determine, including cash, promissory notes, services performed and contracts for services to be performed.

Article 9    Restricted Shares

Restricted Shares granted under the Plan are subject to the following terms and conditions:

9.1

Restricted Share Agreement.

Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.

9.2

Payment for Awards.

Restricted Shares may be granted under the Plan for such consideration consisting of any tangible or intangible property or benefit to the Company as the Committee may determine, including cash, promissory notes, services performed and contracts for services to be performed.

9.3

Vesting Conditions.

Each Award of Restricted Shares shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Agreement. If the only restriction on an Award of Restricted Shares is vesting based on the lapse of time, the minimum period for full vesting shall be three (3) years. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a Performance Cycle equal or exceed a target determined in advance by the Committee. Such target shall be based on any one or combination of the ~~following performance criteria:~~Performance Criteria.

With respect to Restricted Shares that are subject to performance-based vesting conditions and are intended to meet the qualified performance-based compensation requirements of Code Section 162(m):

~~(a) achievement of a specified percentage increase or quantitative level in the Company’s shareholder return as compared to a comparator group;~~

~~(b) achievement of a specified percentage increase or quantitative level in the trading price of Common Stock;~~

~~(c) achievement of a specified percentage increase or quantitative level in the results of operations, such as sales, earnings, cash flow, economic profit or return on investment (including return on equity, return on invested capital or return on assets) of the Company or of a Subsidiary or division or other segment of the Company for which the Participant has responsibilities;~~

~~(d) achievement of a specified percentage increase or quantitative level in the other financial results, such as profit margins, expense reduction or asset management goals of the Company or of a Subsidiary or division or other segment of the Company for which the Participant has responsibilities; or~~

(a)

~~(e) achievement of a specified percentage increase or quantitative level in the internal or external market share of a product or line of products.~~ The Committee shall identify such conditions not later than the ninetieth (90th) day ~~of such period~~ following the commencement of the applicable Performance Cycle ~~(defined below)~~, and before twenty-five percent (25%) of such Performance Cycle ~~period~~ has elapsed; and

(b)

The Committee shall certify in writing prior to payout that such conditions and any other material terms were in fact satisfied. Approved minutes of a meeting of the Committee may be treated as such written certification.  In no event shall the number of Restricted Shares which are subject to performance-based vesting conditions and which are granted to any Participant in a single fiscal year exceed 500,000 Shares, subject to adjustment in accordance with Article 12.

If the Participant’s employment with the Company or Subsidiary is terminated before the end of ~~the period of time, designated by the Committee, over which Restricted Shares may be earned~~ a Performance Cycle for any reason other than Disability, death or Retirement, the Participant shall forfeit all rights with respect to any Restricted Shares that were being earned during the Performance Cycle. The Committee, in its absolute and sole discretion, may establish guidelines providing that if a Participant’s employment is terminated before the end of a “Performance Cycle” by reason of Disability, death or Retirement, the Participant shall be entitled to a prorated payment with respect to any Restricted Shares that were being earned during the Performance Cycle, as determined at the end of such Performance Cycle. A Restricted Share Agreement may provide for accelerated service-based vesting in the event of the Participant’s Disability, death or Retirement (provided that, with respect to accelerated vesting in the event of Retirement, such Restricted Share Agreement shall include specific provisions regarding any tax withholding requirements, as required). The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that the Participant experiences a Qualifying Termination within twelve (12) months following a Change in Control. With respect to Restricted Shares that are subject to performance-based vesting criteria, the underlying Restricted Share Agreement may provide for deemed satisfaction of the Award’s performance-based vesting conditions in the event of a Qualifying Termination within twelve (12) months following a Change in Control, to the extent consistent with the requirements of Code section 162(m) and the Treasury Regulations promulgated thereunder.

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9.4

Voting and Dividend Rights.

The holders of Restricted Shares granted under the Plan shall have the voting, dividend and other rights as set forth in their Restricted Share Agreement, and may have the same voting, dividend and other rights as the Company’s other shareholders. Any dividends paid on Restricted Shares shall be paid at the dividend payment date, in cash or in shares of unrestricted Common Stock having a Fair Market Value equal to the amount of such dividends. Common Stock distributed in connection with a stock split or stock dividend, and distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Common Stock has been distributed.

Article 10    Restricted Stock Units

Restricted Stock Units granted under the Plan are subject to the following terms and conditions:

10.1

Restricted Stock Units.

Restricted Stock Units are designated in shares of Common Stock.

10.2

Restricted Stock Unit Agreement.

Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms of the applicable Restricted Stock Unit Agreement that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.

10.3

Payment for Awards.

To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.

10.4

Vesting Conditions.

Each Award of Restricted Stock Units shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement. If the only restriction on an Award of Restricted Stock Units is vesting based on the lapse of time, the minimum period for full vesting shall be three (3) years. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a Performance Cycle equal or exceed a target determined in advance by the Committee. Such target shall be based on any one or combination of the Performance Criteria.

With respect to Restricted Stock Units that are subject to performance-based vesting conditions and are intended to meet the qualified performance-based compensation requirements of Code Section 162(m) and are granted to Participants who have Covered Employees under Code Section 162(m):

(a)

The Committee shall identify such conditions not later than the ninetieth (90th) day following the commencement of the applicable Performance Cycle ~~(defined below)~~, and before twenty-five percent (25%) of such Performance Cycle has elapsed; and

(b)

The Committee shall certify in writing prior to payout that such conditions and any other material terms were in fact satisfied. Approved minutes of a meeting of the Committee may be treated as such written certification.

In no event shall the number of Restricted Stock Units which are subject to performance-based vesting conditions and which are granted to any Participant in a single fiscal year exceed 500,000, subject to adjustment in accordance with Article 12.

If the Participant’s employment with the Company or Subsidiary is terminated before the end of the period of ~~time, designated by the Committee, over which Restricted Stock Units may be earned~~ a “Performance Cycle” for any reason other than Disability, death or Retirement, the Participant shall forfeit all rights with respect to any Restricted Stock Units that were being earned during the Performance Cycle. The Committee, in its absolute and sole discretion, may establish guidelines providing that if a Participant’s employment is terminated before the end of a Performance Cycle by reason of Disability, death or Retirement, the Participant shall be entitled to a prorated payment with respect to any shares of Restricted Stock Units that were being earned during the Performance Cycle, as determined at the end of such Performance Cycle. A Restricted Stock Unit Agreement may provide for accelerated service-based vesting in the event of the Participant’s Disability, death or Retirement (provided that, with respect to accelerated vesting in the event of Retirement, such Restricted Stock Unit Agreement’s accelerated vesting provisions shall comply with the requirements of Code Section 409A). The Committee may determine, at the time of granting Restricted Stock Units or thereafter, that all or part of such Restricted Stock Units shall become vested in the event that the Participant experiences a Qualifying Termination within twelve (12) months following a Change in Control. With respect to Restricted Stock Units that are subject to performance-based vesting criteria, the underlying Restricted Stock Unit Agreement may provide for deemed satisfaction of the Award’s performance-based vesting conditions in the event of a Qualifying Termination within twelve (12) months following a Change in Control, to the extent consistent with the requirements of Code section 162(m) and the Treasury Regulations promulgated thereunder.

10.5

Dividend Rights.

Shares underlying an Award of Restricted Stock Units shall not be entitled to dividends or dividend equivalents with respect to such Restricted Stock Units except to the extent otherwise provided under a Restricted Stock Unit Agreement. If a Restricted Stock Unit Agreement includes rights to dividends or dividend equivalents, an amount equal to the dividends that would have been paid if the Restricted Stock Units had been issued and outstanding Shares of Common Stock as of the record date for the dividends shall be paid to the holder of such Restricted Stock Units in cash, subject to applicable withholding taxes unless otherwise determined by the Committee. Any dividend equivalents payable pursuant to this Section 10.5 shall be paid no later than March 1 of the calendar year after the calendar year in which the applicable dividend record date occurs, except as otherwise provided in the applicable Restricted Stock Unit Agreement.

10.6

Form and Time of Settlement of Restricted Stock Unit Awards.

Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) shares of Common Stock or (c) any combination of both, as determined by the Committee. For the avoidance of doubt, settlement of vested Restricted Stock Units in shares of Common Stock shall not be considered an Award of Unrestricted Shares under Article 8. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of shares of Common Stock over a series of trading days. Vested Restricted Stock Units shall be settled in a lump sum before the later of (i) two and one half (2 1/2) months after the end of the Company’s fiscal year during which all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed or (ii) March 15 following the calendar year in which all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Article 12.

10.7

Creditors’ Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

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Article 11    Performance Share Units

Performance Share Units granted under the Plan are subject to the following terms and conditions:

11.1

Performance Share Units.

Performance Share Units are designated in shares of Common Stock.

11.2

Agreement.

Each grant of Performance Share Units under the Plan shall be evidenced by an Agreement between the recipient and the Company, shall be subject to all applicable terms of the Plan, and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Performance Share Unit Agreements entered into under the Plan need not be identical. Performance Share Units may be granted in consideration of a reduction in the recipient’s other compensation.

11.3

Payment for Awards.

To the extent that an Award is granted in the form of Performance Share Units, no cash consideration shall be required of the Award recipients.

11.4

Vesting Conditions.

Each Award of Performance Share Units shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Performance Share Unit Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a Performance Cycle ~~at least a one-year period (a “Performance Cycle”)~~equal or exceed a target determined in advance by the Committee. Such target shall be based on any one or combination of the ~~following performance criteria:~~ Performance Criteria.

With respect to Performance Share Units that are subject to performance-based vesting conditions and are intended to meet the qualified performance-based compensation requirements of Code Section 162(m) and are granted to Participants who are Covered Employees under Code Section 162(m):

(a)

The Committee shall identify such conditions not later than the ninetieth (90th) day following the commencement of the Performance Cycle, and before twenty-five percent (25%) of the Performance Cycle has elapsed; and

(b)

The Committee shall certify in writing prior to payout that such conditions and any other material terms were in fact satisfied. Approved minutes of a meeting of the Committee may be treated as such written certification.

In no event shall the number of Performance Share Units which are subject to performance-based vesting conditions and which are granted to any Participant in a single fiscal year exceed 500,000, subject to adjustment in accordance with Article 12.

If the Participant’s employment with the Company or Subsidiary is terminated before the date that Performance Share Units vest, the participant shall forfeit all rights with respect to any unvested Performance Share Units. However, with respect to Performance Share Units subject to performance-based vesting conditions, the Committee, in its absolute and sole discretion at the time an Award of Performance Share Units is made, may establish guidelines providing that if a Participant’s employment is terminated before the end of a Performance Cycle by reason of Disability, death or Retirement, the Participant shall be entitled to a prorated payment with respect to any Performance Share Units that were being earned during the Performance Cycle, as determined at the end of such Performance Cycle. A Performance Share Unit Agreement may provide for accelerated service-based vesting in the event of a Participant’s Disability, death or Retirement (provided, in the case of Retirement, that such Performance Share Unit Agreement’s accelerated vesting provisions shall comply with the requirements of Code Section 409A). The Committee may determine, at the time of granting Performance Share Units or thereafter, that all or part of the Performance Share Units shall become vested in the event that the Participant experiences a Qualifying Termination within twelve (12) months following a Change in Control. Additionally, a Performance Share Unit Agreement may provide for deemed satisfaction of the Award’s performance-based vesting conditions in the event of a Qualifying Termination within twelve (12) months following a Change in Control, to the extent consistent with the requirements of Code Section 162(m) and the Treasury Regulations promulgated thereunder. In addition, acceleration of vesting may be required pursuant to Article 12.

11.5

Form and Time of Settlement of Units.

Settlement of vested Performance Share Units may be made in the form of (a) cash, (b) shares of Common Stock or (c) any combination of both, as determined by the Committee. For the avoidance of doubt, settlement of vested Performance Share Units in shares of Common Stock shall not be considered an Award of Unrestricted Shares under Article 8. Methods of converting Performance Share Units into cash may include (without limitation) a method based on the average Fair Market Value of shares of Common Stock over a series of trading days. Vested Performance Share Units shall be settled in a lump sum by the last day of the calendar year in which all vesting conditions applicable to the Performance Share Units have been satisfied or have lapsed. Until an Award of Performance Share Units is settled, the number of such Share Units shall be subject to adjustment pursuant to Article 12.

11.6

Creditors’ Rights.

A holder of Performance Share Units shall have no rights other than those of a general creditor of the Company. Performance Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Performance Share Unit Agreement.

Article 12    Protection Against Dilution

12.1

Modification or Assumption of Awards.

Except in connection with a corporate transaction involving the Company (a “Strategic Transaction” which shall include, without limitation any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares or the sale of all or substantially all of the Company’s assets), the terms of outstanding Awards may not be amended to reduce any exercise price associated with such Awards or to cancel any outstanding Awards in exchange for cash, other Awards or other securities with an exercise price that is less than the exercise price of the original Awards without shareholder approval. The foregoing and the provisions of this Article 12 notwithstanding, no modification of an Award shall, without the consent of the Award recipient, alter or impair his or her rights or obligations under such Award.

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12.2

Adjustments.

Upon or in contemplation of any Strategic Transaction, the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a)

proportionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any or all outstanding Awards, or (v) the performance standards appropriate to any or all outstanding Awards, or

(b)

make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the outstanding shares of Common Stock upon or in respect of such event.

For the avoidance of doubt, this Article 12 does not apply to normal cash dividends with respect to Company Stock other than extraordinary dividends or to stock issued in lieu of such dividends. The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess, if any, of the per share amount payable upon or in respect of such event over the grant price of the Award, unless otherwise provided in, or by authorized amendment to, the Award or provided in another applicable agreement with the Participant. With respect to any ISO, in the absolute and sole discretion of the Committee, the adjustment may be made in a manner that would cause the Option to cease to qualify as an ISO.

12.3

Dissolution or Liquidation.

To the extent not previously exercised, settled or assumed, Options, SARs, and Performance Share Units shall terminate immediately prior to the dissolution or liquidation of the Company.

Article 13    Awards Under Other Plans

The Company may grant awards under other equity plans or programs. Such awards may be settled in the form of shares of Common Stock issued under this Plan.

Article 14    Limitation On Rights

14.1

Retention Rights.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee or Nonemployee Director. The Company and its Subsidiaries reserve the right to terminate the Service of any Employee or Nonemployee Director at any time, with or without cause, subject to applicable laws, the Company’s Restated Articles of Incorporation and Bylaws and a written employment agreement (if any).

14.2

Shareholders’ Rights.

Unless otherwise provided in this Plan or in any Award, a Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any shares of Common Stock covered by his or her Award prior to the time when a stock certificate for such shares of Common Stock is issued or, if applicable, the time when he or she becomes entitled to receive such shares of Common Stock by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for normal cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

14.3

Regulatory Requirements.

Any other provision of the Plan notwithstanding, the obligation of the Company to issue shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of shares of Common Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such shares of Common Stock related to their registration, qualification or listing or to an exemption from registration, qualification or listing.

14.4

Compliance with Code Section 409A.

Awards under the Plan are intended to comply with Code Section 409A and all Awards shall be interpreted in a manner that results in compliance with Section 409A, Department of Treasury regulations, and other interpretive guidance under Section 409A. Notwithstanding any provision of the Plan or an Award to the contrary, if the Committee determines that any Award does not comply with Code Section 409A, the Company may adopt such amendments to the Plan and the affected Award (without consent of the Participant) or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary and appropriate to (a) exempt the Plan and the Award from application of Code Section 409A and/or preserve the intended tax treatment of amounts payable with respect to the Award, or (b) comply with the requirements of Code Section 409A.

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Article 15    Withholding Taxes

15.1

General.

To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Common Stock or make any cash payment under the Plan until such obligations are satisfied.

15.2

Share Withholding.

To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any shares of Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any shares of Common Stock that he or she previously acquired. Such shares of Common Stock shall be valued at their Fair Market Value on the date when they are withheld or surrendered, and shall be deemed to have been issued for purposes of identifying any shares which may become available for grant pursuant to Section 3.3 above.

Article 16    Future of the Plan

16.1

Term of the Plan.

The Plan, as set forth herein, became effective on the date of shareholder approval, May 18, 2010, and shall remain in effect for a period of ten (10) years unless earlier terminated under Section 16.2.

16.2

Amendment or Termination.

The Board may, at any time and for any reason, amend, alter or terminate the Plan. Notwithstanding the foregoing and except as provided in Section 14.4, no amendment, alteration or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s express written consent. An amendment of the Plan shall be subject to the approval of the Company’s shareholders for any amendment that would (a) require shareholder approval in order to satisfy the applicable requirements of Code Section 162(m), Code section 422, or other applicable laws, regulations or rules, including but not limited to any stock exchange rules; (b) increase amounts payable under the Plan to Participants (provided that shareholder approval shall not be required for increases that are not material and do not require such approval under applicable law or stock exchange rules); (c) increase the number of shares of Common Stock authorized to be issued under the Plan; (d) permit the repurchase by the Company of any outstanding Awards with an Exercise Price greater than the then-current Fair Market Value of Common Stock; or (e) modify the Plan’s eligibility provisions. No Awards shall be granted under the Plan after the termination thereof.

Article 17    Definitions

17.1

“Award” means any grant of an Option, an SAR, an Unrestricted Share, a Restricted Share, a Restricted Stock Unit or a Performance Share Unit under the Plan.

17.2

“Award Agreement” means the written agreement between the Company and the recipient that contains the terms, conditions and restrictions pertaining to a particular Award.

17.3

“Board” means the Company’s Board of Directors, as constituted from time to time.

17.4

“Cause” means (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company, (b) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof, (c) gross negligence, (d) willful misconduct or (e) a failure to perform assigned duties that continues after the Participant has received written notice of such failure. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or the Parent or Subsidiary employing the Participant) may consider as grounds for the discharge of the Participant without Cause.

17.5

“Change in Control” means:

(a)

the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b)

the sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c)

a change in the composition of the Board (other than due to the retirement of Directors upon reaching the Board’s mandatory retirement age), as a result of which fewer than fifty percent (50%) of the incumbent Directors are Directors who either (i) had been Directors of the Company on the date twenty-four (24) months prior to the date of the event that may constitute a Change in Control (the “original Directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original Directors who were still in office at the time of the election or nomination and the Directors whose election or nomination was previously so approved; or

(d)

any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least thirty percent (30%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary and (ii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

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17.6

“Code” means the Internal Revenue Code of 1986, as amended.

17.7

“Committee” means the Compensation Committee of the Company’s Board.

17.8

“Common Stock” means shares of the common stock of the Company.

17.9

“Company” means Nordstrom, Inc., a Washington corporation.

17.10

“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

17.11

“Employee” means a common-law employee of the Company, a Parent or a Subsidiary.

17.12

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

17.13

“Exercise Price,” in the case of an Option, means the amount for which one share of Common Stock may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one share of Common Stock in determining the amount payable upon exercise of such SAR.

17.14

“Fair Market Value” means the market price of a share of Common Stock, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the closing price on the date of the Award as reported by the New York Stock Exchange, or the primary exchange or quotation system on which the Common Stock is then trading. Such determination shall be conclusive and binding on all persons.

17.15

“Good Reason” means the occurrence of one or more of the following without the Participant’s express written consent and within twelve (12) months following a Change in Control:

(a)

a material diminution in the Participant’s base salary;

(b)

a material diminution in the Participant’s authority, duties, or responsibilities;

(c)

a material change in the geographic location at which the Participant must perform his or her services to a place that is more than fifty (50) miles from where the Participant was based immediately prior to the Change in Control; and

(d)

any other action or inaction that constitutes a material breach by the Company of this Plan with respect to a Participant’s Award.

The event or events described above shall constitute Good Reason only if the Company (or the Parent or Subsidiary employing the Participant) fails to cure such event or events within ninety (90) days after receipt from the Participant of written notice of the event or events which constitutes Good Reason. Such notice must be provided to the Company (or the Parent or Subsidiary employing the Participant) and must provide a reasonably detailed description of the facts that the Participant believes constitute a Good Reason event. Good Reason shall cease to exist for an event on the ninetieth (90th) day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given written notice to the Company thereof prior to such date.

17.16

“ISO” means an incentive stock option described in Section 422(b) of the Code.

17.17

“NSO” means a stock option not described in Sections 422 or 423 of the Code.

17.18

“Nonemployee Director” means a member of the Company’s Board or the Board of Directors of a Subsidiary who is not an Employee. Service as a Nonemployee Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

17.19

“Option” means an NSO or an ISO granted under Article 5 of the Plan and entitling the holder to purchase shares of Common Stock pursuant to an Award.

17.20

“Optionee” means an individual or estate who holds an Option.

17.21

“Participant” means an individual or estate who holds an Award.

17.22

“Performance Criteria” shall mean a specified percentage or quantitative level in one or more of the following performance measures:

(a)

the Company’s shareholder return as compared to any designated industry or other comparator group;

(b)

the trading price of the Company’s common stock;

(c)

the results of operations, such as sales, earnings, net income (before or after taxes), cash flow, return on assets, same-store sales, economic profit, or return on investment (including return on equity, return on capital employed, or return on assets);

(d)

earnings before or after taxes, interest, depreciation and/or amortization, and including /excluding capital gains and losses;

(e)

other financial results, such as profit margins, operational efficiency, expense reduction, or asset management goals; and

(f)

the internal or external market share of a product or line of products.

Each of the foregoing performance measures may be based on the performance of the Company generally, in the absolute or in relation to its peers, or the performance of a particular Participant, department, business unit, subsidiary, or other segment to which a particular Participant is assigned. The Committee may establish different performance measures and milestones for individual Participants or groups of Participants. For each Participant, each performance measure will be weighted to reflect its relative significance to the Company for the Performance Cycle.

Except as otherwise specified in an individual Award, applicable performance measures shall be adjusted to exclude the following items that occur during a given Performance Cycle:

(i)

Extraordinary, unusual or non-recurring items of gain or loss;

(ii)

Gains or losses on the disposition of a business, a segment of a business, or significant assets outside the ordinary course of business;

(iii)

Changes in tax or accounting standards, principles, regulations or laws;

(iv)

The effect of a merger or acquisition, including all financial results derived therefrom during the period from the merger or acquisition date through the end of the Performance Cycle in which the merger or acquisition occurred;

(v)

Gains or losses due to non-cash adjustments which relate to the valuation of long-term assets rather than current-year performance (including but not necessarily limited to gain or loss recognized for store closures, lease terminations, pension adjustments and mark to market adjustments); and

(vi)

The impact of other similar occurrences outside of the Company’s core, on-going business activities (including but not necessarily limited to litigation or tax reserves, financing activities, foreign exchange rate fluctuations and restructuring charges).

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In all other respects, performance measures comprising Performance Criteria for an Award shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles (GAAP), or under a non-GAAP methodology established by the Committee prior to the issuance of an Award. The method of calculating performance measurements shall be consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report.

17.23

“Performance Cycle” means a predetermined period of time, not less than one year, over which Performance Criteria will be measured with respect to an Award.

17.24

“Performance Share Unit” means a bookkeeping entry representing the equivalent of one (1) share of Common Stock, as granted under the Plan pursuant to an Award.

17.25

“Performance Share Unit Agreement” means the written agreement between the Company and the recipient of a Performance Share Unit that contains the terms, conditions and restrictions pertaining to such Performance Share Unit.

17.26

“Plan” means this Nordstrom, Inc. 2010 Equity Incentive Plan, as amended from time to time.

17.27

“Prior Plan” means the Nordstrom 2004 Equity Incentive Plan, as subsequently amended in 2007 and 2008.

17.28

“Qualifying Termination” means (a) the Participant’s employment is involuntarily terminated by the Company (or the Parent or Subsidiary employing the Participant) without Cause, or (b) the Participant terminates employment from the Company (or the Parent or Subsidiary employing the Participant) for Good Reason. The twelve-month period will be extended by one (1) additional month if the thirty-day cure period in Section 17.15 is triggered in the eleventh or twelfth month following a Change in Control. It is intended that any Qualifying Termination shall be an “involuntary Separation from Service,” as that term is defined in Treasury Regulation Section 1.409A-1(n).

17.29

“Restricted Share” means a share of Common Stock granted under Article 9 pursuant to an Award, with such restrictions as set forth in the applicable Restricted Share Agreement.

17.30

“Restricted Stock Unit” means a right granted under Article 10 to receive Common Stock or cash at the end of a specified deferral period pursuant to an Award, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain performance goals).

17.31

“Restricted Share Agreement” means the written agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

17.32

“Restricted Stock Unit Agreement” means the written agreement between the Company and the recipient of a Restricted Stock Unit that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.

17.33

“Retirement” means Participant’s termination from Service on or after his or her Retirement Date.

17.34

“Retirement Date” shall have the meaning as set forth in a particular Award Agreement.

17.35

“SAR” means a stock appreciation right granted under Article 7 of the Plan pursuant to an Award.

17.36

“SAR Agreement” means the written agreement between the Company and a Participant that contains the terms, conditions and restrictions pertaining to his or her SAR.

17.37

“Service” means service as an Employee or Nonemployee Director.

17.38

“Stock Option Agreement” means the written agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

17.39

“Subcommittee” means a separate committee established by and consisting of members of the Committee.

17.40

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

17.41

“Unrestricted Share” means a share of Common Stock granted under Article 8 of the Plan pursuant to an Award.

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Appendix B  Reconciliation of GAAP and Non-GAAP Financial Measures

Return on Invested Capital (“ROIC”)

We define ROIC as follows:

We believe that ROIC is a useful financial measure for investors in evaluating our operating performance. When analyzed in conjunction with our net earnings and total assets and compared with return on assets (net earnings divided by average total assets), it provides investors with a useful tool to evaluate our ongoing operations and our management of assets from period to period. ROIC is one of our key financial metrics, and we also incorporate it into our executive incentive measures. We believe that overall performance as measured by ROIC correlates directly to shareholders’ return over the long term. ROIC is not a measure of financial performance under GAAP, should not be considered a substitute for return on assets, net earnings or total assets as determined in accordance with GAAP and may not be comparable with similarly titled measures reported by other companies. The closest measure calculated using GAAP amounts is return on assets, which was 8.9% for the 12 fiscal months ended February 2, 2013.

The following is a comparison of return on assets to ROIC for the 12 fiscal months ended February 2, 2013:

($ in millions)	12 fiscal months ended February 2, 2013
Net earnings	$735
Add: income tax expense	450
Add: interest expense	162
Earnings before interest and income tax expense	1,347
Add: rent expense	105
Less: estimated depreciation on capitalized operating leases(a)	(56)
Net operating profit	1,396
Estimated income tax expense(b)	(530)
Net operating profit after tax	$866
Average total assets(c)	$8,274
Less: average non–interest–bearing current liabilities(d)	(2,262)
Less: average deferred property incentives(c)	(494)
Add: average estimated asset base of capitalized
operating leases(e)	724
Average invested capital	$6,242
Return on assets	8.9%
ROIC	13.9%

(a)

Capitalized operating leases is our best estimate of the asset base we would record for our leases that are classified as operating if they had met the criteria for a capital lease, or we purchased the property. Asset base is calculated as described in footnote (e) below.

(b)

Based upon our effective tax rate multiplied by the net operating profit for the 12 fiscal months ended February 2, 2013.

(c)

Based upon the trailing 12-month average.

(d)

Based upon the trailing 12-month average for accounts payable, accrued salaries, wages and related benefits, and other current liabilities.

(e)

Based upon the trailing 12-month average of the monthly asset base, which is calculated as the trailing 12-months rent expense multiplied by eight. The multiple of eight times rent expense is a commonly used method of estimating the asset base we would record for our capitalized operating leases described in footnote (a).

NORDSTROM, INC. – 2013 Proxy Statement   B-1

NORDSTROM

NORDSTROM, INC.
C/O SECRETARY
1700 7TH AVENUE
SEATTLE, WA 98101

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The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
1a. Phyllis J. Campbell	☐	☐	☐
1b. Michelle M. Ebanks	☐	☐	☐
1c. Enrique Hernandez, Jr.	☐	☐	☐
1d. Robert G. Miller	☐	☐	☐
1e. Blake W. Nordstrom	☐	☐	☐
1f. Erik B. Nordstrom	☐	☐	☐
1g. Peter E. Nordstrom	☐	☐	☐
1h. Philip G. Satre	☐	☐	☐
1i. B. Kevin Turner	☐	☐	☐
1j. Robert D. Walter	☐	☐	☐
1k. Alison A. Winter	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐
3 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.	☐	☐	☐
4 APPROVAL OF AN AMENDMENT TO THE NORDSTROM, INC. 2010 EQUITY INCENTIVE PLAN.	☐	☐	☐

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000170134_1 R1.0.0.51160

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS NORDSTROM, INC. 1617 SIXTH AVENUE, SEATTLE, WASHINGTON 98101-1707

The Shareholder(s) of Nordstrom, Inc. named on this proxy card hereby appoints Blake W. Nordstrom and Robert B. Sari, or either of them, each with full power of substitution, as Proxy Holders to vote all shares of stock of the Shareholder entitled to vote at the Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 14, 2013, at 11:00 a.m., Pacific Daylight Time, at the John W. Nordstrom Room, Downtown Seattle Nordstrom, 617 Sixth Avenue, 5th Floor, Seattle, Washington 98101-1707, and any adjournment or postponement thereof, with all power the Shareholder would possess if personally present. The Proxy Holders will vote as directed by the Shareholder for the proposals to be presented at the meeting. Unless revoked or otherwise directed, the Proxy Holders will vote FOR proposals 1, 2, 3 and 4. If any additional proposals are properly presented at the meeting and any adjournment thereof, the Proxy Holders will vote on such additional proposals in accordance with their discretion.

Notwithstanding the above, if there are shares allocated to the Shareholder's account in the Nordstrom 401(k) Plan & Profit Sharing (the "Plan"), the Shareholder hereby directs the Nordstrom, Inc. Retirement Committee (the "Retirement Committee") to confidentially vote all shares as indicated by the Shareholder on the reverse side of this proxy card. If this proxy card is signed and returned without specific instructions for voting, the shares will be voted by the Retirement Committee as provided in the paragraph above. If the Shareholder's vote of shares held through the Plan is not received by 11:59 p.m. Eastern Daylight Time on May 9, 2013, then the Retirement Committee will vote those shares in the same proportion as Plan shares that have been voted.

Your telephone or Internet vote authorizes the Proxy Holders and/or the Retirement Committee to vote the shares in the same manner as if you marked, signed and returned this proxy card.

Continued and to be signed on reverse side

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